UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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LIBBEY INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT AND NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
Tuesday, May 10, 2016
2 p.m., local time
P.O. Box 10060
300 Madison Avenue
Toledo, Ohio 43699-0060
The Annual Meeting of shareholders of Libbey Inc. (“Libbey” or the “Company”) will be held on Tuesday, May 10, 2016, at 2 p.m., eastern daylight savings time, at the Libbey Corporate Showroom located at 335 North St. Clair Street, Toledo, Ohio.
At the meeting, shareholders will:

•	elect three directors, each for a term of three years;

•	vote, on an advisory and non-binding basis, to approve the pay of our named executives;

•	vote to approve the Libbey Inc. 2016 Omnibus Incentive Plan;

•	vote to ratify the appointment of Deloitte & Touche LLP as Libbey’s independent auditors for our fiscal year ending December 31, 2016; and

•	transact such other business as properly may come before the meeting.
You are entitled to vote at the meeting if you were an owner of record of Libbey Inc. common stock at the close of business on March 11, 2016. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.
We have elected to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to shareholders on the internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials to shareholders of record at the close of business on March 11, 2016. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the Securities and Exchange Commission. We believe furnishing proxy materials to our shareholders on the internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery of our proxy materials and reducing the environmental impact of the Annual Meeting.
Whether or not you plan to attend the meeting, we hope you will vote as soon as possible.
By Order of the Board of Directors,
Susan A. Kovach
Secretary

March 29, 2016
Toledo, Ohio

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

You can vote in one of four ways:
To vote VIA THE INTERNET, visit the website listed on your proxy card, notice document or email that you received
To vote BY TELEPHONE, call the telephone number on your proxy card, notice document or email that you received
If you received printed copies of the proxy materials by mail, you received a proxy card and may vote BY MAIL by signing, dating and returning your proxy card in the envelope provided
Attend the meeting IN PERSON

PROXY STATEMENT SUMMARY

 PROXY STATEMENT SUMMARY
Meeting Details

When:	Tuesday, May 10, 2016 at 2 p.m., local time

Where:	Libbey Corporate Showroom 335 North St. Clair Street Toledo, Ohio 43604
Voting Proposals and Board Recommendations

Proposal:	Voting Options	Board Recommendation
No. 1 — Election of Directors: Election of Carlos V. Duno, Ginger M. Jones and Eileen A. Mallesch to serve as Class II directors.	For, Withhold (as to any nominee) or Abstain	FOR each of Mr. Duno, Ms. Jones and Ms. Mallesch

No. 2 — Advisory Say-on-Pay:
RESOLVED, that the stockholders of the Company approve, on an advisory and non-binding basis, the compensation of the Company’s named executives, as disclosed in the proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, pursuant to Item 402 of Regulation S-K.
	For, Against or Abstain	FOR

No. 3 — Approval of Libbey Inc. 2016 Omnibus Incentive Plan: Approval of the Libbey Inc. 2016 Omnibus Incentive Plan.	For, Against or Abstain	FOR

No. 4 — Ratification of Independent Auditor: Ratification of the appointment of Deloitte & Touche LLP as Libbey’s independent auditors for the 2016 fiscal year.	For, Against or Abstain	FOR
Governance Highlights
Management and Board Leadership. In connection with Stephanie A. Streeter's departure from the Company on January 11, 2016, the Board reevaluated its leadership structure and appointed William A. Foley (a member of our Board since 1994 and our Independent Chairman of the Board since 2011) as Chairman and Chief Executive Officer and appointed John C. Orr (a member of our Board since 2008) to the newly created role of Lead Independent Director.
Director Independence and Diversity. In January 2016, we decreased the size of our Board from nine to eight after Stephanie A. Streeter resigned as Chief Executive Officer and a member of the Board. Of our eight current directors, seven are independent as defined in the NYSE MKT Company Guide. In February 2016, Peter C. McC. Howell notified the Board that he will not seek reelection at the May 10, 2016 Annual Meeting of shareholders. Our Board has nominated Eileen A. Mallesch to stand for election at the May 10, 2016 Annual Meeting of shareholders. Our Board thoughtfully and deliberately reviews its membership in an effort to maintain a diverse but balanced mix of viewpoints, experience, tenures and skills. Upon Ms. Mallesch's election to the Board, four of our eight directors will have tenures of less than eight years and four of our directors will be women. In addition, two of our directors are minorities.
2015 Executive Pay Aligns with Shareholder Interests
Financial and operational highlights.

•	2015 net sales were $822.3 million, a decrease of 3.5% year-over-year, or an increase of 1.7% excluding currency fluctuation

•	2015 adjusted EBITDA margin (calculated as shown in Appendix A) was 14.1%, down from 14.5% in 2014

(i)

PROXY STATEMENT SUMMARY

•	Our stock price decreased from $31.44 on December 31, 2014 to $21.32 on December 31, 2015, reflecting annual total shareholder return (TSR) of (31)%, as shown in the chart below.

Company / Index	Base Period Dec 2010	Indexed Returns Years Ending
		Dec 2011	Dec 2012	Dec 2013	Dec 2014	Dec 2015
Libbey Inc.	100	82.35	125.08	135.75	203.23	139.71
Russell 2000 Index	100	95.82	111.49	154.78	162.35	155.18
Peer Group	100	92.69	122.92	173.45	175.44	171.83
See “Proxy Statement -- Compensation-Related Matters -- How does Libbey determine the forms and amounts of pay?” below for information regarding the peer group referred to in the above graph and table.

•
With respect to our 2015 Senior Management Incentive Plan, we did not achieve the threshold levels of adjusted EBIT or working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales, nor did we achieve the target level of revenue growth (net sales). We also fell short of target with respect to both performance components of our 2013 LTIP: adjusted EBITDA margin and net debt to adjusted EBITDA ratio. Adjusted EBIT, working capital as a percentage of net sales, adjusted EBITDA and net debt are calculated as shown in Appendix A.

While these results were below expectations, we had several important achievements during 2015. For example:

•	Foodservice sales grew 5.8% year-over-year, or 8.0% when excluding the impact of currency, and we have achieved eleven consecutive quarters of volume growth in the foodservice channel;

•	We returned over 50% of our free cash flow to our shareholders.

◦	Through our 10b5-1 share repurchase plan adopted in December 2014, we repurchased 412,473 shares in the open market for $15.3 million; and

◦	We reinstated a quarterly dividend of $0.11 per share, which we recently increased by 5%. This increase will result in total annual dividends of $0.46 per share, the largest in our history.

•
In January 2015, we announced our Own the Moment multi-year strategy, which guides us to become a faster moving, customer-focused company, aiming to grow with improved margins and greater free cash flow;

•
We unveiled new glassware being manufactured at our Shreveport, Louisiana, facility under the Libbey Signature™ and Masters Reserve® brand names. This new collection, examples of which are shown on the cover of this proxy statement, uses our proprietary ClearFire™ glass formula, which represents the culmination of over two years of

(ii)

PROXY STATEMENT SUMMARY

research and development. We introduced Libbey Signature™ product to U.S. retail end-markets in the third quarter of 2015, and the Masters Reserve® product to U.S. foodservice markets in the fourth quarter; and

•	We invested in recruiting strong talent in a number of critical roles throughout the organization, adding and augmenting capabilities in sales, marketing, supply chain and operations.
Executive pay highlights. The Compensation Committee generally targets pay opportunities for our executives at or near the median of our peer group, with variances from the median depending on an evaluation of relevant factors, including experience, time in position, individual performance, anticipated ability to positively affect our performance and what is needed to attract the best talent for key positions, particularly when the Company recruits from much larger companies. The executive pay study commissioned by the Committee in the fall of 2014 disclosed that base salaries and annual and long-term incentive opportunities for most positions were generally within a reasonable range of the median, but that Ms. Buck's total compensation and Ms. Streeter's target long-term incentive opportunity were below market.
Accordingly, in February 2015, the Committee approved increases in Ms. Buck's target long-term incentive opportunity and Ms. Streeter's long-term incentive opportunity effective January 1, 2015, and approved an increase in Ms. Buck's base salary effective April 1, 2015.
Mr. Miñarro was promoted to the position of Vice President, General Manager, U.S. and Canada effective April 1, 2015. In connection with his promotion, Mr. Miñarro's base salary and short-term incentive opportunity were increased effective April 1, 2015. With respect to the remaining named executives (other than Mr. White, who joined us in July 2015), no adjustments were made to target incentive opportunities for 2015. Base salaries for the respective named executives (other than Mr. White) were increased, effective April 1, 2015, by between 3.0% and 12.4%, depending on the executive and the factors cited above.

Named Executive	Increase in Annual Base Salary (%)	2014 SMIP Target Opportunity (%)	2015 SMIP Target Opportunity (%)	2014 LTIP Target Opportunity (%)	2015 LTIP Target Opportunity (%)
Stephanie A. Streeter Chief Executive Officer	3.0	100	100	250	300
Sherry Buck VP, Chief Financial Officer	11.8	65	70	140	140
Anthony W. Gardner, Jr. VP, Chief Commercial Officer	7.1	55	55	100	100
Salvador Miñarro Villalobos VP, GM, US and Canada	12.4	55	60	100	120
James H. White VP, Chief Operating Officer	N/A	N/A	75	N/A	150
In June 2015, the Committee approved an additional increase to Mr. Gardner's base salary and SMIP target opportunity in recognition of his contributions to, and potential to positively impact execution of, our Own the Moment strategy. Mr. Gardner's base salary was increased from $375,000 per year to $415,000 per year, and his SMIP target opportunity was increased from 55% to 60%. These increases were effective July 1, 2015.
When we hired Mr. White to the newly-created position of Vice President, Chief Operating Officer in July 2015, the Committee approved an initial base salary of $525,000.
The final decisions with respect to our 2015 executive pay program were made in February 2016, when the Committee assessed our performance under our 2015 SMIP and the performance cash component of our 2013 LTIP. For all of the named executives, payouts under the 2015 SMIP were dependent on company-wide performance. While the terms of the SMIP allow potential modification (up or down) to each named executive's payout by as much as 25% of the amount earned, depending on individual performance against goals, Mr. Foley recommended to the Committee, and the Committee concurred, that in light of the Company's overall performance in 2015, the payout amounts earned by each named executive should not be modified, despite any extraordinary individual performance.
The applicable performance measures, the results and the resulting payout percentages (determined applying the payout scales described on page 41 below) for the named executives are described below.

(iii)

PROXY STATEMENT SUMMARY

2015 SMIP. The extent to which we achieved targeted company-wide revenue growth (net sales) represented 33% of the named executives' respective target SMIP opportunities; the extent to which we achieved company-wide adjusted EBIT represented 34% of their target opportunities; and the extent to which we achieved company-wide working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales represented the remaining 33% of their target opportunities. In 2015, we achieved company-wide net sales (calculated using budgeted exchange rates) of $844.6 million, representing 96.5% of targeted net sales, resulting in an unmodified payout percentage equal to 67% of the target opportunity for that measure. We achieved only $77.0 million of adjusted EBIT (calculated using budgeted exchange rates), or 86.5% of target, and our working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales (in each case calculated using budgeted exchange rates) was 25.3%, compared to a target of 21.4%. Because our performance for each of these measures was below the threshold level of performance, no payout was earned with respect to either measure. Since no adjustments were made based on individual performance, each named executive was paid an award equal to 22.1% of target.

2013 LTIP Performance Cash. In February 2016, our Compensation Committee also reviewed our performance under the performance cash component of the 2013 LTIP, which covered the three-year performance cycle ended December 31, 2015. Payouts for all of the named executives were determined based 50% on company-wide average adjusted EBITDA margin over the performance cycle and 50% on the ratio of company-wide year-end net debt to average adjusted EBITDA over the performance cycle. Applying the payout scales described on page 43 below, the Committee determined that the Company's average adjusted EBITDA margin for the three-year performance cycle was 15.0%, or 93.5% of target, and that the Company's net debt to average adjusted EBITDA ratio for the performance cycle was 3.04, or 87.6% of target, resulting in payouts equal to 76.3% of the target opportunities for the respective named executives.
Executive Pay Practices. The table below highlights our current executive pay practices, including practices we have implemented in order to drive performance and practices that we have not implemented because we do not believe they would serve our shareholders’ long-term interests:

What We Do		What We Don't Do
✓
We tie pay to performance by ensuring that a significant portion of executive pay is performance-based and at-risk. We set clear financial goals for corporate performance, and we differentiate based on individual performance against objectives determined early in the year.
		x	We do not provide tax gross-ups except on relocation assistance.
		x	We do not maintain compensation programs that we believe create undue risks for our business.
✓
Periodically, we review market data relative to our peer group of companies, and we utilize tally sheets to ensure that compensation opportunities are consistent with the intent of our Compensation Committee.
		x	We do not provide significant additional benefits to executive officers that differ from those provided to all other U.S. employees.
		x	We do not permit repricing of stock options or SARs, nor do we permit buyouts of underwater stock options or SARs.
✓
We mitigate undue risk by placing substantial emphasis on long-term incentives and utilizing caps on potential payouts under both our annual and long-term incentive plans, clawback provisions in our Omnibus Incentive Plan, reasonable retention strategies, performance targets and appropriate Board and management processes to identify and manage risk.

		x	We do not permit hedging, pledging and engaging in transactions involving derivatives of our stock.
x
Effective with Mr. Foley's January 12, 2016 assumption of the role of Chairman and CEO, we do not have an employment agreement with our CEO, nor is our CEO covered by our Executive Severance Compensation Policy.

✓	Effective December 31, 2015, we terminated all remaining employment agreements with our non-CEO executive officers, aligning their post-employment and change in control benefits.
✓	We have modest post-employment and change in control arrangements that apply to our executive officers, with severance multiples of less than or equal to 2.5X.

(iv)

PROXY STATEMENT SUMMARY

What We Do		What We Don't Do
✓	We utilize "double-trigger" vesting of equity awards and non-equity incentives after a change in control.
✓	We provide only minimal perquisites that we believe have a sound benefit to our business.
✓	We have stock ownership / retention requirements to enhance the alignment of our executives’ interests with those of our shareholders.
✓	Our Compensation Committee retains an external, independent compensation consultant and advisors.

(v)

TABLE OF CONTENTS

(vi)

(vii)

QUESTIONS AND ANSWERS ABOUT THE MEETING

LIBBEY INC.

PROXY STATEMENT
We have sent you this proxy statement because our Board of Directors is asking you to give your proxy (that is, the authority to vote your shares) to our proxy committee so that they may vote your shares on your behalf at our annual meeting of shareholders. The members of the proxy committee are Sherry L. Buck and Susan A. Kovach. They will vote your shares as you instruct.
We will hold the meeting in the Libbey Corporate Showroom located at 335 North St. Clair Street, Toledo, Ohio. The meeting will be held on May 10, 2016, at 2 p.m., eastern daylight savings time. This proxy statement contains information about the matters being voted on and other information that may be helpful to you.
QUESTIONS AND ANSWERS ABOUT THE MEETING

Who may vote?
You may vote if you were a holder of the common stock of Libbey Inc. (which we refer to as we, our, Libbey or the Company) at the close of business on March 11, 2016.
What may I vote on, what are my voting options and how does the Board recommend that I vote?

Proposal:	Voting Options	Board Recommendation

No. 1 — Election of Directors: Election of Carlos V. Duno, Ginger M. Jones and Eileen A. Mallesch to serve as Class II directors	For, Withhold (as to any nominee) or Abstain	FOR each of Mr. Duno, Ms. Jones and Ms. Mallesch

No. 2 — Advisory Say-on-Pay:

RESOLVED, that the stockholders of the Company approve, on an advisory and non-binding basis, the compensation of the Company’s named executives, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, pursuant to Item 402 of Regulation S-K
	For, Against or Abstain	FOR

No. 3 — Approval of the Libbey Inc. 2016 Omnibus Incentive Plan: Approval of the Libbey Inc. 2016 Omnibus Incentive Plan	For, Against or Abstain	FOR

No. 4 — Ratification of Independent Auditor: Ratification of the appointment of Deloitte & Touche LLP as Libbey’s independent auditors for the 2016 fiscal year	For, Against or Abstain	FOR
How do I vote?
Registered Shareholders
If you are a registered shareholder, you may vote in any of the following ways:

QUESTIONS AND ANSWERS ABOUT THE MEETING

Vote by telephone: Call on a touch-tone telephone, toll-free 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m., eastern daylight savings time, on May 9, 2016. Make sure you have your proxy card, notice document or email that you received and follow the simple instructions provided.

Vote over the internet: Go to www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., eastern daylight savings time, on May 9, 2016. Make sure you have available the proxy card, notice document or email that you received and follow the simple instructions provided.

Vote by mail: If you received printed copies of the proxy materials by mail, you may mark, date and sign the enclosed proxy card and return it in the postage-paid envelope that was provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Vote in person at the annual meeting: Bring the proxy card, notice document or email you received and bring other proof of identification and request a ballot at the meeting.
Shares held jointly by two or more registered shareholders may be voted by any joint owner unless we receive written notice from another joint owner denying the authority of the first joint owner to vote those shares.
Shares Held in Street Name
If you hold your shares in street name — in other words, you hold your shares through a broker or other nominee — you will receive from your broker a notice regarding availability of proxy materials that will tell you how to access our proxy materials and provide voting instructions to your broker over the internet. It also will tell you how to request a paper or e-mail copy of our proxy materials. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote, including Proposals 1 through 3.
Shares Held Through 401(k) Plan
If you participate in one of our 401(k) plans, and if you have investments in the Libbey Inc. stock fund and have an e-mail address provided by Libbey for business purposes, you will receive an e-mail message at your Libbey-provided e-mail address containing instructions that you must follow in order for shares in your account to be voted. If you participate in one of our 401(k) plans, have investments in the Libbey Inc. stock fund and do not have an e-mail address provided by Libbey for business purposes, you will receive instructions from the trustee of the applicable 401(k) plan that you must follow in order for shares in your account to be voted.
May I change my vote?
If you are a shareholder of record, you may, at any time before your shares are voted at the annual meeting, change your vote or revoke your proxy by:

•	sending us a proxy card dated later than your last vote;

•	notifying the Secretary of Libbey in writing; or

•	voting at the meeting.
If you hold your shares in street name through a broker or other nominee, you should contact your broker or nominee to determine how to change your vote or revoke your proxy.
How many outstanding shares of Libbey common stock are there?
At the close of business on March 11, 2016, there were 21,828,542 shares of Libbey common stock outstanding. Each share of common stock is entitled to one vote.

QUESTIONS AND ANSWERS ABOUT THE MEETING

How big a vote do the proposals need in order to be adopted?
Provided that a quorum is present either in person or by proxy at the Annual Meeting, Proposals 1 through 4 must receive the required votes set forth below:

Proposal	Required Vote
Proposal 1 — Election of Carlos V. Duno, Ginger M. Jones and Eileen A. Mallesch as Class II directors	Since the election of directors is uncontested, each director must receive the vote of the majority of the votes cast with respect to such director’s election.

Proposal 2 — Advisory Say-on-Pay	The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Proposal 3 — Approval of Libbey Inc. 2016 Omnibus Incentive Plan	The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Proposal 4 — Ratification of Independent Auditors	The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.
What constitutes a quorum?
Under our By-laws, the holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum, permitting business to be transacted at the meeting.
How will votes be counted?
Votes cast in person or by proxy will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. For purposes of determining whether the shareholders have approved a matter, abstentions are not treated as votes cast ‘‘for,’’ ‘‘against’’ or ‘‘withheld,’’ and therefore will have no effect on the outcome of any of Proposals 1 – 4. Additionally, broker non-votes will not be considered as present and entitled to vote with respect to any of Proposals 1 – 3. The common stock outstanding on the record date held by the trustee under Libbey’s 401(k) plans will be voted by the trustee in accordance with instructions from participants in those plans. Votes will not be cast with respect to those shares in the plans for which no instructions are received.
What are broker non-votes?
If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to vote your shares with respect to certain matters, including Proposals 1 – 3, unless you give your broker or nominee specific instructions as to how to vote. Non-voted shares on non-routine matters are called broker non-votes. They will not be counted in determining the number of shares necessary for approval but will be counted in determining whether there is a quorum.
How will voting be conducted on other matters raised at the meeting?
The proxy committee will vote on other matters that properly come before the meeting in accordance with the Board’s recommendation or, if no recommendation is given, in the discretion of the proxy committee.
When must shareholder proposals be submitted for the 2017 Annual Meeting?
A shareholder desiring to submit a proposal for inclusion in our Proxy Statement for our Annual Meeting to be held in 2017 must deliver the proposal so that we receive it no later than November 29, 2016. Any proposal submitted outside the processes of Rule 14a-8 under the Exchange Act will be considered untimely if submitted after February 12, 2017. A shareholder desiring to nominate one or more directors for election at our 2017 Annual Meeting must deliver the written nomination no earlier than January 10, 2017, and no later than February 9, 2017. All such proposals must be addressed to Susan A. Kovach, Vice President, General Counsel and Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

PROPOSALS

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board of Directors, which currently has eight directors, is divided into three classes. The term of office for members of Class II of the Board of Directors will expire on the date of the Annual Meeting in 2016. In February 2016, Peter C. McC. Howell notified the Board that he would not stand for reelection. Upon the recommendation of the Nominating and Governance Committee of the Board, the Board has determined that Eileen A. Mallesch possesses the desired knowledge and experience to serve on the Board. Accordingly, the Board has nominated Ms. Mallesch, as well as Carlos V. Duno and Ginger M. Jones, for election to Class II. Upon the retirement of Mr. Howell and the addition of Ms. Mallesch, our Board of Directors will have eight directors, with each of Classes II and III having three directors and Class I having two directors.
Those persons who are elected to Class II as directors at the 2016 Annual Meeting will hold office until their terms expire on the date of the 2019 Annual Meeting or until the election and qualification of their successors. The terms of office of the members of Class III and Class I of the Board of Directors will expire on the date of the Annual Meeting in 2017 and 2018, respectively. Information regarding Mr. Duno, Ms. Jones and Ms. Mallesch is set forth below under ‘‘Libbey Corporate Governance — Who are the members of our Board of Directors?’’
Only Mr. Duno, Ms. Jones and Ms. Mallesch will be nominated for election as directors at the Annual Meeting. Each has consented to being named in this proxy statement and to serve if elected, and we expect each to be available to serve. If any of them becomes unavailable to serve prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced.
Shares represented by proxies will be voted for the election of these three nominees unless authority to vote for any or all of these nominees is withheld. A shareholder entitled to vote for the election of directors may withhold authority to vote for any or all of the nominees.
The Board of Directors recommends a vote FOR
each of Mr. Duno, Ms. Jones and Ms. Mallesch.

PROPOSAL 2 — ADVISORY SAY-ON-PAY VOTE
We are providing shareholders the opportunity to cast a non-binding, advisory vote with respect to the following resolution:
RESOLVED, that the shareholders of the Company approve, on an advisory and non-binding basis, the compensation of the Company’s named executives, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, pursuant to Item 402 of Regulation S-K.
Our 2015 executive pay program, which is discussed below under ‘‘Compensation-Related Matters — Compensation Discussion and Analysis’’ and related tables and narrative, contemplates the delivery of executive pay that is performance-based and market-driven, as demonstrated in the table below:

Pay Objective		Supportive Components of 2015 Pay Program
Support our business strategy; drive long-term performance and shareholder value	•	Annual and long-term incentive plan performance measures focused on growing our business profitably, improving working capital efficiency and improving our return on invested capital (ROIC)
	•	Individual objectives heavily focused on development and execution of our Own the Moment strategy

PROPOSALS

Pay Objective		Supportive Components of 2015 Pay Program
Align interests of executives and shareholders	•	Annual and long-term incentive plans that are performance-based
	•	For named executives, 60% to 80% of target pay opportunities are “at risk”
	•	Growth in our stock price is required in order to deliver any value to named executives pursuant to non-qualified stock options, which we refer to as NQSOs, and SARs
	•	RSUs directly align interests of executives and shareholders
	•	Stock ownership / retention guidelines designed to require our executives to own meaningful amounts of our stock

Attract and retain highly-talented and experienced senior executives who are key to implementing our strategy and achieving future success	•	Market-driven total pay package
	•	NQSO and RSU grants that vest ratably over four years, and special "new hire" awards to attract top talent

Align executive pay program with corporate governance best practices	•
Limited perquisites (tax return preparation and financial planning, executive health screening program, limited ground transportation and airline club membership), but no tax gross-ups on these perquisites

	•	Limited severance pay arrangements
	•	No tax gross-ups except on relocation assistance
	•	Stock ownership / retention guidelines designed to require executives to own meaningful amounts of our stock
	•	Annual and long-term incentive awards and RSU, SAR and NQSO awards are subject to clawback
We believe that our 2015 executive pay program linked directly to our Own the Moment strategy. The quantitative performance metrics under both our 2015 SMIP and the performance cash component of our 2015 LTIP were directly tied to revenue growth, improved profitability and reduced financial leverage, all of which are critical to our Own the Moment strategy.
Additionally, the reduced payouts under our 2015 SMIP (at only 22.1% of target) and the performance cash component of our 2013 LTIP (at only 76.3% of target) are a direct reflection of our financial performance.
Because your vote is advisory, it will not be binding on Libbey, our Compensation Committee or our Board of Directors. However, we value the opinions of our shareholders, and our Compensation Committee and Board will carefully consider the outcome of this vote.
The Board of Directors recommends a vote FOR
the approval, on an advisory basis, of the resolution.

PROPOSALS

PROPOSAL 3 — APPROVAL OF LIBBEY INC. 2016 OMNIBUS INCENTIVE PLAN

Why is Libbey submitting the 2016 Omnibus Plan for shareholder approval?
We currently provide equity-based compensation under the terms of our Amended and Restated Libbey Inc. 2006 Omnibus Incentive Plan (the "2006 Omnibus Incentive Plan"), which was approved by the shareholders at the 2010 Annual Meeting of shareholders. As of March 11, 2016, only 195,242 shares remained available for grant under our 2006 Omnibus Incentive Plan, with 1,315,851 shares subject to outstanding awards under it. We are submitting the Libbey Inc. 2016 Omnibus Incentive Plan (the "2016 Omnibus Plan") to our shareholders for approval in order to ensure that we have a sufficient number of shares available for issuance in the form of stock awards and stock options in the future to fulfill the purpose of the plan as described below.
What is the purpose of the 2016 Omnibus Plan?
The purpose of the 2016 Omnibus Plan is to enable the Compensation Committee of our Board of Directors to make Awards to attract and retain our employees and non-employee directors, to further align their interests with those of our shareholders and to closely link executive compensation with our performance.
What are the key features of the 2016 Omnibus Plan?
A copy of the 2016 Omnibus Plan is attached to this proxy statement as Appendix B. The key features are summarized in the table below.

Key Features of the 2016 Omnibus Plan
Plan Administrator	Compensation Committee
Award Types
Stock options (both nonqualified and incentive stock options), stock appreciation rights, which we refer to as SARs, restricted stock, restricted stock units, which we refer to as RSUs, performance shares, performance units, cash based awards and other stock-based awards. We refer to grants of options, SARs, restricted stock, RSUs, performance shares, performance units, cash-based awards and other stock-based awards collectively as Awards

Effective Date	May 10, 2016, if approved by our shareholders
Plan Term	10 years from the Effective Date
Eligible Participants	Employees of the Company and its affiliates (approximately 6,500) and non-employee members of the Board of Directors
Total Shares Authorized/ Available	1,200,000
Individual Share Limits
•   The maximum aggregate number of shares subject to Awards made to non-employee directors is 150,000, and the maximum aggregate number of shares subject to Awards to any one non-employee director in any calendar year is 20,000
•   The maximum aggregate number of shares subject to stock options or SARS granted to any one participant in any calendar year is 500,000
•   The maximum aggregate grant of Awards of restricted stock, RSUs, performance units or performance shares to any one participant in any calendar year is 500,000 shares (or, in the case of performance units, the value of 500,000 shares determined as of the date of payment)

PROPOSALS

Key Features of the 2016 Omnibus Plan
• The maximum aggregate amount of any cash-based or other stock-based Award made to any one participant in any calendar year is $5,000,000 or 500,000 shares, as determined on the date of payment
Stock Option Exercise Period	Determined by the Compensation Committee, but no more than 10 years from the date of grant
Stock Option Exercise Price	Equal to or greater than the fair market value on the date of grant, defined generally as the closing stock price on the date of grant

The 2016 Omnibus Plan incorporates the following best practices:

No repricing or exchanging stock options or SARs without shareholder approval	The 2016 Omnibus Plan prohibits stock option repricing and the exchange for cash of underwater sock options.
No discounted stock options or SARs, except in the case of mergers and acquisitions to maintain existing structure of awards	The 2016 Omnibus Plan prohibits discounted stock options except for those issued in substitution of outstanding awards in the context of mergers and acquisitions.
No reloads	The 2016 Omnibus Plan prohibits the automatic reload of stock options.
No liberal share counting
Under the 2016 Omnibus Plan, the following constitute delivered shares, will not be available for future Awards under the 2016 Omnibus Plan and will continue to be counted as outstanding for purposes of determining whether award limits have been reached:

•     shares that are withheld from an Award or separately surrendered by the participant in payment of the exercise or purchase price or in payment of taxes relating to the Award; and
•     shares that are not issued or delivered as a result of the net settlement of an outstanding stock option or SAR.

Minimum 1-year vesting period
Except with respect to a maximum of 5% of the shares authorized for issuance under the 2016 Omnibus Plan, full-value awards that vest based on continued employment may vest no more rapidly than annual pro rata vesting over a three-year period, with the first vesting date occurring no earlier than the first anniversary of the date on which the awards are approved, and any full-value awards that vest based on attainment of performance goals must provide for a performance period of at least 12 months. Awards of stock options and SARs that vest on the basis of continued employment may vest no earlier than the first anniversary of the date on which the awards are approved.

Double trigger change in control vesting
If replacement awards are granted to participants in connection with a change in control, vesting of the stock options and/or SARs that they replace and that vest based on continued service generally will not be accelerated solely as a result of the change in control. Awards that are based on achievement of performance measures generally will be prorated as of the date of the change in control and deemed earned if and to the extent the performance measures actually are met as of that date unless the extent to which the performance measures actually are achieved as of that date cannot reasonably be determined by the Compensation Committee. In that case, the awards will be prorated and deemed earned at target.

Administered by an independent committee	Each member of the Compensation Committee is "independent," as defined under NYSE MKT exchange rules, and each is an "outside director," as defined in 26 CFR §1.162-27.

PROPOSALS

No dividend equivalents on stock options and SARs, and dividend equivalents on performance share and performance units only to the extent they are actually earned
No dividend equivalents may be granted on awards of options and SARs. Dividend equivalents may be granted on awards of performance shares and performance units, but they will be held in escrow or deemed reinvested in additional performance shares or performance units until the performance measures are achieved and will be paid only to the extent the underlying performance shares or performance units actually are earned.

Awards subject to clawback/ forfeiture
Awards under the 2016 Omnibus Plan are subject to forfeiture and clawback under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and under any clawback policy that we may have in place at any time.

How did the Compensation Committee and the Board determine the size of the desired share authorization?
In determining the share authorization for the 2016 Omnibus Incentive Plan, the Compensation Committee and our Board reviewed our current and proposed equity dilution from equity plans (as set forth below), our historical use of equity awards, including our run rate (as set forth below), and projections regarding possible future equity grants assuming that our shareholders approve the 2016 Omnibus Plan and that the types of awards we grant in the future are consistent with our past practice. Based on those assumptions, the Compensation Committee and our Board determined that it would be in the Company's best interests to seek approval of a share authorization that is likely to last approximately five years. Consequently, the Compensation Committee and the Board determined that a share authorization of 1,200,000 shares would best enable the Company to accomplish its objectives.

As of March 11, 2016, we had 21,828,542 authorized, issued and outstanding shares of our common stock. The following table sets forth, as of March 11, 2016, the number of shares authorized for future issuance under the 2006 Omnibus Incentive Plan and the 2016 Omnibus Plan, along with the equity dilution represented by the shares available for future awards as a percentage of the common shares outstanding on March 11, 2016:

	Total Shares Available	Equity Dilution: Percent of Basic Common Shares Outstanding
Remaining shares authorized for future awards under the 2006 Omnibus Incentive Plan	195,242	0.89%
Requested shares available under 2016 Omnibus Plan	1,200,000	5.5%
Total shares authorized for future awards after approval of 2016 Omnibus Plan	1,395,242	6.4%

The equity overhang, or the percentage of outstanding shares represented by all outstanding stock options, SARs (excluding SARs that will be settled in cash) and RSUs plus those available for future awards pursuant to the 2016 Omnibus Plan and the 2006 Omnibus Incentive Plan, was 12.4%.

Actual future equity dilution will be impacted by the following factors:

•	The number and type of awards that actually are granted under the 2016 Omnibus Plan;

•	To the extent that awards of performance shares or performance units are granted in the future, the number of performance shares or performance units that actually are earned or paid out; and

•	The extent to which the Company conducts share buybacks, which mitigate equity dilution.

PROPOSALS

The following table sets forth information regarding outstanding stock options and RSUs (excluding RSUs that will be settled in cash) as of December 31, 2015:

Outstanding Awards as of December 31, 2015(1)
Stock Options				Non-Vested RSUs
Range of Exercise Prices	# Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Life
$1.01 -- $1.07	14,559	$1.04	3.14
$10.13 -- $19.02	364,089	$16.34	6.00
$21.53 -- $29.50	182,428	$23.82	8.25
$37.23 -- $38.06	95,595	$37.92	9.24
Total	656,671
				315,434

(1)
As of March 11, 2016, the number of securities to be issued upon exercise of outstanding stock options granted under our 2006 Omnibus Incentive Plan was 876,093, as to which the weighted average exercise price was $19.69 and the weighted average life was 7.4 years. As of March 11, 2016, there were 431,183 non-vested RSUs outstanding.

The run rate is generally calculated as all stock options and RSUs granted in a fiscal year divided by the number of basic common shares outstanding at the end of that fiscal year. The following table sets forth information regarding awards of stock options and RSUs granted, the run rate for each of the last three fiscal years, and the average run rate over the last three years:

Run Rate(1)
	FY 2015	FY 2014	FY 2013	3-Year Average
(A) Stock options granted	108,297	233,054	203,825	181,725
(B) RSUs granted	219,010	123,782	131,555	158,116
(C) Weighted average basic common shares outstanding for fiscal year	21,816,935	21,716,288	21,216,780	21,583,334
Run Rate [(A)+(B))/(C)]	1.5%	1.6%	1.6%	1.6%

(1)	Excludes awards of RSUs and SARs that call for settlement only in cash.
What shares of common stock are available for Awards under the 2016 Omnibus Plan?
The shares of our common stock available under the 2016 Omnibus Plan may be either previously authorized and unissued shares or treasury shares.
What are the principal terms of the 2016 Omnibus Plan?
Administration. The 2016 Omnibus Plan is generally administered by the Compensation Committee of our Board, or any subcommittee thereof, although the full Board of Directors may function as the Compensation Committee. The Committee is authorized to determine (a) the individuals, who we refer to as Participants, who will receive Awards, (b) when they will receive Awards, (c) the number of shares to be subject to each Award, (d) the price of the Awards granted, (e) payment terms, (f) payment method and (g) the expiration date applicable to each Award. The Committee is also authorized to accelerate the vesting of Awards and to adopt, amend and rescind rules relating to the administration of the 2016 Omnibus Plan. From time to time the Committee may delegate its authority to grant or amend awards to Libbey’s officers, but the delegation must set forth the total number of Awards the officer may grant, and the officer must report periodically to the Committee regarding the nature and scope of the Awards granted. The Committee may not, however, delegate to senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, authority to grant to, or to amend awards previously granted to, any individual who is subject to Section 162(m) of the Code.

PROPOSALS

Amendment and Termination. The Committee may at any time amend, modify, suspend or terminate the 2016 Omnibus Plan or any Award made under the 2016 Omnibus Plan, but the Committee may not, without shareholder approval except as described above under “Can there be adjustments in the number and kind of shares granted under the 2016 Omnibus Plan?”, (a) reprice, replace or regrant, through cancellation and substitution of another Award, options or SARs, (b) lower the option price or grant price of an option or SAR or (c) exchange for cash underwater options or SARs. If shareholder approval for any amendment to the 2016 Omnibus Plan is required by law, regulation or stock exchange rule, then neither the Committee nor Libbey is authorized to amend the 2016 Omnibus Plan without shareholder approval. However, the Board of Directors may amend the 2016 Omnibus Plan or an Award to comply with law and administrative regulations.

Eligibility. Awards under the 2016 Omnibus Plan may be granted to our employees or employees of any of our present or future subsidiaries, and to any directors who are not our employees. More than one Award may be granted to an employee or to a non-employee director. All salaried employees and non-employee directors are eligible to participate in the 2016 Omnibus Plan, although we generally limit awards to our senior management group of approximately 45 employees and our eight non-employee directors.

Vesting. Except with respect to a maximum of 5% of the shares authorized for issuance under the 2016 Omnibus Plan, and subject to the Compensation Committee's administrative authority described above, any full-value Awards that vest on the basis of the Participant’s continued employment with or service to the Company may vest no more rapidly than annual pro rata vesting over a three-year period, with the first vesting date occurring no earlier than the first anniversary of the date on which such Awards are approved, and any full-value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least 12 months. Awards of SARs and/or stock options that vest on the basis of the Participant’s continued employment with or service to the Company may vest no earlier than the first anniversary of the date on which such Awards are approved.

Awards. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award. The following briefly describes the characteristics of each type of Award that may be made under the 2016 Omnibus Plan.

Stock Options. Stock options granted under the 2016 Omnibus Plan may be either “non-qualified” or “incentive” stock options. Non-qualified stock options are options not intended to receive the favorable tax treatment for participants applicable to incentive stock options under the Code. At the time of grant, the Committee will establish the provisions of each stock option, including:

◦	the exercise price (which cannot be less than fair market value),

◦	whether it is a non-qualified or incentive stock option,

◦	the terms and conditions for exercise of the option; and

◦	the duration of the option, although, except for nonqualified options granted to Participants who are not U.S. residents, no option will be exercisable more than 10 years after the date of grant.

However, there are certain requirements under the Code that apply to incentive stock options, including requirements that incentive stock options: (1) must have an exercise price per share of stock of not less than 100% of the fair market value on the date of grant; (2) may only be granted to employees; and (3) may not have a term longer than ten years after the date of grant. In the case of an incentive stock option granted to an individual who owns, or is deemed to own, at least 10% of the total combined voting power of all classes of our stock, the exercise price must be at least 110% of the fair market value of the stock underlying the subject options on the date of grant, and the incentive stock option must expire no later than the fifth anniversary of the date of its grant.

The exercise price for options, together with any applicable tax required to be withheld, must be paid in full at the time of exercise:

◦	by cash or cash equivalents,

◦	by shares previously owned by the participant valued at fair market value on the date of exercise,

◦	by a broker-assisted cashless exercise procedure,

◦	by a combination of any of the above methods, or

◦	by any other method approved or accepted by the Committee.

Stock Appreciation Rights. SARs granted by the Committee will provide for payments to the holder based upon increases in the price of our common stock over a set base price. Payment for SARs may be made in cash or shares

PROPOSALS

or in a combination of cash and shares, as determined by the Committee at the time of grant. A SAR may be granted either in conjunction with an option or independently. At the time of grant, the Committee will establish the provisions of each SAR, including:

◦	the base price (which cannot be less than fair market value),

◦	the terms and conditions for exercise of the SAR; and

◦	the duration of the SAR, although, except for SARS granted to Participants who are not U.S. residents, no SAR will be exercisable more than 10 years after the date of grant.

Otherwise, the 2016 Omnibus Plan does not impose any restriction on the exercise of SARs or the amount of gain that can be realized. However, the Committee may restrict the shares received upon exercise of a SAR.

Restricted Stock. Restricted stock is the grant of shares that are nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. During the period of restriction, Participants holding shares of restricted stock may have full voting and dividend rights with respect to the shares. The restrictions on the restricted stock will lapse based upon conditions determined by the Committee at the time of grant. The restrictions can be time- or performance-based, including based on the performance criteria described in “Performance Units/ Performance Shares” below.

RSUs. RSUs give the Participant the right to receive shares at some designated time in the future, subject to the satisfaction of conditions determined by the Committee at the time of grant. The conditions can be time- or performance-based, including based on the performance criteria described in “Performance Units/ Performance Shares” below.

Performance Units/ Performance Shares. Performance Units give the Participant the right to receive an amount designated as a “unit” at the end of a specified performance period, provided that specified performance measures are satisfied. Performance Shares give the Participant the right to receive shares or cash based on the value of shares of our common stock at the end of a specified performance period, provided that specified performance measures are satisfied. The performance periods and performance measures are determined by the Committee at the time of grant, but the performance measures are limited to the following performance measures:

◦	Net earnings or net income (before or after taxes);

◦	Earnings per share;

◦	Net sales or revenue growth;

◦	Net operating profit;

◦	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

◦	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

◦	Earnings before or after taxes, interest, depreciation and/or amortization;

◦	Gross or operating margins;

◦	Productivity ratios;

◦	Share price (including, but not limited to, growth measures and total shareholder return);

◦	Expense targets;

◦	Cost reductions or savings;

◦	Performance against operating budget goals;

◦	Margins;

◦	Operating efficiency;

◦	Funds from operations;

◦	Market share;

◦	Customer satisfaction;

◦	Working capital targets; and

◦	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any performance measures may be used to measure, in absolute terms, our performance as a whole or the performance of any of our subsidiaries, affiliates or business units, or any combination of them, as the Committee determines to be appropriate. Alternatively, the performance measures may be used to measure performance as

PROPOSALS

compared to any incremental increase, or as compared to the performance of a group of comparator companies, or to any published or special index that the Committee deems appropriate.

Other Cash Based and Other Stock Based Awards. From time to time, the Committee may grant Awards denominated in cash or other types of equity-based or equity-related awards that are not otherwise described above. Awards may be designed to comply with or take advantage of applicable local laws of jurisdictions other than the U.S. These other Awards will have such terms as the Committee determines at the time and may include payment upon meeting performance goals based on the performance measures described under “Performance Units/Performance Shares” above.

Non-employee Director Awards. The Nominating and Governance Committee of the Board of Directors may establish the amount and types of Awards that may be granted to our non-employee directors on a periodic and nondiscriminatory basis, as well as any additional amounts based upon:

◦	The number of committees of the Board on which a director serves,

◦	Service as chair of a committee of the Board,

◦	Service as Chair of the Board, and

◦	First election or appointment to the Board.

The terms of the Awards shall be set by the Nominating and Governance Committee, but cannot otherwise be inconsistent with the terms of the 2016 Omnibus Plan.

Dividend Equivalents. Dividend equivalents give the participant the right to receive dividends on stock subject to another type of Award, or, if the grant is independent of another Award, on a number of shares set by the Committee at the time of the grant of the dividend equivalent. A dividend equivalent may be payable at the same time dividends are otherwise payable on the shares or at the time the shares subject to a corresponding Award are otherwise deliverable, if later. No dividend equivalents may be granted with respect to Awards of Options or SARs, and dividend equivalents that are granted with respect to performance shares or performance units will be deemed placed in escrow or reinvested in performance shares or performance units until actually earned. Dividend equivalents payable with respect to performance shares or performance units will be paid only to the extent the performance shares or performance units underlying them actually are earned.

Share Counting. Under the 2016 Omnibus Plan, awards that are to be paid in cash pursuant to their terms will not be counted against the shares available for issuance under the Plan. In addition, if an Award is settled in cash, the number of shares of common stock on which the award is based will not count toward any limit on the number of shares that may be awarded to an individual, but will be counted against the annual award limit for cash-based awards.

To the extent an Award granted under the 2016 Omnibus Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the Award, settled in cash or otherwise terminated without delivery of the shares, the shares of common stock retained by or returned to the Company will:

•	not be deemed to have been delivered under the 2016 Omnibus Plan;

•	be available for future Awards under the 2016 Omnibus Plan; and

•	increase the share reserve by one share for each share that is retained by or returned to the Company.

However, the following will constitute delivered shares, will not be available for future Awards under the 2016 Omnibus Plan and will continue to be counted as outstanding for purposes of determining whether award limits have been reached:

◦	shares that are withheld from an Award or separately surrendered by the participant in payment of the exercise or purchase price or in payment of taxes relating to the Award; and

◦	shares that are not issued or delivered as a result of the net settlement of an outstanding stock option or SAR.

Awards that are assumed or substituted for in a merger, consolidation, acquisition of property or stock or reorganization will not be counted against the shares available for issuance under the 2016 Omnibus Plan.
Change in Control. All options and SARs will become fully vested and exercisable, and all other Awards that are not then vested but vest based solely upon continued service to or employment with Libbey, will become vested and payable in

PROPOSALS

full upon the occurrence of a change in control (as defined in the 2016 Omnibus Plan), unless the Participant is provided with a replacement award that relates to a publicly traded security with a value and terms and conditions that are at least equal to the value of the Award being replaced. In connection with any change in control, the Committee, in its sole discretion, may (1) provide for the cancellation or termination of any Award in exchange for a cash payment (or delivery of shares of stock, other securities or a combination of stock or other securities equivalent to the cash payment), or (2) provide that the time period in which a Participant may exercise options or SARs shall be extended, but not beyond the original expiration date.

Miscellaneous Provisions. Generally, no Award granted under the 2016 Omnibus Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Award has been exercised, or the shares underlying the Award have been issued, and all restrictions applicable to the shares have lapsed. The Committee may allow Awards other than incentive stock options to be transferred without value subject to such terms and conditions as the Committee may prescribe.

We may deduct or withhold, or require a Participant to remit, in order to satisfy federal, state and local withholding taxes, domestic or foreign, the maximum amount that U.S. generally accepted accounting principles permit us to deduct or withhold while still qualifying the Awards for equity accounting. A Participant may elect irrevocably to satisfy his or her withholding requirement by having us withhold shares otherwise deliverable under the Award. The number of shares to be withheld must have a fair market value equal to the tax required to be withheld.

The Committee may specify in the Award that a Participant will forfeit the Award, or any previously delivered shares, due to termination for cause or for violation of our material policies or any noncompete, confidentially or other restrictive covenants by which the Participant is bound. The issuance of shares pursuant to an Award will be subject to compliance with all laws, rules and regulations of any governmental agency or securities exchange.

Can there be adjustments in the number and kind of shares granted under the 2016 Omnibus Plan?
In the event of a corporate event or transaction, including merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock split, stock dividend, reverse stock split, split up, spin-off or other distribution of stock or property, combination of shares, exchange of shares or other similar change in capital structure, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 2016 Omnibus Plan, the number and kind of shares subject to Awards and the exercise or grant price of outstanding stock options or SARs.

What are the U.S. Federal income tax consequences of the 2016 Omnibus Plan and Awards made under it?
The tax consequences of the 2016 Omnibus Plan under current U.S. federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the 2016 Omnibus Plan, and is intended for general information only. State and local income taxes, as well as foreign income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options. For U.S. federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the 2016 Omnibus Plan. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income, and we generally will be entitled to a deduction. The amount of income recognized (and the amount deductible by Libbey) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss generally will be taxable as capital gain or loss.

Incentive Stock Options. An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as

PROPOSALS

a long-term capital gain or loss, and we will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income, and any gain over that will be eligible for long- or short-term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. We generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of a SAR. Upon exercise of a SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. Libbey generally will be entitled to a compensation deduction for the same amount that the recipient recognizes as ordinary income.

Restricted Stock. A Participant to whom restricted stock is issued generally will not recognize taxable income upon the issuance of the restricted stock, and we generally will not then be entitled to a deduction, unless the Participant makes an election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse and the shares are no longer subject to a substantial risk of forfeiture, the Participant generally will recognize ordinary income, and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date the restrictions lapse over the purchase price of the shares. If the Participant makes an election under Section 83(b) of the Code, then the Participant generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price for the shares, and we will be entitled to a deduction for the same amount.

Restricted Stock Unit. A Participant will generally not recognize taxable income upon the grant of an RSU. However, when the shares are delivered to the Participant, the value of the shares at that time will be taxable to the Participant as ordinary income. Generally, Libbey will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the Participant.

Performance Unit/ Performance Shares. A Participant who has been granted an Award of performance units or performance stock generally will not recognize taxable income at the time of grant, and Libbey will not be entitled to a deduction at that time. When an Award is paid, whether in cash or shares, the Participant generally will recognize ordinary income, and Libbey will be entitled to a corresponding deduction.

Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” that is established by an independent compensation committee and that is adequately disclosed to, and approved by, shareholders. In particular, Awards of stock options and SARs under the 2016 Omnibus Plan will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the 2016 Omnibus Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Awards of restricted stock, restricted stock units, performance units, performance share and other cash-based or equity-based awards granted under the 2016 Omnibus Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if the Awards are granted or vest upon pre-established objective performance measures based on the performance goals described above under “Performance Units/ Performance Shares.”

We have attempted to structure the 2016 Omnibus Plan in such a manner that the Committee can establish the terms and conditions of Awards granted under the 2016 Omnibus Plan so that the remuneration attributable to the Awards will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the 2016 Omnibus Plan.

Plan Benefits
The number of Awards that an employee may receive under the 2016 Omnibus Plan is in the discretion of the Committee and therefore generally cannot be determined in advance. However, awards made to our non-management directors on the

PROPOSALS

date of our 2016 Annual Meeting of shareholders will be made from the 2016 Omnibus Plan. Accordingly, the following table sets forth awards to be made to our non-employee directors (including Mr. Foley, our CEO and Chairman, since these awards are intended to compensate for service during 2015, when Mr. Foley was our Independent Chairman) on May 10, 2016:

NEW PLAN BENEFITS

LIBBEY 2016 OMNIBUS INCENTIVE PLAN
Name and Position	Dollar Value ($)	Estimated Number of Shares (#)(1)
Carlos V. Duno, Director	80,000	4,221
William A. Foley, Chairman of the Board	80,000	4,221
Peter C. McC. Howell, Director	80,000	4,221
Ginger M. Jones, Director	80,000	4,221
Theo Killion, Director	80,000	4,221
Deborah G. Miller, Director	80,000	4,221
Carol B. Moerdyk, Director	80,000	4,221
John C. Orr, Director	80,000	4,221
All non-executive directors as a group	640,000	33,738

(1) The estimate is based on the closing price of our common stock ($18.95) on the NYSE MKT exchange on March 11, 2016. The actual number of shares will be determined based on the closing price of our common stock on the NYSE MKT exchange on May 10, 2016.

Compensation Plans
The following table provides certain information, as of December 31, 2015, about our common stock that may be issued under our existing equity compensation plans:
Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,059,284	$21.22	654,010
Equity compensation plans not approved by security holders	0	0	0
Total	1,059,284	$21.22	654,010

(1) This number includes 402,613 RSUs awarded under our 2006 Omnibus Incentive Plan.

See footnote 1 to the Outstanding Awards as of December 31, 2015 table on page 9 for additional information, as of March 11, 2016, regarding the number of securities to be issued upon exercise of outstanding stock options granted under our 2006 Omnibus Incentive Plan, the weighted average exercise price and weighted average life of outstanding stock options and the number of non-vested RSUs outstanding at that date.
The Board of Directors recommends a vote FOR
approval of the Libbey Inc. 2016 Omnibus Incentive Plan.

PROPOSALS

PROPOSAL 4 — RATIFICATION OF AUDITORS
The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for our 2016 fiscal year. Although ratification by the shareholders is not required by law, the Board of Directors believes that you should be given the opportunity to express your views on the subject. Unless otherwise directed, proxies will be voted for ratification.
The Board of Directors recommends a vote FOR this proposal.

STOCK OWNERSHIP

STOCK OWNERSHIP
Who are the largest owners of Libbey stock?
The following table shows information with respect to the persons we know to be beneficial owners of more than 5% of our common stock as of December 31, 2015, based solely on filings made by such beneficial owners with the Securities and Exchange Commission, or SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
RBC Global Asset Management (U.S.) Inc.(1)
100 South Fifth Street, Suite 2300
Minneapolis, MN 55402	2,164,833	9.9%

FMR LLC(2)
245 Summer Street
Boston, MA 02210	1,487,323	6.8%

Dimensional Fund Advisors LP(3)
Building One
6300 Bee Cave Road
Austin, TX 78746	1,224,221	5.6%

(1)
Amendment No. 2 to Schedule 13G filed with the SEC on behalf of RBC Global Asset Management (U.S.) Inc. (‘‘RBC’’), an investment advisor, indicates that, as of December 31, 2015, RBC was the beneficial owner of 2,164,833 common shares, with sole dispositive power as to none of such shares, shared dispositive power as to all of such shares, sole voting power with respect to no common shares and shared voting power with respect to 2,164,833 common shares.

(2)
Schedule 13G filed with the SEC on behalf of FMR LLC ("FMR"), a parent holding company, indicates that, as of December 31, 2015, FMR was the beneficial owner of 1,487,323 common shares, with sole dispositive voting power as to all of such shares, shared dispositive power as to none of such shares, sole voting power with respect to 737,323 common shares and shared voting power with respect to no common shares.

(3)
Amendment No. 1 to Schedule 13G filed with the SEC on behalf of Dimensional Fund Advisors LP ("Dimensional"), an investment advisor, indicates that, as of December 31, 2015, Dimensional was the beneficial owner of 1,224,221 common shares, with sole dispositive power as to all of such shares and sole voting power with respect to 1,178,263 common shares.

How much Libbey stock do our directors and officers own?
Stock Ownership / Retention Guidelines
Non-Management Director Stock Ownership / Retention Guidelines. For many years we have had guidelines pursuant to which our non-management directors were required to achieve ownership of meaningful amounts of equity in Libbey. In late 2015, we elected to transition our non-management director stock ownership guidelines to stock retention guidelines. This decision was made in order to provide greater parity between long-time non-management directors and our newer non-management directors, to further align our non-management directors' interests with those of shareholders, and to further promote our commitment to sound corporate governance. Under the retention guidelines, which we refer to as the Director Retention Guidelines, each non-management director is generally required to retain, until the first to occur of his or her death or retirement from the Board, 100% of the shares of Libbey common stock issued to him or her on the date of each annual shareholders meeting and all other shares of Libbey common stock that he or she owned as of November 1, 2015 or otherwise may acquire after November 1, 2015. The Director Retention Guidelines do not apply to cash or stock compensation that was deferred by a non-management director, before November 1, 2015, pursuant to any of our deferred compensation plans covering non-management directors if:

•
Pursuant to the applicable deferral election in effect immediately before November 1, 2015, the deferred compensation is to be distributed on a date that may precede the first to occur of the non-management director's death or retirement from the Board; and

STOCK OWNERSHIP

•	In the case of deferred cash compensation, the cash was deemed invested in "phantom stock" or the Libbey common stock fund pursuant to the applicable deferred compensation plan.
As of March 11, 2016, all of our existing non-management directors are in compliance with the Director Retention Guidelines.
Executive Stock Ownership / Retention Guidelines. In October 2007, we established guidelines pursuant to which our executive officers also are required to achieve ownership of meaningful amounts of equity in Libbey. We refer to the guidelines, as originally established, as the Original Guidelines.
Under the Original Guidelines, each executive officer was required to achieve ownership of a specified number of shares of Libbey common stock equal to a multiple of his or her base salary in effect on January 1, 2008 or, if later, the date on which the executive officer became subject to the guidelines.
In late 2012, we elected to transition our executive stock ownership guidelines to stock retention guidelines, which we refer to as the Executive Retention Guidelines. This decision was made in order to provide greater parity between long-time executive officers and our newer executive officers and to further align our executives’ interests with those of shareholders.
Executives who satisfied the Original Guidelines prior to December 31, 2012 are exempt from the Executive Retention Guidelines until January 2018. During the period between January 2, 2013 and January 1, 2018, those executives are permitted to sell or otherwise dispose of our stock, but only to the extent of any shares in excess of their respective ownership guidelines under the Original Guidelines. All of our named executives are subject to the Executive Retention Guidelines rather than the Original Guidelines.
Under the Retention Guidelines, each executive generally will be required to retain, until his or her separation from service:

•	50% of the net after-tax shares underlying each grant of RSUs made after January 1, 2013 that subsequently vests; and

•	50% of the net after-tax shares underlying NQSOs that are granted after January 1, 2013 and that the executive subsequently exercises.
Executives nearing retirement are released from our guidelines on the later to occur of the date that is one year prior to the contemplated retirement date or the date on which the Board is notified of the planned retirement.
As of March 11, 2016, all of our named executives are in compliance with the Executive Retention Guidelines.
Beneficial Ownership Table
The following table shows, as of March 11, 2016, the number of shares of our common stock and percentage of all issued and outstanding shares of our common stock that are beneficially owned by our directors (including Mr. Howell, who will not be standing for reelection at our 2016 Annual Meeting of shareholders), the named executives (including those who were no longer employed by us at that date) and our directors and executive officers as a group. Our address, as set forth on the Notice of Annual Meeting of Shareholders, is the address of each director and named executive set forth below. The shares owned by the named executives set forth below include the shares held in their accounts in our 401(k) plan. An asterisk indicates ownership of less than one percent of the outstanding stock.

STOCK OWNERSHIP

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Sherry Buck(1)(2)	45,959	*
Carlos V. Duno(3)	33,668	*
William A. Foley(3)	99,811	*
Anthony J. Gardner, Jr.(1)(2)(4)	6,858	*
Ginger M. Jones	5,186	*
Peter C. McC. Howell(3)(5)	32,321	*
Theo Killion	2,968	*
Deborah G. Miller(3)	20,941	*
Salvador Miñarro Villalobos(1)(2)	77,772	*
Carol B. Moerdyk(3)	34,682	*
John C. Orr(3)	26,647	*
Stephanie A. Streeter(1)(2)(4)	170,998	*
James H. White(1)(2)	0	*
Directors and Executive Officers as a Group(1)(2)(3)(4)	432,897	1.98%

(1)
Does not include shares of our common stock that have vested but are deferred under our Executive Deferred Compensation Plan, which we refer to as our EDCP. As of March 11, 2016, each of our named executives, and all executive officers as a group, had the following number of shares of our common stock that are vested but deferred under our EDCP:

Named Executive	Number of Deferred Shares
S. Buck	5,179
A. Gardner	0
S. Miñarro	0
S. Streeter	0
J. White	0
All executive officers as a group	24,626

(2)
Includes the following number of NQSOs that have been granted to our named executives and all executive officers as a group and that currently are exercisable or will be exercisable on or before May 11, 2016:

Named Executive	Number of Outstanding Stock Options Exercisable Within 60 Days
S. Buck	29,799
A. Gardner	4,226
S. Miñarro	63,595
S. Streeter	61,648
J. White	0
All executive officers as a group	210,087

(3)
Includes the following number of shares of our common stock that are deferred by non-management directors under our 2009 Director Deferred Compensation Plan, which we refer to as our Director DCP, and that are payable as shares of our common stock:

Name of Director	Number of Deferred Shares
C. Duno	23,954
W. Foley(a)	0
P. Howell	17,719
G. Jones	0
T. Killion	0
D. Miller	0
C. Moerdyk	0
J. Orr	0
All non-management directors as a group	41,673

STOCK OWNERSHIP

Does not include the following number of shares of phantom stock that are held by non-management directors pursuant to our deferred compensation plans for outside directors and that are payable in cash:

Name of Director	Number of Phantom Shares
C. Duno	0
W. Foley(a)	11,935
P. Howell	5,861
G. Jones	0
T. Killion	0
D. Miller	2,221
C. Moerdyk	18,699
J. Orr	0
All non-management directors as a group	38,716
(a) Mr. Foley was a non-management director from 1994 until he assumed the role of Chairman and Chief Executive Officer on January 12, 2016.
For more information regarding our deferred compensation plans for non-management directors, see ‘‘Compensation-Related Matters — Non-Management Directors’ Compensation in 2015’’ below.

(4)	Based on last known information as of date of separation from service. For Mr. Gardner, that date was December 31, 2015. For Ms. Streeter, that date was January 11, 2016.

(5)	Includes 750 shares held by family members of Mr. Howell. Mr. Howell disclaims any beneficial interest in these shares.
In addition to outstanding shares of common stock that our named executives beneficially owned as of March 11, 2016, the named executives and all executive officers as a group have received the following grants of RSUs that have not yet vested:

Named Executive	Number of Unvested RSUs(1)
S. Buck	33,513
A. Gardner	0
S. Miñarro	28,534
S. Streeter	0
J. White	62,252
All executive officers as a group	236,003

(1)
Of these amounts, a total of 6,341 RSUs with four-year vesting were awarded on August 1, 2012; a total of 7,357 RSUs with four-year vesting were awarded on February 11, 2013; a total of 13,067 RSUs with four-year vesting were awarded on February 24, 2014; a total of 6,268 RSUs with four-year vesting were awarded on December 1, 2014; a total of 25,495 RSUs with four-year vesting were awarded on February 16, 2015; a total of 2,500 RSUs with four-year vesting were awarded on June 11, 2015; a total of 43,207 RSUs with four-year vesting were awarded on July 28, 2015; and a total of 131,768 RSUs with four-year vesting were awarded on February 8, 2016. One share of our common stock will be issued for each vested RSU. Dividends do not accrue on RSUs until they vest. For further information, see ‘‘Compensation-Related Matters — Compensation Discussion and Analysis — In what forms does Libbey deliver pay to its executives, and what purposes do the various forms of pay serve?’’ and the Outstanding Equity Awards at Fiscal Year-End table below.

Section 16(a) Beneficial Ownership Reporting Compliance
Based solely on our review of filings with the Securities and Exchange Commission and written representations that no other reports were required to be filed by the relevant persons, we believe that, during the fiscal year ended December 31, 2015, all officers, directors and greater-than-10% beneficial owners complied, on a timely basis, with the filing requirements applicable to them pursuant to Section 16 of the Exchange Act.

LIBBEY CORPORATE GOVERNANCE

LIBBEY CORPORATE GOVERNANCE
Who are the members of Libbey’s Board of Directors?
Our Board of Directors is divided into three classes. Each year, one class of directors stands for election at our Annual Meeting of shareholders. Peter C. McC. Howell has informed the Board that he will not stand for reelection at our 2016 Annual Meeting of shareholders. Based on the recommendation of our Nominating and Governance Committee, our Board has nominated Eileen A. Mallesch, who will be new to our Board, and Carlos V. Duno and Ginger M. Jones, who are incumbents, for election by our shareholders at our 2016 Annual Meeting of shareholders.

Standing for Election – Class II

Professional Experience:
Mr. Duno is the Owner and Chief Executive Officer of The Hire Firm (since 2006), the premier recruiting and staffing firm in Northern New Mexico, and Owner and Chief Executive Officer of CDuno Consulting (since 2004). From 2001 to 2004, Mr. Duno served as Chairman of the Board and Chief Executive Officer of Clean Fuels Technology, a leading developer of emulsified fuels for transportation and power generation applications. Mr. Duno’s glass industry experience began during his six years as President of Business Development and Planning for Vitro S.A. in Monterrey, Mexico from 1995 to 2001. Mr. Duno’s earlier professional experience includes a two-year term as Vice President Strategic Planning for Scott Paper Company and several years with McKinsey & Co. and Eli Lilly.

Education:
Mr. Duno holds a B.S. in industrial engineering from the National University of Mexico, and an M.B.A. in finance and an M.S. in industrial engineering, both from Columbia University. He also is certified in leadership and transition coaching by the Hudson Institute of Coaching.

Public Company Boards:
None.

Director Qualifications:
•   Strategic planning in international organizations
•   Glass industry experience, both at Vitro S.A. and as a former director of Anchor
    Glass Container Corporation

Carlos V. Duno Age 68 Director since 2003

Professional Experience:
Ms. Jones is the Vice President, Chief Financial Officer of Cooper Tire & Rubber Company (NYSE: CTB), where she has served since December 2014. She joined Cooper from Plexus Corp. (NASDAQ: PLXS), a global electronics, engineering and manufacturing services company, where she served as Chief Financial Officer since 2007 and was responsible for all finance, treasury, investor relations and information technology functions. A certified public accountant, Ms. Jones began her career with Deloitte & Touche, culminating in her role as audit manager for audits of middle market companies.

Education:
She holds a bachelor’s degree in accounting from the University of Utah and an M.B.A. from The Ohio State University Fisher College of Business.

Public Company Boards:
None.

Director Qualifications:
•   Experience as chief financial officer of a public company with over $2 billion in revenues
•   Significant executive leadership experience in financial strategy and experience in public audit functions, resulting in her qualification as an audit committee financial expert
•   Experience in global supply chain

Ginger M. Jones Age 51 Director since 2013

LIBBEY CORPORATE GOVERNANCE

Professional Experience:
Ms. Mallesch served as Senior Vice President and Chief Financial Officer of the property and casualty insurance business of Nationwide Insurance from 2005 to 2009. Previously, Ms. Mallesch was employed by General Electric, where she served as Senior Vice President and Chief Financial Officer of Genworth Financial Life Insurance Company from 2003 to 2005; Vice President and Chief Financial Officer of GE Financial Employer Services Group from 2000 to 2003; and Controller for GE Americom from 1998 to 2000. Ms. Mallesch’s positions before 2000 include International Business Area Controller, Energy Ventures for Asea Brown Boveri, Inc., a multinational power and automation technologies company, and financial management positions with PepsiCo, Inc. (NYSE: PEP). Ms. Mallesch is a certified public accountant and began her career as a senior auditor with Arthur Andersen.

Education:
Ms. Mallesch holds a bachelor's degree in accounting from City University of New York.

Public Company Boards:
Ms. Mallesch currently serves on the boards of directors of State Auto Financial Corp. (NASDAQ: STFC) (since 2010) and Bob Evans Farms, Inc. (NASDAQ: NOBE) (since 2008).

Director Qualifications:
•   Significant financial and enterprise risk management expertise
•   Public company board and corporate governance experience
•   Experience with mergers, acquisitions and divestitures
•   International business experience
•   Foodservice and consumer products industry knowledge

Eileen A. Mallesch Age 60 Nominated in 2016

Continuing Directors – Classes I and III

Professional Experience:
Mr. Foley has been Libbey's Chief Executive Officer and Chairman of the Board since January 12, 2016. Before assuming the role of Chief Executive Officer and Chairman of the Board, Mr. Foley served as Independent Chairman of the Board since August 2011 and a Director since 1994. Mr. Foley served as Chairman and Chief Executive Officer of Blonder Accents, LLC from June 2011 until November 2011 and served as Chairman and Chief Executive Officer of Blonder Company from 2008 until June 2011. Previously, Mr. Foley was President and a director of Arhaus, Inc.; co-founder of Learning Dimensions LLC; Chairman and Chief Executive Officer of LESCO Inc.; and Chairman and Chief Executive Officer of Think Well Inc. Mr. Foley also fulfilled the roles of Vice President, General Manager for The Scotts Company Consumer Division, and Vice President and General Manager of Rubbermaid Inc.'s Specialty Products division. Mr. Foley spend the first 14 years of his career with Anchor Hocking Corp. in various positions, including Vice President of Sales & Marketing of the Consumer and Industrial Products Group.

Education:
Mr. Foley holds a bachelor's degree from Indiana University and an M.B.A. from Ohio University.

Public Company Boards:
Mr. Foley is currently on the Board of Directors of Myers Industries, Inc. (NYSE: MYE), and has previous experience on the board of LESCO Inc.

Director Qualifications:
•   Consumer product marketing experience, particularly in the glass tableware industry
•   Significant organizational leadership and management skills
•   Public company board and corporate governance experience

William A. Foley Class III Age 68 Chairman since August 2011 Director since 1994

LIBBEY CORPORATE GOVERNANCE

Professional Experience:
Mr. Killion served as Chief Executive Officer of Zale Corporation (NYSE: ZLC) from September 2010 until his retirement in July 2014. Prior to his appointment as Chief Executive Officer, Mr. Killion held a variety of other positions with Zale Corporation, including Interim Chief Executive Officer from January 2010 to September 2010, President from August 2008 to September 2010 and Executive Vice President of Human Resources, Legal and Corporate Strategy from January 2008 to August 2008. From May 2006 to January 2008, Mr. Killion was employed with the executive recruiting firm Berglass+Associates, focusing on companies in the retail, consumer goods and fashion industries. From April 2004 through April 2006, Mr. Killion served as Executive Vice President of Human Resources at Tommy Hilfiger. From 1996 to 2004, he held various management positions with Limited Brands.

Education:
Mr. Killion holds a bachelor’s degree and a masters degree in education from Tufts University.

Public Company Boards:
Mr. Killion serves on the board of directors of Express, Inc. (NYSE: EXPR) and served on the board of directors of Zale Corporation from September 2010 to May 2014

Director Qualifications:
•   Extensive experience in retail merchandising, business development and strategic planning
•   Deep human resources expertise, including in talent identification, evaluation, development and succession planning
•   Extensive organizational leadership experience in a complex environment
•   Public company board and corporate governance experience

Theo Killion Age 64 Class III Director since 2014

Professional Experience:
From 2003 to the present, Ms. Miller has been the Chief Executive Officer of Enterprise Catalyst Group, a management consulting firm specializing in high technology and biotechnology transformational applications. Ms. Miller was also President, Chief Executive Officer and Chairman of Ascendent Systems, a provider of enterprise voice mobility solutions, from 2005 to 2007. Ms. Miller has more than 30 years of global management experience, including roles as Chief Executive Officer of Maranti Networks; President and Chief Executive Officer of Egenera; Chief Executive Officer of On Demand Software; and various positions with IBM. Throughout her career, Ms. Miller has contributed to the success of international business enterprises with her innovative approach to sales and marketing.

Education:
Ms. Miller holds a bachelor’s degree from Wittenberg University, of which she is an Emeritus member of the Board of Directors.

Public Company Boards:
Ms. Miller has been a member of the Board of Directors of Sentinel Group Funds, Inc. (SENCX) since 1995.

Director Qualifications:
•   Global management experience
•   Sales and marketing ingenuity
•   Strategic planning
•   Extensive information technology experience

Deborah G. Miller Age 66 Class III Director since 2003

LIBBEY CORPORATE GOVERNANCE

Professional Experience:
Ms. Moerdyk retired from OfficeMax Incorporated (formerly Boise Cascade Office Products Corporation) in 2007. At OfficeMax, she served as Senior Vice President, International from August 2004 until her retirement. Previously, she held various roles at Boise Cascade Office Products Corporation, including Senior Vice President Administration, Senior Vice President North American and Australasian Contract Operations, and Chief Financial Officer. Ms. Moerdyk began her professional career as an assistant professor of finance at the University of Maryland.

Education:
Ms. Moerdyk is a Chartered Financial Analyst and holds a bachelor’s degree from Western Michigan University and a Ph.D. Candidate’s Certificate in finance from the University of Michigan.

Public Company Boards:
Ms. Moerdyk has served on the Board of Directors of American Woodmark Corporation (NASDAQ: AMWD) since 2005.

Director Qualifications:
•   Significant financial expertise, developed through her experience as a CFA and public company chief financial officer
•   Public company board and corporate governance experience
•   Executive leadership and U.S. and international operations experience

Carol B. Moerdyk Class I Age 65 Director since 1998

Professional Experience:
From 2005 until his retirement in December 2015, Mr. Orr served as President, Chief Executive Officer, and a director of Myers Industries, Inc. (NYSE: MYE), an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. Before assuming those positions, Mr. Orr was President and Chief Operating Officer of Myers Industries and General Manager of Buckhorn Inc., a Myers Industries subsidiary. Mr. Orr’s earlier career included 28 years with The Goodyear Tire and Rubber Company, where he gained experience in production and plant management at facilities throughout North America and Australia, eventually holding such positions as Director of Manufacturing in Latin America and Vice President Manufacturing for the entire company worldwide.

Education:
Mr. Orr holds a B.S. in communication from Ohio University and has additional training from Harvard Business School in business strategy, finance and operations.

Public Company Boards:
Mr. Orr served on the Board of Myers Industries, Inc. (NYSE: MYE) from May 2005 to December 2015.

Director Qualifications:
•   Extensive international manufacturing and plant management experience
•   Extensive organizational leadership experience
•   Public company board and corporate governance experience

John C. Orr Class I Age 65 Lead Director since January 2016; Director since 2008
How is our Board leadership structured?
Our Board currently includes seven non-management directors and one employee director. Mr. Howell, who currently serves as a non-management director, has decided not to stand for reelection at the 2016 Annual Meeting of shareholders. The Board has nominated a new, independent director, Ms. Mallesch, for election.
All of the non-management directors have been determined to be independent. For more information with respect to how the Board determines which directors are considered to be independent, see ‘‘How does the Board determine which directors are considered independent?’’ below.
The Board periodically assesses its leadership structure and, when appropriate, changes its leadership structure, to ensure effective, independent oversight of management and facilitate its engagement in, and understanding of, our business. For example, when Ms. Streeter joined the Company and was named our chief executive officer in August 2011, the Board

LIBBEY CORPORATE GOVERNANCE

elected to separate the roles of chairman and chief executive officer in order to enable Ms. Streeter to devote herself to becoming familiar with our business, industry and customers.
In connection with Ms. Streeter's departure from the Company on January 11, 2016, the Board reevaluated its leadership structure and appointed Mr. Foley as Chairman and CEO. Previously, Mr. Foley had served as an independent director on the Board since 1994 and as Independent Chairman of the Board since August 2011. The Board believes that the most effective leadership structure at the present time is for Mr. Foley, an experienced director with a history of overseeing the Company's management, to serve as both Chairman and CEO. Combining the Chairman and CEO roles in Mr. Foley demonstrates to our employees, suppliers, customers and other stakeholders that we are under strong leadership, with a single person who has extensive institutional and industry knowledge setting the tone and having primary responsibility for managing our operations.
Recognizing the importance of independent Board leadership, the Board also created the new role of Independent Lead Director. The Independent Lead Director's duties include the following responsibilities:

•
Advise the Chairman and CEO as to an appropriate schedule of Board meetings, seeking to ensure that the non-employee directors can perform their duties responsibly while not interfering with on-going company operations;

•	Approve with the Chairman and CEO the information, agenda and meeting schedules for the Board of Directors' and Board Committee meetings;

•
Advise the Chairman and CEO as to the quality, quantity and timeliness of the information submitted by management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;

•	Recommend to the Chairman the retention of advisors and consultants to report directly to the Board;

•	Call meetings of the non-employee directors;

•	Develop the agendas for and serve as Chairman of the executive sessions of the Board's non-employee directors;

•	Serve as principal liason between the non-employee directors and the Chairman and CEO on sensitive issues;

•	Recommend to the Nominating and Governance Committee the membership of various Board Committees, as well as the selection of Committee chairperson;

•	Serve as Chairman of the Board when the Chairman is not present;

•	Serve as ex-oficio member of each committee and regularly attend meetings of the various committees; and

•	Lead Independent Director Evaluation of the CEO, including an annual evaluation of his or her interactions with the directors and ability to provide leadership and direction to the full Board.
The Board has chosen Mr. Orr, who has served as an independent director on the Board since 2008 and serves as the Chair of the Nominating and Governance Committee, and as a member of the Audit Committee, to assume this role.
The Board believes that the appointment of Mr. Foley as Chairman and CEO and Mr. Orr as Independent Lead Director promotes unified leadership while maintaining effective, independent oversight.
Does Libbey have Corporate Governance Guidelines?
Our Board of Directors has adopted Corporate Governance Guidelines that govern the Board of Directors. Our Corporate Governance Guidelines, as well as the charters for each of the Audit, Compensation and Nominating and Governance committees, are available on our website (www.libbey.com).
What are the roles of the Board’s committees?
Our Board of Directors currently has the following standing committees:

Standing Committee	Key Functions	Number of 2015 Meetings
Audit Committee	See “Audit-Related Matters – Report of the Audit Committee” below.	7

LIBBEY CORPORATE GOVERNANCE

Standing Committee	Key Functions		Number of 2015 Meetings
Compensation Committee	•	Consider the potential impact of our executive pay program on our risk profile	6
	•	Review executive pay at comparable companies and recommend to the Board pay levels and incentive compensation plans for our executives
	•	Review and approve goals and objectives relevant to the targets of the executive incentive compensation plans
•
Establish the CEO’s pay, and in determining the long-term incentive compensation component of the CEO’s pay, consider the Company’s performance, relative shareholder return, the value of similar awards to chief executive officers at comparable companies and the awards given to our CEO in prior years

	•	Perform an annual evaluation of the performance and effectiveness of the Compensation Committee
	•	Produce an annual report on executive compensation for inclusion in the proxy statement or annual report on Form 10-K, as required by the SEC
	•	Approve grants of awards under our equity participation plans and provide oversight and administration of these plans

Nominating and Governance Committee	•	Develop and implement policies and practices relating to corporate governance	5
•
Establish a selection process for new directors to meet the needs of the Board, for evaluating and recommending candidates for Board membership, for assessing the performance of the Board and reviewing that assessment with the Board and for establishing objective criteria to evaluate the performance of the CEO

	•	Review director pay and recommend to the Board pay levels for our non-management directors
The following table identifies, for each of our non-management directors, the committees on which he or she served in 2015 and will serve beginning on May 10, 2016:

	Audit Committee		Compensation Committee		Nominating and Governance Committee
Director	2015	2016	2015	2016	2015	2016
Carlos V. Duno			Chair	Chair	Member	Member
William A. Foley(1)(2)(3)	Member				Member
Peter C. McC. Howell(2)(3)(4)	Member				Member
Ginger Jones(2)(3)	Chair	Chair	Member	Member
Theo Killion(3)		Member	Member	Member
Deborah G. Miller(3)	Member	Member	Member			Member
Carol B. Moerdyk			Member	Member	Member	Member
John C. Orr(2)(3)	Member	Member			Chair	Chair

(1)	Mr. Foley ceased to be a non-management director on January 12, 2016 when he was appointed as our Chairman and Chief Executive Officer. Accordingly, Mr. Foley no longer serves on any committees.

(2)	Determined by the Board to be qualified as an audit committee financial expert, as defined in SEC regulations.

(3)
Determined by the Board to be financially sophisticated and literate and to have accounting and related financial management expertise, as those qualifications are interpreted by the Board in its business judgment.

(4)	Mr. Howell will not stand for reelection at our 2016 Annual Meeting of shareholders.
The Board has determined that all members of each of its standing committees are independent, within the meaning of SEC regulations and the NYSE MKT Company Guide. The Board also has determined that all members of the Compensation Committee are ‘‘outside directors,’’ within the meaning of 26 CFR § 1.162-27.

LIBBEY CORPORATE GOVERNANCE

How does our Board oversee risk?
Our management is responsible for day-to-day risk management and our Board, through the Audit Committee and the Board’s other committees, is responsible for oversight of our risk management processes. We have implemented an enterprise-wide risk management program. Our Vice President, Chief Financial Officer has primary responsibility for this program. We also have an Enterprise Risk Management Steering Committee consisting of members of senior management from across our operations.
Through our enterprise risk management program, we identify, evaluate and address actual and potential risks that may impact our business and our financial results. Our Vice President, Chief Financial Officer routinely reports to our Board and the Audit Committee with respect to the status of our program and particular risks and risk management strategies.
How does our Board select nominees for the Board?
Our Board selects new directors following review and evaluation by the Nominating and Governance Committee, which also proposes and reviews the criteria for membership at least biannually and proposes and reviews the selection process. The Nominating and Governance Committee evaluates governance needs and skill requirements, and solicits input from all Board members and makes its recommendation to the Board. An invitation to join the Board is extended by the Chairman of the Board on behalf of the Board. A shareholder who wishes to recommend a prospective nominee for the Board may notify our Corporate Secretary or any member of the Nominating and Governance Committee in writing, including such supporting material as the shareholder deems appropriate. Candidates for director nominated by shareholders will be given the same consideration as candidates nominated by other sources.

The Board, in its Corporate Governance Guidelines, has determined that Board members must satisfy the following standards and qualifications:

Requisite Characteristics for Board Candidates

•	the highest professional and personal ethics and values, consistent with longstanding Libbey values and standards
•	broad experience at the policy-making level in business, government, education, technology or public interest
•	commitment to enhancing shareholder value
•	devotion of sufficient time to carry out the duties of Board membership and to provide insight and practical wisdom based upon experience
•
expertise in areas that add strategic value to the Board. For example, consumer products experience; omni-channel experience; brand marketing experience; oversight of insight to action; diversity of race, ethnicity, gender, age, cultural background or professional experience; broad international exposure or specific in-depth knowledge of a key geographic growth area; shared leadership model experience; extensive knowledge of the Company's business or in a similar type industry or manufacturing environment; mergers and acquisitions; global business integration experience; significant sophisticated financial understanding or experience; global supply chain expertise; transformative change management experience; information technology or enterprise risk management implementation experience; sitting chief executive officer or chief financial officer of a public company; financial acumen; investor relations experience; and risk oversight or management experience.

•
serve on the boards of directors of no more than three other public companies and, if intending to serve on the Audit Committee of the Board, serve on the audit committees of no more than two other public companies

In addition, the Board’s Corporate Governance Guidelines set forth the Board’s intention to seek directors who are strategic thinkers, understand complex capital structures and the operational constraints that they create, are members of the boards of directors of other public companies and have experience and expertise in corporate governance, marketing expertise and/or experience in the consumer products industry. Consistent with the Board’s Corporate Governance Guidelines, the Board also seeks directors who, as compared to then-existing members of the Board, are diverse with respect to geography, employment, age, race or gender. Reflecting this desire to foster a diverse Board, three of our current non-management directors and Ms. Mallesch are women, one non-management director is Hispanic and one non-management director is African-American.

LIBBEY CORPORATE GOVERNANCE

Finally, the Board considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or other subject-matter expertise and the Board’s evaluations of other prospective nominees.
The Nominating and Governance Committee employed the services of a third-party search firm to identify and recruit Ms. Moerdyk to the Board in 1998 and Mr. Orr to the Board in 2008, and, under its charter, the Nominating and Governance Committee continues to have the authority to employ the services of a third-party search firm in fulfilling its duties to select nominees to the Board.
How does our Board determine which directors are considered independent?
Pursuant to the Corporate Governance Guidelines approved by the Board, the Board has made a determination as to the independence of each of the members of the Board. In making this determination, the Board has considered the existence or absence of any transactions or relationships between each director or any member of his or her immediate family and Libbey and its subsidiaries and affiliates, including those reported under ‘‘Corporate Governance — Certain Relationships and Related Transactions — What transactions involved directors or other related parties?’’ below. The Board also examined the existence or absence of any transactions or relationships between directors or their affiliates and members of Libbey’s senior management or their affiliates.
As provided in the Guidelines, the purpose of this review was to determine whether there is any relationship that is inconsistent with a determination that a director is independent of Libbey or its management. Specifically, the Guidelines preclude a determination by the Board that a director is independent if the director does not meet the independence requirements set forth in the NYSE MKT Company Guide, since our common stock currently is listed on the NYSE MKT exchange.
As a result of this review, the Board has affirmatively determined that Carlos V. Duno, Ginger M. Jones, Theo Killion, Eileen A. Mallesch, Deborah G. Miller, Carol B. Moerdyk and John C. Orr are independent of Libbey and its management under the standards set forth in the Corporate Governance Guidelines. Mr. Foley is considered to be an inside director because of his employment as Libbey's CEO.
How often did our Board meet during fiscal 2015?
During 2015, the Board of Directors held seven meetings, five of which were regularly scheduled meetings and two of which were special meetings. During 2015, each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board and at least 75% of the aggregate number of meetings of the committees of the Board that he or she was eligible to attend.
Certain Relationships and Related Transactions — What transactions involved directors or other related parties?
A substantial majority of our directors is independent, as defined in the NYSE MKT Company Guide and our Corporate Governance Guidelines. Our Code of Business Ethics and Conduct, which we refer to as our Code of Ethics, generally prohibits related-party transactions involving directors.
Our Code of Ethics requires that all of Libbey’s directors, officers and other employees avoid conflicts of interest. Related- party transactions that are of the nature and magnitude that they must be disclosed pursuant to Item 404(b) of Regulation S-K would be considered transactions that could give rise to a conflict of interest, and therefore are covered by our Code of Ethics. Our Code of Ethics requires that conflicts of interest be reported to our Legal Department, and that the written concurrence of our General Counsel is required to waive any conflict of interest. In addition, our Code of Ethics requires that waivers of our Code of Ethics with respect to executive officers or directors may be granted only by the Board of Directors and only if the noncompliance with our Code of Ethics is or would be immaterial or if the Board of Directors otherwise determines that extraordinary circumstances exist and that the waiver is in the best interests of our shareholders.
How do shareholders and other interested parties communicate with the Board?
Shareholders and other parties interested in communicating directly with the non-management directors as a group may do so by writing to Non-Management Directors, c/o Corporate Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060. The Nominating and Governance Committee has approved a process for handling letters that we receive and that are addressed to the non-management members of the Board. Under that process, the Corporate Secretary

LIBBEY CORPORATE GOVERNANCE

is responsible for reviewing all such correspondence and regularly forwarding to the non-management members of the Board a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the function of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the attention of the Board. Directors may, at any time, review a log of all correspondence that we receive and that is addressed to the Non-Management Directors or other members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought immediately to the attention of our internal auditors and Audit Committee and are handled in accordance with procedures established by the Audit Committee with respect to such matters.
Are Libbey’s Corporate Governance Guidelines, Code of Business Ethics and Conduct and Committee Charters available to shareholders?
Our Corporate Governance Guidelines and Code of Business Ethics and Conduct (which applies to all of our employees, officers and directors), as well as the Charters for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, are available on our website (www.libbey.com). They also are available in print, upon request, to any holder of our common stock. Requests should be directed to Corporate Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.
Are Libbey’s directors required to attend Libbey’s Annual Meeting of shareholders?
Our directors are not required to attend our Annual Meeting of shareholders, but we typically hold a meeting of the Board at the same location and on the same day as the Annual Meeting. As a result, we anticipate that a substantial majority of our directors will be present at the Annual Meeting of shareholders to be held on May 10, 2016. In 2015, all but one of the members of the Board of Directors attended our Annual Meeting.

AUDIT-RELATED MATTERS
Who are Libbey’s auditors?
For our 2015 fiscal year, Deloitte & Touche LLP served as the Company's independent registered public accounting firm. The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for our 2016 fiscal year. Although ratification by the shareholders is not required by law, the Board of Directors believes that you should be given the opportunity to express your views on the subject. See ‘‘Proposal 4 — Ratification of Auditors’’ above.
Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if the representatives so desire. The representatives will be available to respond to appropriate questions.
What fees did Libbey pay to its auditors for Fiscal 2015 and 2014?
For the year ended December 31, 2015, Deloitte & Touche LLP served as the Company's external auditors. For the year ended December 31, 2014, Ernst & Young LLP served as the Company’s external auditors. Fees for services rendered by Deloitte & Touche LLP for the year ended December 31, 2015, and by Ernst & Young LLP for the year ended December 31, 2014 are as follows:

Nature of Fees	2015 Fees	2014 Fees
Audit Fees(1)	$1,112,248	$1,108,245
Audit Related Fees(2)	115,200	80,000
Tax Fees(3)	33,900	0
All Other Fees	0	0
Total	$1,261,348	$1,188,245

(1)
Audit Fees include fees associated with the annual audit of our internal controls, the annual audit of financial statements, the reviews of our quarterly reports on Form 10-Q and annual report on Form 10-K and statutory audit procedures.

(2)	Audit-related fees include fees for audits of our employee benefit plans, which were performed by Ernst & Young LLP for both years ended December 31, 2014 and 2015.

AUDIT- RELATED MATTERS

(3)
Tax fees are for analysis that was performed in 2015 on new U.S. tangible property regulations and was contracted and started in 2014, prior to the appointment of Deloitte & Touche LLP as our independent registered accounting firm.

All audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of these services by Ernst & Young LLP and Deloitte & Touche LLP, respectively, was compatible with the maintenance of that firm’s independence in the conduct of its audit functions. The Audit Committee’s policy regarding auditor independence requires pre-approval by the Audit Committee of audit, audit-related and tax services on an annual basis. The policy requires that engagements that the auditors or management anticipates will exceed pre-established thresholds must be separately approved. The policy also provides that the Committee will authorize one of its members to pre-approve certain services. The Committee appointed Ginger Jones, Chair of the Committee, to pre-approve these services.
Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Libbey under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Libbey specifically incorporates this Report by reference therein.
The Audit Committee oversees the integrity of our financial statements on behalf of the Board of Directors; the adequacy of our systems of internal controls; our compliance with legal and regulatory requirements; the qualifications and independence of our independent auditors; and the performance of our independent auditors and of our internal audit function.
In fulfilling its oversight responsibilities, the Audit Committee has direct responsibility for, among other things:

•	confirming the independence of our independent auditors;

•	appointing, compensating and retaining our independent auditors;

•	reviewing the scope of the audit services to be provided by our independent auditors, including the adequacy of staffing and compensation;

•	approving non-audit services;

•	overseeing management’s relationship with our independent auditors;

•	overseeing management’s implementation and maintenance of effective systems of internal and disclosure controls;

•	reviewing our internal audit program; and

•	together with the Board and its other standing committees, overseeing our enterprise risk management program.
The Audit Committee reviews and discusses with management and the independent auditors all annual and quarterly financial statements prior to their issuance. The Audit Committee’s discussions with management and the independent auditors include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
With respect to the audited financial statements for the year ended December 31, 2015, the Audit Committee met both with management and with the independent auditors who are responsible for auditing the financial statements prepared by management and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee also met with each of the independent auditors and the internal auditors without management being present. The Audit Committee discussed with the independent auditors and management the results of the independent auditors’ examinations; their judgments as to the quality, not just the acceptability, of our accounting principles; the adequacy and effectiveness of our accounting and financial internal controls; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and such other matters as are required to be communicated to the Audit Committee under Statement on Auditing Standards Standard No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent auditors provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditors their independence.

AUDIT- RELATED MATTERS

Taking all of these reviews and discussions into account, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Ginger M. Jones, Chair
Peter C. McC. Howell
Deborah G. Miller
John C. Orr

COMPENSATION-RELATED MATTERS

COMPENSATION-RELATED MATTERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our 2015 executive pay program, particularly as it relates to the following individuals, who are our ‘‘named executives’’ for 2015:

Named Executive	Title
Stephanie A. Streeter	Chief Executive Officer (Ms. Streeter's employment ended January 11, 2016)
Sherry Buck	Vice President, Chief Financial Officer
Anthony W. Gardner, Jr.	Vice President, Chief Commercial Officer (Mr. Gardner's employment ended December 31, 2015)
Salvador Miñarro Villalobos	Vice President, General Manager, Mexico and Latin America (through March 31, 2015)
Vice President, General Manager, U.S. and Canada (effective April 1, 2015)
James H. White	Vice President, Chief Operating Officer (Mr. White joined us on July 13, 2015)
Executive Summary
2015 Financial and Operational Highlights.
Throughout 2015, and particularly in the second half of the year, we operated in a competitive environment in a dynamic global economy where we experienced the impact of slow economic growth and the strengthening of the U.S. dollar. We continued to be impacted by the pressures on retailers, restaurants and consumer durable goods companies experienced worldwide.
Our 2015 financial results are a reflection of that environment. Net sales in 2015 were $822.3 million, a decrease of 3.5 percent year-over-year, or an increase of 1.7 percent excluding currency fluctuation, and our adjusted EBITDA margin for 2015 was 14.1%, down from 14.5% in 2014. Our stock price decreased from $31.44 on December 31, 2014 to $21.32 on December 31, 2015, reflecting a one-year TSR of (31)% compared to a one-year TSR of (2)% for the peer group identified under "How does Libbey determine the forms and amounts of executive pay?" below.
While these results were below expectations, we had several important achievements during 2015. For example:

•	Foodservice sales grew 5.8% year-over-year, or 8.0% when excluding the impact of currency, and we have achieved eleven consecutive quarters of volume growth in the foodservice channel.

•	We returned over 50% of our free cash flow to our shareholders.

◦	Through our 10b5-1 share repurchase plan adopted in December 2014, we repurchased 412,473 shares in the open market for $15.3 million.

◦	We reinstated a quarterly dividend of $0.11 per share, which we recently increased by 5%. This increase will result in total annual dividends of $0.46 per share, the largest in our history.

•
In January 2015, we announced our Own the Moment multi-year strategy, which guides us to become a faster moving, customer-focused company, aiming to grow with improved margins and greater free cash flow.

•
We unveiled new glassware being manufactured at our Shreveport, Louisiana, facility under the Libbey Signature™ and Masters Reserve® brand names. This new collection, examples of which are shown on the cover of this proxy statement, uses our proprietary ClearFire™ glass formula and represents the culmination of over two years of research and development. We introduced Libbey Signature™ product to U.S. retail end-markets in the third quarter of 2015, and the Masters Reserve® product to U.S. foodservice markets in fourth quarter.

•	We invested in recruiting strong talent in a number of critical roles throughout the organization, adding and augmenting capabilities in sales, marketing, supply chain and operations.
After the year ended, Stephanie A. Streeter, our CEO during 2015, resigned to pursue other opportunities, and William A. Foley, our independent chairman of the Board assumed the role of Chairman and Chief Executive Officer.

COMPENSATION-RELATED MATTERS

2015 Executive Compensation Highlights.
At our 2015 Annual Meeting of shareholders, our say-on-pay proposal garnered the support of over 97% of the shares voted. Our Compensation Committee interpreted the results of the vote as an affirmation of our executive pay program and, as a result, the Committee generally retained the same structure for our 2015 executive pay program.
However, during 2015 the following notable actions were taken regarding the pay of our named executives:

Date	Action Taken:
February 2015	•	The Committee approved base salary increases, to be effective April 1, 2015, averaging 8.6% and ranging from 3.0% to 12.4%.
	•	The Committee awarded RSUs and NQSOs with ratable, four-year vesting.
•
The Committee approved a special award of 12,000 RSUs and a cash relocation payment of $50,000 to Mr. Miñarro in connection with his acceptance of the position of Vice President, General Manager, U.S. and Canada.

March 2015	•
The Committee approved slightly modified designs for our 2015 SMIP and the performance cash component of our 2015 LTIP. The 2015 SMIP design uses three performance measures: revenue growth (net sales), adjusted EBIT, and working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales. These performance measures are consistent with the goals of our Own the Moment strategy, which aim to efficiently grow our business. For the performance cash component of the 2015 LTIP, the Committee selected a single performance metric: return on invested capital (ROIC). Because of its relationship to total shareholder return, ROIC as a performance measure emphasizes our philosophy that compensation should be aligned with the long-term interests of our shareholders. See Appendix A for calculations of each of these performance measures.

May 2015	•	The Committee approved revisions to the Executive Severance Compensation Policy to align its separation benefits with the market.
•
In an effort to align the severance and change in control benefits payable to non-CEO executive officers, the Committee approved the termination of the remaining employment agreements with our non-CEO executive officers.

June 2015	•	In recognition of Mr. Gardner's significant achievements during the first half of 2015, the Committee approved:
		➢	The award of 2,500 RSUs with ratable four-year vesting;
		➢	An increase from 55% to 60%, effective July 1, 2015, for Mr. Gardner's target opportunity under our SMIP; and
		➢	An increase in Mr. Gardner's salary, effective July 1, 2015, from $375,000 to $415,000.
July 2015	•	The Committee approved, in connection with the hiring of Mr. White as Vice President, Chief Operating Officer:
		➢	Mr. White's initial annual base salary of $525,000;
		➢	Mr. White's prorated opportunities under our 2015 SMIP and the cash component of our 2013 LTIP, 2014 LTIP and 2015 LTIP;
		➢	The award, pursuant to our 2015 LTIP, of 8,207 RSUs and 12,305 NQSOs with ratable four-year vesting;
		➢	The award of 35,000 "new hire" RSUs intended to compensate Mr. White for awards that he forfeited when he left his former employer to join Libbey.
Our overall Company performance in 2015 directly impacted our named executives' 2015 compensation:

•
We did not achieve threshold levels of adjusted EBIT or working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales, nor did we achieve the target level of revenue growth (net sales) for the year and, as a result, payouts under our SMIP were only 22.1% of target;

•
Our adjusted EBITDA margin and net debt to adjusted EBITDA ratio for the three-year performance cycle ended December 31, 2015 were less than target, resulting in payouts under our 2013 LTIP of 76.3% of target;

•	NQSOs granted to our named executives in 2015 were underwater as of fiscal year end; and

•	The value to our named executives of the RSUs granted to them in 2015 declined significantly as our stock price declined.

COMPENSATION-RELATED MATTERS

What is Libbey’s executive compensation philosophy?
Our executive compensation programs are designed to achieve our goal of attracting, developing and retaining global business leaders who can drive financial and strategic objectives and are intended to foster a pay-for-performance culture and maximize long-term shareholder value.
Our Compensation Committee has established the following guiding principles for the design of the Company’s compensation programs:

•
Competitiveness - Overall, the mix and levels of compensation should be set competitively as compared to appropriate peer companies so that the Company can continue to attract, retain and motivate high performing executives in an environment where companies are increasingly competing for high-caliber talent. Recognizing that the size, manufacturing asset intensity and multi-channel characteristics of Libbey make the identification of appropriate peer companies especially challenging, the general guideline is to target compensation at the median; however, individual positions may have target compensation mix and/or levels established above or below the median levels depending on an evaluation of relevant factors, including experience, performance, time in position, and what is needed to attract the best talent for key positions, particularly when the Company recruits from much larger companies.

•
Pay for Performance - Major components of compensation should be tied to the performance of the Company overall. Base salary and the annual incentive compensation also should be tied to the performance of the individual executive and his or her specific business unit or function.

•
Values - While the Company’s pay for performance philosophy should reward the achievement of financial and strategic objectives, the manner in which results are achieved is also important in assessing base salary adjustments and annual performance bonus payments. Therefore, while not always directly quantifiable, the manner in which the executive achieves results through collaboration and leadership - in keeping with the Company’s set of core values, notably teamwork, performance, continuous improvement, respect, development, and customer focus - are key considerations in the individual performance review process.

•
Judgment - In assessing the executive’s contributions to the Company’s performance, the Committee looks to results-oriented measures of performance, but also considers the long-term impact of an executive’s decisions. The CEO and Committee use their judgment and experience to evaluate whether an executive’s actions were aligned with the Company’s values and cultural elements.

•
Accountability for Short- and Long-Term Performance - Annual and long-term incentives should reward an appropriate balance of short-and long-term financial and strategic business results, with an emphasis on managing the business for the long term. Such incentives should have a clear, direct and balanced linkage to the Company’s financial and strategic objectives.

•	Alignment to Shareholders’ Interests - Long-term incentives should align the interests of individual executives with the long-term interests of the Company’s shareholders.

•
Simplicity - The Company strives to the extent practicable to make its executive compensation programs straightforward, simple to understand, and easy to administer and evaluate for competitiveness and appropriateness.

•	Reasonableness - Indirect executive compensation programs are designed to be reasonable and appropriate, with executive perquisites being applied conservatively but judiciously.
In its application of these guiding principles, the Committee seeks to ensure that the Company’s executive compensation programs attract, retain and motivate highly talented executives, support the achievement of the Company’s financial and strategic objectives, and align with shareholder interests generally.
In what forms did Libbey deliver pay to its executives in 2015, and what purposes do the various forms of pay serve?
Balanced Program with Significant Pay At Risk. For 2015, the pay opportunities of our named executives were designed to provide a balance of stable and competitive pay in the form of base salary, welfare and retirement benefits and perquisites; equity-based compensation (NQSOs and RSUs) that aligns our executives’ interests with those of shareholders generally and also serves as a retention tool; and equity-based compensation and annual and long-term incentive awards that are designed to motivate our executives to execute our strategy, thereby driving our financial and operational performance. The

COMPENSATION-RELATED MATTERS

charts below show the mix of these pay elements and reflect the substantial portions of our named executives’ target pay opportunities that are at risk. "Incentive-Based Pay" includes the named executives' target annual incentive opportunity under our 2015 SMIP and target long-term incentive opportunity under the cash-based performance component of our 2015 LTIP. "Time-Based Pay" includes the intended value of the RSUs and NQSOs (both of which vest ratably at the end of the first four years after the grant) granted to the named executives' under our 2015 LTIP.

Streeter Pay Opportunity at Target	Other Named Executives' Pay Opportunity at Target(1)

(1)
Excludes the following special awards: award of 12,000 RSUs made to Mr. Miñarro in March 2015 in connection with his promotion to Vice President, General Manager, U.S. and Canada; award of 2,500 RSUs made to Mr. Gardner in June 2015 in recognition of his contributions to, and potential to positively impact execution of, our Own the Moment strategy; and "sign-on" award of 35,000 RSUs to Mr. White in August 2015 intended to replace awards he forfeited when he left his previous employer to join us.

The following table sets forth the forms of pay for which our executive officers were eligible in 2015 and the characteristics of those forms of pay:

Applicable Compensation Objective
Form of Pay	Key Characteristics	Talent Attraction and Retention	Motivational	Alignment with Shareholder Interests
Annual cash compensation
Base salary	Fixed component; reviewed annually	X

Annual incentive award (SMIP)	At-risk variable pay opportunity for short-term performance; no guaranteed minimum payout; maximum payout equal to 225% of target	X	X	X

Long-term incentives under our LTIP

Performance cash awards	Formula-driven, at-risk cash award that comprises 40% of LTIP opportunity; no guaranteed minimum payout; maximum payout equal to 200% of target	X	X	X

COMPENSATION-RELATED MATTERS

Applicable Compensation Objective
Form of Pay	Key Characteristics	Talent Attraction and Retention	Motivational	Alignment with Shareholder Interests
NQSOs
Comprise 20% of LTIP opportunity; exercise price equal to closing stock price on date of grant; generally awarded annually; vest ratably over four years beginning on a date not earlier than the first anniversary of the date the award is approved; expire ten years from date of grant
		X	X	X

RSUs
Comprise 40% of LTIP opportunity; vest ratably over four years beginning on a date not earlier than the first anniversary of the date the award is approved; no dividends or voting rights with respect to unvested RSUs
		X	X	X

Limited perquisites

Tax return preparation and financial planning	Direct payment or reimbursement of fees incurred in connection with personal financial planning and tax return preparation	X

Executive health screening	Annual executive physical examination and related services	X

Limited ground transportation
Ground transportation for trips between Toledo, Ohio, and the Detroit, Wayne County Metropolitan airport for the executive when traveling for business purposes and the executive and his or her spouse when traveling together; maximizes time available for performing services to Libbey and contributes to safety of those returning to Toledo after long and often tiring flights
X

Airline club membership	Membership in one airline club of the executive’s choice; maximizes time available for performing services to Libbey	X

Relocation assistance	For executives relocating at Libbey’s request, moving and related expenses associated with the move; when necessary to attract talent, also includes loss-on-sale protection	X
Welfare and retirement benefits

Medical, dental and life insurance benefits	Benefits for U.S. executives on the same basis as for all U.S. salaried employees	X

Retirement Plans	Qualified plan for all U.S. salaried employees hired before January 1, 2006; company contribution credit discontinued at end of 2012	X

COMPENSATION-RELATED MATTERS

Applicable Compensation Objective
Form of Pay	Key Characteristics	Talent Attraction and Retention	Motivational	Alignment with Shareholder Interests

Supplemental Retirement Benefit Plan, which we refer to as our SERP
Excess, non-qualified plan designed to provide substantially identical retirement benefits as the Salary Plan to the extent the Salary Plan cannot provide those benefits due to IRS limitations; no enhanced credit has ever been provided; company contribution credit discontinued at end of 2012
X

401(k) savings plan	Matching contributions to our 401(k) savings plan on the same basis as for all U.S. salaried employees	X

Limited income protection

Separation benefits under employment agreements, change in control agreements or our executive severance policy	Contingent component payable only if employment is terminated under specified circumstances	X

How does Libbey determine the forms and amounts of executive pay?
Compensation Committee Independence. In determining whether the members of our Compensation Committee are independent, within the meaning established by the NYSE MKT Company Guide, our Board takes into account all factors specifically relevant to a determination of whether any Compensation Committee member has a relationship to us that is material to his or her ability to be independent in connection with his or her duties as a Compensation Committee member. The factors considered include, but are not limited to, the source of compensation of the member and whether the member is affiliated with us or one of our subsidiaries or affiliates. After taking into account all of these factors, our Board has determined that all of the members of our Compensation Committee are independent within the meaning established by the NYSE MKT Company Guide.
Role of Compensation Consultants. In 2015, the Compensation Committee retained Exequity, LLP to serve as the Committee’s independent compensation consultant. All expenses that we incurred in 2015 for services provided by Exequity were attributable to services provided by Exequity to the Compensation Committee in connection with its executive pay decisions.
In compliance with disclosure requirements set forth in the NYSE MKT Company Guide regarding the independence of compensation consultants, Exequity provided the Compensation Committee with a letter addressing each of six independence factors. Their responses affirm the independence of Exequity and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters.
Development and Implementation of the Executive Pay Program. The Compensation Committee of our Board of Directors is responsible for overseeing the design, development and implementation of our executive pay program. The Compensation Committee consults with its independent executive compensation consultant when determined to be appropriate by the Compensation Committee. A representative of Exequity attended the February 2015 and February 2016 meetings at which the Compensation Committee made decisions regarding our executive pay program for 2015 and also advised the Committee in connection with other pay decisions made during the year. Our CEO, our Vice President, Human Resources and our Vice President, General Counsel and Secretary attend meetings of, and provide information to, the Compensation Committee and its consultant to assist them in their pay determinations. In addition, management may request that the Compensation Committee convene a meeting, and management may communicate with the Compensation Committee’s consultant in order to provide the consultant with information or understand the views of, or request input from, the consultant as to pay proposals being submitted by management to the Committee. However, the Compensation Committee meets in executive session, without any member of management being present, to discuss and make its final decisions with respect to our executive compensation program.

COMPENSATION-RELATED MATTERS

Our non-CEO executives play no direct role in determining their own pay, except to the extent they assess their own performance against their individual performance objectives as part of our performance appraisal process and to the extent that the Vice President, Human Resources, the Vice President, Chief Financial Officer and the Vice President, General Counsel and Secretary provide information to the Compensation Committee with respect to pay programs affecting all members of the executive leadership team.
With respect to our SMIP and our long-term incentive plans, the Compensation Committee sets the performance goals based upon input from our CEO with respect to those goals, including suggested individual performance objectives and metrics under the SMIP and the performance cash component of the LTIP. In setting our corporate performance objectives and measures, the Committee seeks input from its independent consultant. The Committee also seeks input from our Board in setting our CEO’s individual performance objectives and metrics.
In determining awards to be made for current and future performance periods, the Compensation Committee considers internal pay equity within the senior leadership team, but does not consider the impact of, or wealth accumulated as a result of, equity awards made during prior years, since those awards represent pay for services rendered during prior-year periods.
In connection with the preparation of our proxy statement each year, the Committee reviews ‘‘tally sheets’’ that summarize, for each of our executive officers, the compensation paid and equity grants awarded during the prior year, as well as the amounts that would have been payable to each executive officer if the executive officer’s employment had been terminated under a variety of scenarios as of December 31 of the prior year. The Committee uses these ‘‘tally sheets,’’ which are prepared by management and provide substantially the same information as is provided in the tables included in this proxy statement, primarily for purposes of ensuring that our executives’ estimated pay is consistent with the Committee’s intent in adopting the program and for reviewing internal pay equity within the senior leadership team.
Process for Setting 2015 Executive Pay. Generally the structure of our 2015 executive pay program remained the same as our 2014 executive pay program in that the components of pay, and the weight accorded each component, remained the same.
With respect to base salary increases that were implemented in April 2015, the decisions were made by the Compensation Committee at its February 2015 meeting after receiving input from Ms. Streeter and Exequity.
In the fall of 2014, Exequity worked with management to develop a peer group to use as a reference point in setting 2015 executive pay. In developing the peer group, Exequity utilized a database assembled by Equilar in connection with its so-called “Top 25 Survey,” in which participating companies submit executive compensation data for their 25 most highly compensated executive positions. Initially, we reviewed for inclusion in the peer group public companies having revenues in the range of .5 to 2.0 times our revenues and having businesses that are engaged in manufacturing or that otherwise are asset-intensive. Because we are a multinational manufacturer with asset-intensive operations, we eliminated from the peer group companies that do not have operations outside the U.S., companies that do not have manufacturing operations (i.e., that source substantially all of the products that they sell) and companies that merely have light assembly-type operations. As a result, we identified, and the Compensation Committee approved for use in developing our 2015 executive pay program, the following group of 14 companies:

Callaway Golf Company	P.H. Glatfelter Company	Nordson Corporation
Coherent, Inc.	Graco Inc.	Tecumseh Products Company
ESCO Technologies Inc.	Infinera Corporation	TriMas Corporation
Ethan Allen Interiors Inc.	Integra LifeSciences Holding Corporation	West Pharmaceutical Services, Inc.
H.B. Fuller Company	Myers Industries, Inc.
At the time the peer group was selected, we ranked, by revenues, just below the mid-point of the peer group.
Using data submitted by these peer companies in response to Equilar’s 2014 Top 25 Survey as reference points, Exequity compared the compensation of our top officer positions to the peer group in terms of base pay, target annual bonus opportunity, target total cash, long-term incentives and target total direct compensation (target total cash plus long-term incentives). The market study conducted by Exequity disclosed that base salaries and incentive opportunities for most positions were generally within a reasonable range of the median, but that Ms. Buck's total target compensation and Ms. Streeter's target long-term incentive opportunity were below market, and that Mr. Miñarro's total compensation should be increased in connection with his promotion to Vice President, General Manager, U.S. and Canada. Accordingly, the Compensation Committee approved:

COMPENSATION-RELATED MATTERS

•	Increases to Ms. Buck's base salary and target long-term incentive opportunity;

•	An increase to Ms. Streeter's target long-term incentive opportunity;

•	Increases to Mr. Miñarro's base salary and short-term incentive opportunity, both of which would be effective upon his promotion on April 1, 2015; and

•	With respect to the remaining named executives other than Mr. White (who joined us in July 2015), only modest adjustments to base salaries.
These adjustments are set forth in the table appearing on page (iii) of the Proxy Statement Summary.
In June 2015, the Committee approved additional increases to Mr. Gardner's base salary and target short-term incentive opportunity in recognition of his contributions to, and potential to positively impact execution of, our Own the Moment strategy. Effective July 1, 2015, Mr. Gardner's base salary was increased from $375,000 per year to $415,000 per year, and his SMIP target opportunity was increased from 55% to 60%.
In connection with the hiring of Mr. White as Vice President, Chief Operating Officer, effective July 13, 2015, the Compensation Committee approved an initial base salary of $525,000, a target SMIP opportunity of 75% and a target LTIP opportunity of 150%. In setting Mr. White's initial base salary and target short-term and long-term incentive opportunities, we considered Mr. White's highly sought after skill-set and experience, his compensation package at his previous employer, the significant responsibilities of the Vice President, Chief Operating Officer position and its importance to achieving our Own the Moment strategy, and the relationship of his compensation to that of our other executive officers.
The Compensation Committee approved the Company's 2015 SMIP and the performance component of the Company's 2015 LTIP in March 2015. The material terms of the performance goals under these plans were approved by shareholders at the 2010 Annual Meeting of shareholders and reapproved by shareholders at the 2015 Annual Meeting of shareholders. The SMIP and the performance cash component of the 2015 LTIP are intended to serve as "umbrella" plans and potential funding vehicles for cash bonuses to ensure full tax deductibility of cash bonuses paid to officers who are subject to Internal Revenue Code Section 162(m). Performance under the approved formulas determines the amounts of the bonus pools under the 2015 SMIP and performance cash component of the 2015 LTIP, respectively, and the allocations of the bonus pools set by the Compensation Committee determine the maximum amount of awards to individual participants under the plans. The bonus pool for the 2015 SMIP was established by the Committee at 4% of actual 2015 adjusted EBITDA (excluding special charges, after adjustments for any acquisitions or dispositions, and assuming budgeted currency rates). The bonus pool under the performance cash component of the 2015 LTIP was established by the Committee at 1% of actual, cumulative adjusted EBITDA (excluding special charges, after adjustments for any acquisitions or dispositions, and assuming budgeted currency rates) for the performance cycle. The umbrella plans serve only to set the maximum bonus payout that any named executive may receive under the relevant plans, and the actual bonus paid to each named executive was determined as described on page (iii) of the Proxy Statement Summary and under "What pay did Libbey's executives receive for 2015?" below.
In February 2016, the Compensation Committee, with input from Mr. Foley and Exequity, reviewed and certified our 2015 performance and made the awards under our 2015 SMIP and the performance cash component of our 2013 LTIP (for the 2013-2015 performance cycle) described on page (iv) of the Proxy Statement Summary. Specifically, the named executives were awarded the following payouts:

	2015 SMIP Payout	2013 LTIP Performance Cash Payout
Named Executive	($)	($)
S. Streeter	175,208	553,178
S. Buck	71,581	149,548
A. Gardner	49,569	47,481
S. Miñarro	44,009	99,200
J. White	40,891	40,058
Our Equity Grant Practices. Grants of equity awards have been made under the following circumstances:

•	In February of each year, the Compensation Committee typically makes awards of RSUs and NQSOs to our senior leadership team under our long-term incentive compensation program. In February 2015, the

COMPENSATION-RELATED MATTERS

Compensation Committee authorized these awards at its meeting, which occurred before we announced financial results for the recently concluded fiscal year. The number of RSUs actually awarded was a function of the average closing price of our common stock over a period of 20 consecutive trading days ending on the grant date, and the number of NQSOs granted was a function of the Black-Scholes value (calculated using the average closing price of Libbey Inc. common stock over a period of 20 consecutive trading days ending on the grant date, and capping volatility at 50%) of the NQSOs on the grant date. In each case, the grant date was the first business day after we released our fiscal 2014 financial results.

•
The Compensation Committee occasionally makes "sign-on" awards of RSUs and NQSOs to newly-hired executives and other key employees. Typically, the number of RSUs and/or NQSOs awarded are determined by dividing the dollar value intended to be awarded by (a) in the case of RSUs, the average closing price of our common stock over a period of 20 consecutive trading days ending on the grant date, and (b) in the case of NQSOs, the Black-Scholes value (calculated using the average closing price of Libbey Inc. common stock over a period of 20 consecutive trading days ending on the grant date, and capping volatility at 50%) of the NQSOs on the grant date. Occasionally, the "sign-on" awards include the award of a fixed number of RSUs or NQSOs intended to make the executive whole for equity awards that the executive forfeits when leaving his or her prior employment.

•
The Compensation Committee has delegated authority to the Chief Executive Officer to make limited grants of NQSOs, RSUs and stock appreciation rights (SARs) to senior managers and other employees who are not executive officers or direct reports to the Chief Executive Officer. The Chief Executive Officer’s authority to make these grants was subject to the following limitations and conditions:

◦	The maximum number of shares underlying RSUs, NQSOs and/or SARs that may be awarded in any calendar year to any recipient pursuant to this authority is 10,000;

◦	The exercise price of any NQSOs and/or SARs awarded pursuant to this authority may not be less than the closing price of the Company's common stock on the grant date;

◦	RSUs, NQSOs and/or SARs awarded pursuant to this authority may vest no more rapidly than ratably on the first, second and third anniversaries of the grant date;

◦	No grants may be awarded pursuant to this authority during "quiet periods";

◦	The Chief Executive Officer is required to report periodically (at least quarterly) to the Compensation Committee regarding the nature and scope of awards made pursuant to this authority; and

◦	The agreements pursuant to which RSUs, NQSOs, and/or SARs are granted to individuals pursuant to the this authority will be in substantially the same form approved by the Committee from time to time.
Potential Impact of Misconduct on Compensation. Our SMIP and long-term incentive plans are authorized under our Omnibus Plan. The Omnibus Plan contains a ‘‘clawback’’ provision that obligates an individual receiving a cash or equity award to reimburse us under certain circumstances. Specifically, reimbursement is required if:

•	we are required, as a result of misconduct, to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws; and

•
the individual knowingly engaged, or was grossly negligent in engaging, in the misconduct, or knowingly failed, or was grossly negligent in failing, to prevent the misconduct or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.

The amount to be reimbursed is the amount of any payment in settlement of an award made under the Omnibus Plan and earned or accrued during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement in question.
Share Ownership / Retention Guidelines. We obligate our non-management directors and our executive officers to achieve or retain ownership of meaningful amounts of equity in Libbey. For further information regarding our stock ownership or retention guidelines for non-management directors and executive officers, see ‘‘Stock Ownership — How much Libbey stock do our directors and officers own? — Stock Ownership / Retention Guidelines’’ above.

COMPENSATION-RELATED MATTERS

What pay did Libbey’s executives receive for 2015?
Base Salaries. In February 2015, the Compensation Committee increased annualized salaries for the named executives (other than Mr. White, who joined us in July 2015), as shown below, effective April 1, 2015:

	Annualized Salary Before Increase	Annualized Salary After Increase	Increase in Annualized Salary
Named Executive	($)	($)	(%)
S. Streeter	775,000	798,250	3.0
S. Buck	425,000	475,000	11.8
A. Gardner	350,040	375,000	7.1
S. Miñarro	311,499	350,040	12.4
J. White	N/A	N/A	N/A
Effective July 1, 2015, the Compensation Committee further increased Mr. Gardner's base salary to $415,000 per year.
When we hired Mr. White as Vice President, Chief Operating Officer, effective July 13, 2015, the Compensation Committee approved an initial base salary of $525,000.
Annual Incentive Compensation. Our 2015 SMIP provided each of our named executives with a target annual incentive opportunity equal to a percentage of his or her actual base salary in accordance with the table set forth on page (iii) of the Proxy Statement Summary. The performance measures used for the 2015 SMIP were revenue growth (net sales), adjusted EBIT, and working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales. The Committee approved these performance measures for the following reasons:

•	Revenue growth is a key component of our Own the Moment strategy;

•	Growth in adjusted EBIT also is critical to our success, because it measures improvement in profitability; and

•
In order to ensure that we have adequate free cash flow to pay down debt and fund our operations and growth, we must manage our working capital efficiently. Accordingly, the Committee selected working capital as a percentage of net sales as a measure of working capital efficiency. We define working capital as net inventory plus net accounts receivable less accounts payable.

The named executives’ 2015 annual incentive performance targets were established based on a budget approved by the Board of Directors. These targets are disclosed on page (iii) of the Proxy Statement Summary. Weightings of the metrics are as follows:

Weight	Financial Performance Measure
33%	Revenue growth (net sales)
34%	Adjusted EBIT
33%	Working capital as % of net sales
At the beginning of 2015, the Committee developed the following payout scales to determine the amount of the unmodified payouts indicated on page (iv) of the Proxy Statement Summary for each of the financial performance measures:

Revenue Growth (Net Sales)			Adjusted EBIT			Working Capital as a Percentage of Net Sales
Percent of Targeted Net Sales Achieved (%)	Performance Level	Payout Percentage (%)	Percent of Targeted Adjusted EBIT Achieved (%)	Performance Level	Payout Percentage (%)	Basis Points Above or Below Targeted (bps)	Performance Level	Payout Percentage (%)
104	Maximum	200	106	Maximum	200	-50	Maximum	200
100	Target	100	100	Target	100	0	Target	100
94.7	Threshold	50	93.2	Threshold	50	+90	Threshold	50
Less than 94.7	Below threshold	0	Less than 93.2	Below threshold	0	More than +90	Below threshold	0

COMPENSATION-RELATED MATTERS

Through application of an individual performance modifier, the payout amounts earned by our named executives with respect to the financial performance measures were subject to potential modification based on individual performance, including with respect to individual objectives approved by the Committee early in the year. As a result, an executive who demonstrates exceptional performance in developing and/or implementing a process or tool that may not have impacted the current year’s financial results but is likely to favorably impact future success may be awarded a payout in excess of the payout that is based strictly on financial performance measures. Additionally, application of the individual performance modifier ensures that the executive’s compensation is based not only on the goals achieved, but also on the extent to which the executive demonstrates effective organizational leadership skills in the execution of our strategy.
On February 8, 2016, the Committee met and reviewed our performance and the performance of our senior leadership team during 2015. The Committee reviewed net sales, adjusted EBIT, and working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales for 2015 relative to our targeted net sales, adjusted EBIT, and working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales, respectively, for the year. Due to the recent significant volatility in currency exchange, we use constant currency at budgeted exchange rates when calculating our performance under each of these performance measures.
The Committee adjusted EBIT (calculated as set forth on attached Appendix A) by the following items:

Item	Amount of Adjustment to Company-Wide Adjusted EBIT
Pension settlement charge related to liquidation of Dutch pension plan	$21,693,000

Reorganization charges	4,316,000

Expense in connection with executive terminations	870,000

Charges relating to Lower Ley Creek environmental obligation	157,000

Income related to natural gas contract hedge ineffectiveness caused by changes in regulation	(218,000)

Impact of currency to reflect results at budgeted exchange rates	3,618,000

Total	$30,436,000
The Committee approved these adjustments because these items were not indicative of our core operating performance and were not anticipated or budgeted.
In light of the Company's overall performance in 2015, Mr. Foley recommended to the Committee, and the Committee concurred, that the payout amounts earned by each named executive should not be modified, despite any individual extraordinary performance. Accordingly, the Committee determined that the following amounts were earned by the named executives under our 2015 SMIP:

Named Executive	Annual SMIP Payout ($)
S. Streeter	175,208
S. Buck	71,581
A. Gardner	49,569
S. Miñarro	44,009
J. White	40,891
Long-Term Performance-Based Compensation. In 2015, each named executive’s long-term incentive opportunity included a cash-based performance component and an award of NQSOs and RSUs. The long-term incentive opportunity is intended to have an aggregate economic value equal to a target percentage of the executive’s base salary. The table set forth on page (iii) of the Proxy Statement Summary sets forth the target percentage for each of the named executives in 2015.
During 2015, the cash-based performance opportunity provided to our named executives for performance during 2015 consisted of the following components:

COMPENSATION-RELATED MATTERS

•
A performance component under our 2013 LTIP and our 2014 LTIP (for the 2013-2015 performance cycle and the 2014-2016 performance cycle, respectively) that provides for cash awards based on our performance, over the three-year performance cycle, against the following performance measures:

◦	A profitability measure - namely, the extent to which we achieve our targeted adjusted EBITDA margin over the performance cycle; and

◦	A financial leverage measure - namely, the extent to which we achieve our targeted net debt to adjusted EBITDA ratio over the performance cycle.

•
A performance component under our 2015 LTIP (for the 2015-2017 performance cycle) that provides for cash awards if and to the extent we achieve, over the three-year performance cycle, our targeted return on invested capital (ROIC). Because of ROIC's relationship to total shareholder return, using ROIC as a performance measure emphasizes our philosophy that compensation should be aligned with the long-term interests of our shareholders.

Each of our adjusted EBITDA margin, net debt to adjusted EBITDA ratio and ROIC performance measures is calculated as set forth on Appendix A.
For purposes of determining the extent to which the cash award is earned, adjusted EBITDA is calculated as described in Appendix A. For purposes of any performance cycle of which 2015 is a part, the Committee approved the adjustment of EBITDA by the same items by which it approved adjusting EBIT as described under "What pay did Libbey’s executives receive for 2015? — Annual Incentive Compensation" above (except that EBITDA was not adjusted for the impact of currency), because these items were not indicative of our core operating performance. Additionally, our use of more cash for share repurchases than we budgeted is excluded for purposes of calculating our 2015 net debt.
In February 2016, the Compensation Committee reviewed our performance for the three-year performance cycle ended December 31, 2015 and determined that we had achieved 93.5% of targeted adjusted EBITDA margin for that period and 87.6% of targeted net debt to average adjusted EBITDA ratio for that period. The Committee then applied the following scales, which the Committee approved in 2013, to determine the amount earned under the performance cash component of the 2013 LTIP:

Percentage of Targeted Adjusted EBITDA Margin Achieved (%)	Payout Percentage (%)	If Targeted Net Debt to Adjusted EBITDA is Reduced By: (%)	Payout Percentage (%)
Less than 80	0	Less than 80	0
80	50	80	50
100	100	100	100
115	200	115	200
Because the performance measures were weighted equally, the payout percentages for each performance measure (83.8% for adjusted EBITDA margin and 68.8% for ratio of net debt to adjusted EBITDA) were averaged to determine the final payout score. Accordingly, the Compensation Committee authorized payments to the participants in the 2013 LTIP (for the 2013-2015 performance cycle) in an amount equal to 76.3% of their respective target awards, as a result of which the named executives received payouts in the following amounts:

Named Executive	2013 LTIP Cash Payouts ($)
S. Streeter	553,178
S. Buck	149,548
A. Gardner	47,481
S. Miñarro	99,200
J. White	40,058
Stock Options and RSUs. In February 2015, the Compensation Committee awarded to participants in our 2015 LTIP (other than Mr. White) NQSOs and RSUs (each subject to four-year vesting) having an economic value at the time of award equal to 20% and 40%, respectively, of their target long-term incentive opportunities. At that same time, in connection with Mr. Miñarro's promotion to Vice President, General Manager, U.S. and Canada, the Committee awarded Mr. Miñarro an additional 12,000 RSUs subject to four-year vesting. In June 2015, the Committee awarded Mr. Gardner 2,500 RSUs subject to four-year vesting. These RSUs were in recognition of Mr. Gardner's contributions to, and potential to positively impact execution of, our Own the Moment strategy. When Mr. White joined Libbey in July 2015, the Committee awarded him NQSOs

COMPENSATION-RELATED MATTERS

and RSUs subject to four-year vesting and having an economic value at the time of the award equal to 20% and 40%, respectively, of his long-term incentive opportunity. In addition, the Committee awarded Mr. White 35,000 RSUs subject to four-year vesting. The additional RSUs were intended to replace awards that Mr. White forfeited when he left his previous employer to join us.
What is the Compensation Committee’s policy regarding deductibility of compensation?
Pursuant to Section 162(m) of the Internal Revenue Code, publicly-held corporations are prohibited from deducting compensation paid to certain executive officers, as of the end of the fiscal year, in excess of $1.0 million, unless the compensation is ‘‘performance-based.’’ The Committee believes that preserving the tax deductibility is an important, but not the sole, objective when designing executive compensation programs. Accordingly, while our 2015 SMIP and the performance cash components of our 2013 LTIP, 2014 LTIP and 2015 LTIP (for the 2013-2015 performance cycle, the 2014-2016 performance cycle and the 2015-2017 performance cycle, respectively) are designed to qualify as “performance-based” compensation, other components of our 2015 executive pay program (base salary, RSUs and NQSOs) are not. Additionally, in certain circumstances the Committee may authorize compensation arrangements that are not tax deductible in whole or in part, but which promote other important objectives such as attracting and retaining key executive leaders who can drive financial and strategic objectives that maximize long-term shareholder value.

COMPENSATION-RELATED MATTERS

Potential Payments Upon Termination or Change in Control
During 2015, we had an employment agreement with Ms. Streeter, whose employment was terminated effective January 11, 2016. Ms. Streeter's termination of employment was treated as a termination without Cause under her employment agreement.
In an effort to reduce the number of executives covered by employment agreements and align the severance and change in control benefits payable to non-CEO executive officers, effective December 31, 2015 we terminated all remaining employment agreements with our non-CEO executive officers.
All of our current executive officers (other than Mr. Foley) and all of our other named executives (except for Ms. Streeter):

•
are parties to change in control agreements, the forms of which are substantially similar to each other, that provide for payments under the circumstances described below in the event of a termination of employment in connection with a change in control; and

•
are covered by our Executive Severance Compensation Policy, which provides for certain separation benefits in the event of termination of employment without cause in the absence of a change in control.

In early 2015, management worked with Exequity to review our Executive Severance Compensation Policy and determine whether the benefits provided by it were market-competitive. The review showed that the separation benefits provided for by our Executive Severance Compensation Policy were below market in certain respects. Accordingly, management proposed, and the Compensation Committee approved, revisions to our Executive Severance Compensation Policy. The benefits provided under the revised Executive Severance Compensation Policy, which was effective May 11, 2015, are described below.
The terms of award agreements pursuant to which awards of some RSUs, NQSOs and SARs were made provide for acceleration of unvested awards in the event of termination of employment under certain circumstances. Additionally, the terms of award agreements relating to the performance cash components of our 2013 LTIP (for the 2013-2015 performance cycle), 2014 LTIP (for the 2014-2016 performance cycle) and 2015 LTIP (for the 2015-2017 performance cycle) provide for payouts in the event of termination of employment under certain circumstances.
Mr. Gardner's employment was terminated at the end of the year. His termination was treated as a termination by Libbey without Cause under the Executive Severance Compensation Policy, and he received severance benefits and payments pursuant to the terms of the Executive Severance Compensation Policy (and equity and performance cash agreements). Such severance benefits and payments are consistent with the amounts set forth in the "Potential Payments Upon Termination of Employment" table below under "Voluntary termination for Good Reason or involuntary termination without Cause - no change in control triggering event."
The following tables summarize the trigger events under which payments may be made and/or other benefits provided under these agreements or plans, the material payments or benefits to be provided, the conditions to our obligations to make the payments and/or provide the benefits, and the reasons why we believe that the provision of these payments and/or benefits is appropriate under the circumstances described.
Retirement
None of our named executives is eligible for benefits under our Salary Plan or SERP. If any of our named executives had retired on or before December 31, 2015, all unvested equity awards would have been forfeited.
Death or Permanent Disability – Ms. Streeter

Benefits		Conditions to Payment of Benefits		Rationale
•	Accrued benefits(1)	•	In the case of death, our receipt of reasonable evidence of the authority of the estate	•	To compensate for service to us
•	A prorated target award under our SMIP
•	A prorated target award under the performance cash component of any LTIP performance cycle in effect on the date of death or permanent disability	•	In the case of permanent disability, our receipt of a release of claims against Libbey	•	Aids in attraction and retention of executive officers
				•	Consistent with competitive market practice

COMPENSATION-RELATED MATTERS

Benefits		Conditions to Payment of Benefits	Rationale
•	Accelerated vesting of a pro rata portion of unvested RSUs and NQSOs granted prior to 2013
•	Accelerated vesting of all RSUs and NQSOs granted after 2012
•	Accelerated vesting of all cash-settled retention RSUs and cash-settled retention SARs awarded in 2013 and 2014

(1)
Includes base salary through date of termination, any amounts to which the executive is entitled under any retirement savings plan, equity participation plan, medical benefit plan or employment policy and any incentive compensation earned but not yet paid for a performance period ended prior to the date of termination.

Death or Permanent Disability – Named Executives Other Than Ms. Streeter

Benefits		Conditions to Payment of Benefits		Rationale
•	Accrued benefits(1)	None	•	To compensate for service to us
•	A prorated target award under the performance cash component of the LTIP for any performance cycle in effect on the date of death or permanent disability		•	Aids in attraction and retention of executive officers
•	Accelerated vesting of all unvested RSUs and NQSOs granted after 2012; Compensation Committee retains discretion to accelerate RSUs and NQSOs granted prior to 2013		•	Consistent with competitive market practice

(1)
Includes base salary through date of termination, any amounts to which the executive is entitled under any retirement savings plan, equity participation plan, medical benefit plan or employment policy and any incentive compensation earned but not yet paid for a performance period ended on or before the date of termination.

Termination without Cause(1) or Quit for Good Reason(2) – Ms. Streeter

Benefits		Conditions to Payment of Benefits			Rationale
•	Accrued benefits(3)	•	Our receipt of a release of claims against Libbey	•	To compensate for service to us and bridge the gap between employment with us and the executive's next job
•	For the year in which termination occurs, a prorated award under our SMIP based on actual performance(4)	•	Confidentiality obligations
		•	Obligation to assign intellectual property rights
•
As to performance-based compensation under our LTIP, if the employment termination is not in connection with a change in control(5), payment of the amount actually earned for each performance cycle in effect on the date of termination, prorated to the date of termination(4)
		•	Obligation to assist with litigation as to which the executive has knowledge	•	Aids in attraction and retention of executive officers
		•	Obligation not to interfere with customer accounts for 24 months	•	To provide compensation in exchange for restrictive covenants that protect Libbey's future interests
•
As to performance-based compensation under our LTIP, if the employment termination is in connection with a change in control(5), payment of the amount actually earned for each performance cycle in effect on the date of termination, not prorated to the date of termination(4)
		•	Obligation not to compete for 24 months	•	Consistent with competitive market practice

COMPENSATION-RELATED MATTERS

Benefits		Conditions to Payment of Benefits		Rationale
•
If the employment termination is not in connection with a change in control(5), accelerated vesting of unvested RSUs and NQSOs that are scheduled to vest on or before the next June 30th following the date of termination(6), but all of the cash-settled retention RSUs and cash-settled retention SARs will vest in full
		•	Obligation not to divert business opportunities for 24 months
		•	Obligation not to solicit our employees for 24 months
•	If employment is terminated in connection with a change in control, accelerated vesting of all unvested equity awards(6) and all unvested cash-settled retention RSUs and cash-settled retention SARs	•	Obligation not to disparage us for 24 months
•
Payment of two times (two and one-half times if termination is in connection with a change in control) the sum of her annual base salary in effect on the date of termination and the greater of her target SMIP opportunity or the average of the SMIP awards actually paid to her over the two-year period preceding the date of termination(7)

•	Executive level outplacement services by a provider selected by Ms. Streeter, with the cost to Libbey not to exceed $75,000
•
Continuation of medical, prescription drug, dental and life insurance benefits for a period of 18 months or until she obtains medical or life insurance through a future employer, with the executive continuing to pay the employee’s portion of the cost of such insurance

(1)
Cause means (a) willful and continuous failure to substantially perform duties; (b) willful and continuous failure to substantially follow and comply with directives of the Board; (c) commission of an act of fraud or dishonesty that results in a material adverse effect on us or commission of an act in material violation of our Code of Business Ethics and Conduct; or (d) willful, illegal conduct or gross misconduct that is materially and demonstrably injurious to us.

(2)
Good reason means (a) we materially diminish the executive’s authority, duties or responsibilities, including removing Ms. Streeter from the CEO position and/or causing her to cease reporting directly to the Board; (b) we reduce the executive’s base salary; (c) we reduce the executive’s incentive compensation opportunity by a percentage greater than that applicable to the other executive officers; (d) we reduce or eliminate an executive benefit or an employee benefit and we do not apply the reduction to all other officers in the same or similar manner; (e) Ms. Streeter fails to be elected as a member of the Board; and (f) we materially breach the agreement and fail to remedy the breach within 30 days after our receipt from Ms. Streeter of written notice of breach.

(3)
Includes base salary through date of termination, any amounts to which Ms. Streeter is entitled under any retirement savings plan, equity participation plan, medical benefit plan or employment policy and any incentive compensation earned but not yet paid for a performance period ended prior to the date of termination.

(4)	Amounts paid under our SMIP and the cash component of our LTIP will be paid between January 1 and March 15 of the year following the end of the relevant performance cycle.

(5)	Change in control generally means any of the following events:

•
A person (other than Libbey, any trustee or other fiduciary holding securities under one of our employee benefit plans, or any corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of our common stock) becomes the ‘‘beneficial owner,’’ directly or indirectly, of our securities representing 30% or more of the combined voting power of our then-outstanding securities;

•
The consummation of a merger or consolidation pursuant to which we are merged or consolidated with any other corporation (or other entity), unless our voting securities outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving

COMPENSATION-RELATED MATTERS

entity) more than 66 2/3% of the combined voting power of securities of the surviving entity outstanding immediately after the merger or consolidation;

•	A plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets is consummated; or

•
During any period of two consecutive years (not including any period prior to the execution of the agreement), Continuing Directors (as defined below) cease for any reason to constitute at least a majority of our Board. Continuing Directors means (i) individuals who were members of the Board at the beginning of the two-year period referred to above and (ii) any individuals elected to the Board, after the beginning of the two-year period referred to above, by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved in accordance with this provision. However, an individual who is elected to the Board after the beginning of the two-year period referred to above will not be considered to be a Continuing Director if the individual was designated by a person who has entered into an agreement with us to effect a transaction that otherwise meets the definition of a change in control

A person typically is considered to be the ‘‘beneficial owner’’ of securities if the person has or shares the voting power associated with those securities.

(6)
To the extent Internal Revenue Code Section 409A imposes a six-month delay on issuance of the shares underlying RSUs with respect to which vesting is accelerated, the shares are delivered to Ms. Streeter on the first day of the seventh month after her employment is terminated.

(7)
If we terminate Ms. Streeter's employment without cause or she terminates her employment for good reason and the termination is not in connection with a change in control, then, generally speaking, the cash payments will be made in the form of salary continuation in accordance with our normal payroll practices. To the extent Internal Revenue Code Section 409A imposes a six-month delay on payment, the first installment will be made on the first day of the seventh month after termination and will represent payment for the first six months of severance, and the remaining payments will begin on the first payroll date in the seventh month.

Termination without Cause(1) (No Change in Control) – Named Executives Other Than Ms. Streeter

Benefits		Conditions to Payment of Benefits		Rationale
•	Accrued benefits(2)	•	Our receipt of a release of claims against Libbey	•	To compensate for service to us and bridge the gap between employment with us and the executive's next job
•	For the year in which termination occurs, a prorated award under our SMIP based on actual performance(3)	•	Confidentiality obligations
•	Continuation of base salary for 12 months	•	Obligation to assign intellectual property rights	•	Aids in attraction and retention of executive officers
•	Payment, in a lump sum on the first payroll date after termination, of an amount equal to the executive's target award under our SMIP	•	Obligation to assist with litigation as to which the executive has knowledge	•	To provide compensation in exchange for restrictive covenants that protect Libbey's future interests
•	As to performance-based compensation under our LTIP, payment of the amount actually earned for each performance cycle in effect on the date of termination, prorated to the date of termination(3)	•	Obligation not to interfere with customer accounts for 12 months	•	Consistent with competitive market practice
		•	Obligation not to compete for 12 months
•	With respect to awards granted in 2012, accelerated vesting of NQSOs and RSUs if and only to the extent the Compensation Committee exercises discretion to accelerate vesting	•	Obligation not to divert business opportunities for 12 months
		•	Obligation not to solicit our employees for 12 months
•	With respect to awards granted beginning in 2013, immediate vesting of all NQSOs and RSUs that are scheduled to vest within 1 year of termination	•	Obligation not to disparage us for 12 months
•	Continuation of medical, dental, prescription drug and life insurance coverage for 12 months, subject to payment by the executive of premiums at employee rates

COMPENSATION-RELATED MATTERS

Benefits		Conditions to Payment of Benefits	Rationale
•	For a period of one year from termination, executive level outplacement services at the rate for Shields Meneley Partners or equivalent

(1)
Cause means (a) willful and continuous failure to substantially perform duties; (b) willful and continuous failure to substantially follow and comply with directives of the Board; (c) commission of an act of fraud or dishonesty that results in harm to us or failure to comply with a material policy, including our Code of Business Ethics and Conduct; (d) material breach of a material obligation to us; (e) commission of illegal conduct or gross misconduct that causes harm to us; or (f) conviction of a misdemeanor or felony that is directly related to, or indicates the executive is not suited for, the position the executive occupies with us.

(2)
Includes base salary through date of termination, any amounts to which the executive is entitled under any retirement savings plan, equity participation plan, medical benefit plan or employment policy and any incentive compensation earned but not yet paid for a performance period ended prior to the date of termination.

(3)	Amounts paid under our SMIP and the cash component of our LTIP will be paid between January 1 and March 15 of the year following the end of the relevant performance cycle.
Quit for Good Reason(1) (No Change in Control) - Named Executives Other Than Ms. Streeter

Benefits		Conditions to Payment of Benefits		Rationale
•	Accrued benefits(2)	None	•	To compensate for service to us
•	As to performance-based compensation under our LTIP, payment of the amount actually earned for each performance cycle in effect on the date of termination, prorated to the date of termination(3)		•	Aids in attraction and retention of executive officers
			•	Consistent with competitive market practice

(1)
Good reason means (a) we materially diminish the executive’s authority, duties or responsibilities; (b) we reduce the executive’s base salary and we do not apply the reduction in the same or similar manner to specified other executive officers; (c) we reduce the executive’s incentive compensation opportunity by a percentage greater than that applicable to the other executive officers; (d) we reduce or eliminate an executive benefit or an employee benefit and we do not apply the reduction to all other officers in the same or similar manner; (e) we materially breach the agreement and fail to remedy the breach within 60 days after our receipt from the executive of written notice of breach; or (f) we exercise our right not to renew the agreement unless we concurrently exercise our right not to renew the agreements of specified other executive officers.

(2)
Includes base salary through date of termination, any amounts to which the executive is entitled under any retirement savings plan, equity participation plan, medical benefit plan or employment policy and any incentive compensation earned but not yet paid for a performance period ended on or before the date of termination.

(3)	Amounts paid under our SMIP and the cash component of our LTIP will be paid between January 1 and March 15 of the year following the end of the relevant performance cycle.
Termination without Cause(1) or Quit for Good Reason(2) in connection with Change in Control(3) – Named Executives Other Than Ms. Streeter

Benefits		Conditions to Payment of Benefits		Rationale
•	Accrued benefits(4)	•	Our receipt of a release of claims against Libbey	•	Aids in attraction and retention of executive officers
•	For the year in which termination occurs, a prorated award under our SMIP based on actual performance(5)
		•	Confidentiality obligations	•	To provide compensation in exchange for restrictive covenants that protect Libbey’s future interests
		•	Obligation to assign intellectual property rights
•	As to performance-based compensation under our LTIP, payment of the amount actually earned for each performance cycle in effect on the date of termination(5)
		•	Obligation to assist with litigation as to which the executive has knowledge	•	Consistent with competitive market practice

COMPENSATION-RELATED MATTERS

Benefits		Conditions to Payment of Benefits		Rationale
•	Accelerated vesting of all unvested equity awards(6)	•	Obligation not to interfere with customer accounts for 12 months
•
Payment of two times the sum of the executive’s annual base salary in effect on the date notice of termination is given plus the executive’s target SMIP opportunity for the year in which the notice of termination is given(6)
		•	Obligation not to compete for 12 months
		•	Obligation not to divert business opportunities for 12 months
•	Executive level outplacement services by a provider approved by Libbey, with the cost being limited to 15% of the executive’s base salary at the time of termination	•	Obligation not to solicit our employees for 12 months
•	Financial planning services, with the cost to Libbey not to exceed $10,000	•	Obligation not to disparage us for 12 months
•
Continuation of medical, prescription drug, dental and life insurance benefits for a period of 18 months or until the executive obtains medical or life insurance through a future employer, with the executive continuing to pay the employee’s portion of the cost of such insurance

(1)
Cause means (a) willful and continuous failure to substantially perform duties; (b) willful and continuous failure to substantially follow and comply with directives of the Board; (c) commission of an act of fraud or dishonesty that results in a material adverse effect on us or commission of an act in material violation of our Code of Business Ethics and Conduct; or (d) willful, illegal conduct or gross misconduct that is materially and demonstrably injurious to us.

(2)
Good reason means (a) we materially diminish the executive’s authority, duties or responsibilities; (b) we reduce the executive’s base salary and we do not apply the reduction in the same or similar manner to specified other executive officers; (c) we reduce the executive’s incentive compensation opportunity by a percentage greater than that applicable to the other executive officers; (d) we reduce or eliminate an executive benefit or an employee benefit and we do not apply the reduction to all other officers in the same or similar manner; (e) we materially breach the agreement and fail to remedy the breach within 60 days after our receipt from the executive of written notice of breach; or (f) we exercise our right not to renew the agreement unless we concurrently exercise our right not to renew the agreements of specified other executive officers.

(3)	Change in control generally means any of the following events:

•
A person (other than Libbey, any trustee or other fiduciary holding securities under one of our employee benefit plans, or any corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of our common stock) becomes the ‘‘beneficial owner,’’ directly or indirectly, of our securities representing 30% or more of the combined voting power of our then-outstanding securities;

•
The consummation of a merger or consolidation pursuant to which we are merged or consolidated with any other corporation (or other entity), unless our voting securities outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of securities of the surviving entity outstanding immediately after the merger or consolidation;

•	A plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets is consummated; or

•
During any period of two consecutive years (not including any period prior to the execution of the agreement), Continuing Directors (as defined below) cease for any reason to constitute at least a majority of our Board. Continuing Directors means (i) individuals who were members of the Board at the beginning of the two-year period referred to above and (ii) any individuals elected to the Board, after the beginning of the two-year period referred to above, by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved in accordance with this provision. However, an individual who is elected to the Board after the beginning of the two-year period referred to above will not be considered to be a Continuing Director if the individual was designated by a person who has entered into an agreement with us to effect a transaction that otherwise meets the definition of a change in control.

COMPENSATION-RELATED MATTERS

A person typically is considered to be the ‘‘beneficial owner’’ of securities if the person has or shares the voting power associated with those securities.

(4)
Includes base salary through date of termination, earned but unpaid vacation pay as of the date of termination, any amounts to which the executive is entitled under any retirement savings plan, equity participation plan, medical benefit plan or employment policy and any incentive compensation earned but not yet paid for a performance period ended prior to the date of termination.

(5)	Amounts paid under our SMIP and the cash component of our LTIP will be paid between January 1 and March 15 of the year following the end of the relevant performance cycle.

(6)
To the extent Internal Revenue Code Section 409A imposes a six-month delay on issuance of the shares underlying RSUs with respect to which vesting is accelerated, the shares are delivered to the executive on the first day of the seventh month after the executive’s employment is terminated.

Compensation Committee Interlocks and Insider Participation
Carlos V. Duno, Ginger M. Jones, Theo Killion, Deborah G. Miller and Carol B. Moerdyk served on our Compensation Committee throughout 2015. None of Mr. Duno, Ms. Jones, Mr. Killion, Ms. Miller or Ms. Moerdyk has been an officer or employee of Libbey or its subsidiaries.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with Libbey’s management the Compensation Discussion and Analysis set forth in this proxy statement. Taking all of these reviews and discussions into account, the Compensation Committee has approved the inclusion of the Compensation Discussion and Analysis in this proxy statement and has approved the incorporation by reference of the Compensation Discussion and Analysis in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Carlos V. Duno, Chair
Ginger M. Jones
Theo Killion
Deborah G. Miller
Carol B. Moerdyk

COMPENSATION-RELATED MATTERS

Summary Compensation Table
The following narrative and tables describe the ‘‘total compensation’’ earned during 2015, 2014 and 2013 by our named executives.
The total compensation presented below does not reflect the actual pay received by, or the target pay of, the named executives in 2015, 2014 or 2013. The actual value realized by our named executives in 2015 from NQSOs and RSUs is presented in the Option Exercises and Stock Vested Table below. Target annual and long-term incentive awards for 2015 are presented in the Grants of Plan-Based Awards Table below.
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning total compensation earned or paid to our named executives for service in 2015, 2014 and 2013. With respect to Mr. Gardner, Mr. Miñarro and Mr. White, total compensation is shown only for 2015, the year in which Mr. Gardner and Mr. Miñarro were first deemed named executives and Mr. White commenced employment with us.
The core components of our named executives' compensation are base salary, an annual cash incentive opportunity pursuant to our SMIP, and a long-term incentive opportunity under our LTIP, which includes performance based cash compensation and equity awards. In addition to these core components, the table below reflects certain extraordinary awards to Ms. Streeter, Mr. Gardner, Mr. Miñarro and Mr. White.
As indicated in our proxy statement for our 2014 Annual Meeting of shareholders, we entered into a CEO Retention Award Agreement with Ms. Streeter in December 2013. Pursuant to that agreement, the Company issued to Ms. Streeter 240,829 stock appreciation rights (which we refer to as SARs) in December 2013 and 115,687 restricted stock units (which we refer to as RSUs) in February 2014. These awards were subject to cliff vesting on December 31, 2018, in order to maximize the handcuffs on Ms. Streeter and ensure that no value would be actually delivered to her unless she served the entire desired period of retention. When Ms. Streeter's employment was terminated on January 11, 2016, these awards automatically vested pursuant to the terms of the agreement.
The Compensation Committee and the other non-management directors believe that the CEO Retention Award Agreement, and the awards of SARs and RSUs made under it, were in the best interest of our shareholders at the time. However, they view the CEO Retention Award Agreement, and the grants of SARs and RSUs made under it, as extraordinary in nature. They did not enter into any additional special retention agreements with Ms. Streeter, nor do they anticipate entering into any similar agreements with Mr. Foley or any of the other executive officers.
In June 2015, the Compensation Committee granted Mr. Gardner 2,500 RSUs in recognition of his contributions to, and potential to positively impact execution of, our Own the Moment strategy.
In connection with Mr. Miñarro's promotion to Vice President, General Manager, U.S. and Canada on April 1, 2015, the Compensation Committee awarded him 12,000 RSUs.
When we hired Mr. White in July 2015, the Compensation Committee awarded him 35,000 RSUs intended to replace awards he forfeited when he left his previous employer to join us.

COMPENSATION-RELATED MATTERS

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephanie A. Streeter	2015	792,438	960,406	517,050	728,386	73,677	3,071,957
Chief Executive Officer(6)	2014	768,750	4,436,131	413,043	941,930	44,259	6,603,573
	2013	743,751	735,998	2,718,936	1,079,594	41,538	5,319,839

Sherry Buck	2015	462,500	245,784	132,320	221,129	41,651	1,103,384
Vice President, Chief Financial Officer	2014	386,907	217,148	112,263	311,530	35,988	1,063,836
	2013	360,500	198,968	100,423	280,950	81,553	1,022,394

Anthony W. Gardner, Jr.	2015	388,761	244,588	77,851	97,050	797,226	1,605,476
Vice President, Chief Commercial Officer(7)

Salvador Miñarro Villalobos	2015	373,902	617,047	93,409	143,209	71,138	1,298,705
Vice President, General Manager, U.S. & Canada(8)

James H. White	2015	246,591	1,561,933	148,879	80,949	13,980	2,052,332
Vice President, Chief Operating Officer(9)

(1)
In connection with his promotion to Vice President, General Manager, U.S. and Canada, Mr. Miñarro transferred from our Mexican subsidiary to the U.S. payroll on April 1, 2015. The amount for Mr. Miñarro represents base salary paid from January 1 through March 31, 2015, as well as other fixed components of pay that our Mexican subsidiary was required under Mexican law to pay Mr. Miñarro, totaling $111,372. These amounts were paid to Mr. Miñarro in Mexican pesos, and the amount included in this column was translated to U.S. currency using the interbank exchange rate in effect at the time of payment to Mr. Miñarro. The remaining $262,530 represents the base salary paid to Mr. Miñarro after he assumed his executive officer role on April 1, 2015.

(2)
Represents the grant date fair value, in accordance with FASB ASC Topic 718, with respect to RSUs granted in 2015, 2014 and 2013, respectively. With respect to all awards made in 2015, 2014 and 2013 other than the special retention awards of 115,687 cash-settled RSUs made to Ms. Streeter in February 2014, the awards vest ratably over a four-year period from the date of grant. The special retention award of 115,687 cash-settled RSUs made to Ms. Streeter in February 2014 were scheduled to cliff vest on December 31, 2018, however, all 115,687 cash-settled RSUs vested automatically upon Ms. Streeter's termination of employment on January 11, 2016. When Mr. Gardner's employment terminated on December 31, 2015, vesting was accelerated with respect to all RSUs that otherwise would have vested within one year of his termination date, and all other unvested RSUs were forfeited. For more information, see Footnote 12, ‘‘Employee Stock Benefit Plans,’’ to the consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016. The actual values realized by the respective named executives depend on the number of RSUs that actually vest and the price of our common stock when the RSUs vest or, in the case of Ms. Streeter's cash-settled RSUs, when they are settled in cash.

(3)
Represents the grant date fair value, in accordance with FASB ASC Topic 718, with respect to NQSOs and cash-settled SARs granted in 2015, 2014 and 2013, respectively. With respect to all awards other than the special retention award of 240,829 cash-settled SARs made to Ms. Streeter in December 2013, the awards vest ratably over a four-year period from the date of grant. The special retention award of 240,829 cash-settled SARs made to Ms. Streeter in December 2013 was scheduled to cliff vest on December 31, 2018, however, all 240,829 cash-settled SARs vested automatically upon Ms. Streeter's termination of employment on January 11, 2016. When Mr. Gardner's employment terminated on December 31, 2015, vesting was accelerated with respect to all NQSOs that otherwise would have vested within one year of his termination date, and all other unvested NQSOs were forfeited. For more information, see Footnote 12, ‘‘Employee Stock Benefit Plans,” to the consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016. The actual values received by the respective named executives depend on the number of NQSOs and cash-settled SARs that actually vest, the number of shares with respect to which NQSOs and cash-settled SARs are exercised and the price of our common stock on the date on which the NQSOs and/or cash-settled SARs are exercised.

(4)
Represents (a) amounts earned by the named executives in 2015, 2014 and 2013 under our SMIP and (b) for 2015, 2014 and 2013, amounts earned by the named executives under the cash component of our 2013 LTIP, 2012 LTIP and 2011 LTIP, respectively. The awards under our SMIP were paid in March of 2016, 2015 and 2014, respectively, and the awards under the cash component of our 2013 LTIP, 2012 LTIP and 2011 LTIP were paid in March of 2016, February of 2015 and February of 2014, respectively.

(5)
Includes the following: (a) annual company matching contributions to our 401(k) savings plan (a broad-based plan open to all U.S. salaried employees); (b) annual company matching contributions to our EDCP; (c) the cost that we paid for tax return preparation and financial planning for the respective named executives; (d) our incremental cost for ground transportation for personal and business trips from the Toledo, Ohio, area to the Detroit / Wayne County Metropolitan airport, and, for Mr. Miñarro, the cost incurred for a driver to provide ground transportation to Mr. Miñarro while traveling in the Monterrey, Mexico vicinity for the period January 1, 2015 through March 31, 2015, during which Mr. Miñarro was employed by our Mexican subsidiary; (e) for Ms. Buck and Ms. Streeter in 2015, 2014 and 2013, and for Mr. Gardner

COMPENSATION-RELATED MATTERS

in 2015, airline club memberships; (f) for Ms. Streeter in 2013, the cost of an executive physical examination; (g) for Ms. Buck in 2013 and Mr. Miñarro in 2015, relocation assistance; (h) for Mr. Miñarro, amounts paid on his behalf for supplemental medical insurance provided by our Mexican subsidiary; and (i) for Mr. Gardner, our expense associated with the compensation payable to him in connection with his termination of employment. For Mr. Gardner, the amounts under this heading exclude the value of RSUs and NQSOs as to which vesting was accelerated (other than for grants made in 2014), because the cumulative grant date fair values have been included in the columns "Stock Awards" and "Option Awards" in this table.
The following table provides additional detail with respect to the perquisites that we provided to our named executives in 2015:

Named Executive	EDCP Matching Contribution ($)	Tax Return Preparation / Financial Planning ($)	Relocation Assistance ($)(a)	Ground Transport ($)(b)	Airline Club Membership ($)	Supplemental Medical Insurance ($)	Total ($)
S. Streeter	29,934	25,000	0	2,147	695	0	57,776
S. Buck	10,688	12,598	0	2,015	450	0	25,751
A. Gardner	6,052	2,700	0	3,240	695	0	12,687
S. Miñarro	0	0	54,000	942	0	7,135	62,077
J. White	10,500	0	0	3,480	0	0	13,980

(a)
Includes (i) a $50,000 cash payment in lieu of reimbursement for relocation expenses and (ii) for September through December 2015, a $1,000 per month relocation supplement to offset costs associated with personal travel in connection with Mr. Miñarro's relocation to the U.S.

(b)
Includes (i) for personal trips, the entire cost that we incurred for such transportation and (ii) for business trips, the amount in excess of the amount to which the respective named executives would have been entitled as reimbursement for mileage and parking under our travel policy applicable to all employees. For Mr. Miñarro, also includes 15% of the cost incurred for the driver in Mexico who provided the transportation, since the driver transported customers and suppliers and other employees during the remainder of his time.

(6)	Ms. Streeter's employment ended effective January 11, 2016.

(7)	Mr. Gardner joined us as Vice President, Chief Commercial Officer on September 1, 2014. Mr. Gardner's employment ended effective December 31, 2015.

(8)	Mr. Miñarro was named Vice President, General Manager, U.S. and Canada, on April 1, 2015. He previously served as Vice President, General Manager, Latin America.

(9)	Mr. White joined us on July 13, 2015 as Vice President, Chief Operating Officer.
Grants of Plan-Based Awards Table
During 2015, the Compensation Committee granted to our named executives RSUs and NQSOs under our Omnibus Plan and 2015 LTIP. Recipients of RSUs are not entitled to dividends or voting rights with respect to the common shares underlying the RSUs unless and until they are earned or vested. We do not engage in repricing of NQSOs, nor have we repurchased underwater NQSOs. On February 8, 2016, the Compensation Committee approved the payment of cash awards under our 2015 SMIP and our 2013 LTIP.
Information with respect to each of these awards, including information with respect to the performance measures applicable to the cash awards under our 2015 SMIP and 2015 LTIP, and vesting schedules with respect to RSUs and NQSOs, is set forth, on a grant-by-grant basis, in the table and footnotes that follow.

COMPENSATION-RELATED MATTERS

GRANTS OF PLAN-BASED AWARDS TABLE

				Estimated Possible Payouts under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Named Executive	Plan Name	Award Date(1)	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
S. Streeter	2015 SMIP	3/18/2015		198,110	792,438	1,782,986
	2015 LTIP (cash component)	3/18/2015		465,000	930,000	1,860,000
	2015 LTIP (RSUs)	2/16/2015	3/2/2015				25,985			960,406
	2015 LTIP (NQSOs)	2/16/2015	3/2/2015					35,094	38.06	517,050

S. Buck	2015 SMIP	3/18/2015		80,938	323,750	728,438
	2015 LTIP (cash component)	3/18/2015		119,000	238,000	476,000
	2015 LTIP (RSUs)	2/16/2015	3/2/2015				6,650			245,784
	2015 LTIP (NQSOs)	2/16/2015	3/2/2015					8,981	38.06	132,320

A. Gardner	2015 SMIP	3/18/2015		56,049	224,194	504,437
	2015 LTIP (cash component)	3/18/2015		70,008	140,016	280,032
	2015 LTIP (RSUs)	2/16/2015	3/2/2015				3,912			144,588
	2015 LTIP (NQSOs)	2/16/2015	3/2/2015					5,284	38.06	77,851
	Omnibus Plan (RSUs)	6/11/2015	6/12/2015				2,500			100,000

S. Miñarro	2015 SMIP	3/18/2015		49,762	199,046	447,854
	2015 LTIP (cash component)	3/18/2015		84,010	168,019	336,038
	2015 LTIP (RSUs)	2/16/2015	3/2/2015				4,695			173,527
	2015 LTIP (NQSOs)	2/16/2015	3/2/2015					6,340	38.06	93,409
	Omnibus Plan (RSUs)	2/16/2015	3/2/2015				12,000			443,520

J. White	2015 SMIP	7/28/2015		46,236	184,943	416,122
	2015 LTIP (cash component)	7/28/2015		129,659	259,318	518,636
	2014 LTIP (cash component)	7/28/2015		77,159	154,318	308,636
	2013 LTIP (cash component)	7/28/2015		24,659	49,318	98,636
	2015 LTIP (RSUs)	7/28/2015	8/3/2015				8,207			296,683
	2015 LTIP (NQSOs)	7/28/2015	8/3/2015					12,305	37.23	148,879
	Omnibus Plan (sign-on RSUs)	7/28/2015	8/3/2015				35,000			1,265,250

(1)
For Non-Equity Incentive Plan Awards, the Award Date and the Grant Date for awards made under the 2015 SMIP for all named executives other than Mr. White are the date on which the Compensation Committee approved the 2015 SMIP. The Award Date and the Grant Date for awards made under the cash component of the 2015 LTIP to all named executives other than Mr. White are the date on which the Compensation Committee approved the cash component of our 2015 LTIP. For All Other Stock Awards and All Other Option Awards to named executives other than Mr. White, the Award Date is the date on which the Compensation Committee took action, and the Grant Date is the date on which we determined the number of NQSOs or RSUs, as the case may be, awarded. The number of NQSOs and RSUs awarded to the named executives in February 2015 under our 2015 LTIP was determined by dividing the target dollar value of the applicable component of equity to be awarded by (a) in the case of NQSOs, the Black-Scholes value of the options, determined using the average closing price of Libbey common stock over a period of 20 consecutive trading days ending on the grant date and capping the volatility at 50%, or (b) in the case of RSUs, the average closing price of Libbey common stock over the 20 consecutive trading-day period ending March 2, 2015. For Mr. White, the Award Date for all of his awards is the date on which the Compensation Committee approved the award, and the Grant Date for All Other Stock Awards and All Other Option Awards is August 3, 2015, the first business day after we released our results of operations for our second quarter of the 2015 fiscal year. We inform grant recipients of their awards after we determine the number of RSUs and/or NQSOs to be granted. For

COMPENSATION-RELATED MATTERS

awards made in February 2015, we determined the number of RSUs and NQSOs to be granted on the first business day after we announced our results of operations for the 2014 fiscal year.

(2)	Represents the range of possible cash awards under (a) our SMIP for performance during 2015 and (b) the cash component of our 2015 LTIP.

(a)
Under our SMIP, each named executive is eligible for an annual incentive award in an amount up to 225% of the executive officer’s target award, which in turn is a percentage of the executive’s anticipated full-year base salary, as set forth in the following table:

Named Executive		Target Award as a Percentage of Anticipated Full-Year Base Salary (%)
S. Streeter		100
S. Buck		70
A. Gardner	(for period January 1 - June 30)	55
	(for period July 1 - December 31)	60
S. Miñarro	(for period January 1 - March 31)	55
	(for period April 1 - December 31)	60
J. White	(for period July 13 - December 31)	75
Mr. Gardner's target was increased effective July 1, 2015 in recognition of his contributions to, and potential to positively impact execution of, the Company's Own the Moment strategy. Mr. Miñarro's target was increased effective April 1, 2015 in connection with his appointment to the position of Vice President, General Manager, U.S. and Canada.
Under the 2015 SMIP, each named executive has an opportunity to earn a payout based on company performance, although the amount of the payout may be modified up or down by 25% based on individual performance, as described below. Accordingly, the amount disclosed under the ‘‘Threshold’’ column represents only 25% of target performance (reflecting the maximum downward impact of the individual modifier), while the amount disclosed under the “Maximum” column represents 225% of target performance (reflecting the maximum upward impact of the individual modifier). As noted under ‘‘Compensation Discussion and Analysis — Executive Summary — 2015 Executive Compensation Highlights’’ and ‘‘Compensation Discussion and Analysis — What pay did Libbey’s executives receive for 2015?,’’ the performance metrics under the financial performance component included revenue growth, adjusted EBIT, and working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales.
For all of our named executives, 100% of their opportunity was based on company-wide performance, as reflected in company-wide revenue growth (net sales), adjusted EBIT, and working capital (defined as net inventory plus net accounts receivable less accounts payable) as a percentage of net sales performance metrics. The payout scales with respect to each of the metrics were as follows:

Revenue Growth (Net Sales)		Adjusted EBIT		Working Capital as a Percentage of Net Sales
Approximate Percent of Targeted (%)	Payout as a Percentage of Target Payout (%)	Approximate Percent of Targeted (%)	Payout as a Percentage of Target Payout (%)	Basis Points Above or Below Targeted (bps)	Payout as a Percentage of Target Payout (%)
104	200	106	200	-50	200
100	100	100	100	0	100
94.7	50	93.2	50	+90	50
Less than 94.7	0	Less than 93.2	0	More than +90	0

(b)
Under the cash component of our 2015 LTIP, each named executive is eligible for a cash award in an amount up to 200% of the named executive’s target award. Each named executive’s target award under the cash component is 40% of the named executive’s target award under all components of the relevant LTIP. The target awards for Ms. Streeter, Ms. Buck and Mr. Gardner are based on their respective annualized base salaries as of January 1, 2015. The target award for Mr. Miñarro is based on his annualized base salary as of April 1, 2015, the date on which he became Vice President, General Manager, U.S. and Canada. Mr. White's target award is based on his annualized base salary as of July 13, 2015, the day he joined us as Vice President, Chief Operating Officer. Each named executive’s target award under all components of the 2015 LTIP is set forth in the following table:

COMPENSATION-RELATED MATTERS

Named Executive	2015 Target Long-Term Award as a Percentage of Annualized Base Salary (%)	2015 LTIP Performance Cash Target as Percentage of Annualized Base Salary (%)
S. Streeter	300	120
S. Buck	140	56
A. Gardner	100	40
S. Miñarro	120	48
J. White	150	60
The the extent to which a payout is earned under the cash component of the 2015 LTIP is based on our return on invested capital (ROIC) for each of the three one-year performance periods (calendar years 2015, 2016 and 2017) included in the three-year performance cycle ended December 31, 2107. The scale to be used to determine the payout score for each of the three one-year performance periods is reset for each performance period to correlate with targeted ROIC for that year. The amount of the final payout, if any, will be determined based on the average of the three discrete, single-year payout scores. The scale used to determine the payout score for the 2015 calendar year is:

Basis Points Above or Below 2015 Targeted ROIC	Payout Score (%)
+50	200
0	100
-70	50
Less than -70	0

(3)
Represents grants of RSUs made pursuant to our 2015 LTIP and the following special grants: (a) 2,500 RSUs issued to Mr. Gardner in June 2015 in recognition of his contributions to, and potential to positively impact execution of, our Own the Moment strategy; (b) 12,000 RSUs issued to Mr. Miñarro in March 2015 in connection with his promotion to Vice President, General Manager, U.S. and Canada; and (c) 35,000 "new hire" RSUs issued to Mr. White in August 2015 to replace awards that Mr. White forfeited when he left his previous employer to join us. The grants made pursuant to our 2015 LTIP to all named executives except for Mr. White, and the special award made to Mr. Miñarro, vest 25% per year beginning on February 17, 2016. All grants made to Mr. White vest 25% per year beginning on July 13, 2016. The special award to Mr. Gardner vests 25% per year beginning on June 12, 2016.

(4)
Represents grants of NQSOs made pursuant to our 2015 LTIP. For all named executives other than Mr. White, the grants vest 25% per year beginning on February 17, 2016. For Mr. White, the grant vests 25% per year beginning on July 13, 2016.

(5)	Represents the respective grant date fair values, determined in accordance with FASB ASC Topic 718, of the RSUs and NQSOs.
Outstanding Equity Awards at Fiscal Year-End Table
Our named executives had the following types of equity awards outstanding at the end of the 2015 fiscal year:

•	NQSOs granted under our Omnibus Plan and predecessor plans;

•	RSUs granted under our Omnibus Plan; and

•	Cash-settled SARs and RSUs granted under our Omnibus Plan.
The following table shows, for each of the named executives, (a) the number, exercise price and expiration date of NQSOs and cash-settled SARs that, as of December 31, 2015, were vested but not yet exercised and of NQSOs and cash-settled SARs that, as of December 31, 2015, were not vested; and (b) the number and market value of RSUs and cash-settled RSUs that were not vested as of December 31, 2015:

COMPENSATION-RELATED MATTERS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Option Awards				Stock Awards
Named Executive	Award Date(1)	Grant Date(1)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
S. Streeter(5)	6/21/2011	7/29/2011	30,382	0	15.47	7/29/2021
	2/6/2012	2/17/2012	18,315	6,104	13.95	2/17/2022	9,495	202,433
	2/11/2013	2/22/2013	22,077	22,077	19.02	2/22/2023	19,348	412,499
	12/9/2013	12/16/2013	0	240,829	21.29	12/16/2023
	12/9/2013	2/24/2014					115,687	2,466,447
	2/17/2014	2/24/2014	9,879	29,636	23.02	2/24/2024	26,030	554,960
	2/16/2015	3/2/2015	0	35,094	38.06	3/2/2025	25,985	554,000

S. Buck	7/6/2012	8/1/2012	13,230	20,159	13.96	8/1/2022	5,111	108,967
	2/11/2013	2/22/2013	5,969	5,968	19.02	2/22/2023	5,231	111,525
	2/17/2014	2/24/2014	2,685	8,055	23.02	2/24/2024	7,075	150,839
	2/16/2015	3/2/2015	0	8,981	38.06	3/2/2025	6,650	141,778

A. Gardner(6)	9/9/2014	9/9/2014	2,905	0	27.82	3/31/2016
	2/16/2015	3/2/2015	1,321	0	38.06	3/31/2016

S. Miñarro	2/5/2007	2/16/2007	2,882	0	12.80	2/16/2017
	2/4/2008	2/15/2008	3,200	0	15.35	2/15/2018
	2/9/2009	2/27/2009	3,500	0	1.01	2/27/2019
	2/8/2010	2/11/2010	6,000	0	10.13	2/11/2020
	12/6/2010	12/31/2010	20,000	0	15.47	12/31/2020
	2/7/2011	2/10/2011	7,000	0	17.00	2/10/2021
	2/6/2012	2/17/2012	5,625	1,875	13.95	2/17/2022
	7/5/2012	8/1/2012	2,698	899	13.96	8/1/2022	1,230	26,224
	2/11/2013	2/22/2013	3,959	3,959	19.02	2/22/2023	3,469	73,959
	2/17/2014	2/24/2014	1,646	4,936	23.02	2/24/2024	4,336	92,444
	2/16/2015	3/2/2015	0	6,340	38.06	3/2/2025	16,695	355,937

J. White	7/28/2015	8/3/2015	0	12,305	37.23	8/3/2025	43,207	921,173

(1)	The Award Date is the date on which the Compensation Committee took action, and the Grant Date is the date on which we determined the number of NQSOs or RSUs, as the case may be, awarded.

(2)
See ‘‘Compensation Discussion and Analysis — How does Libbey determine the forms and amounts of executive pay? — Our Equity Grant Practices’’ for information as to how we determine the number of NQSOs and RSUs awarded to our named executives. We inform grant recipients of their awards after we have determined the number of NQSOs and/or RSUs to be granted to them. For awards made in February 2015, the grant date was the first business day after we announced our results of operations for the 2014 fiscal year.

(3)	Represents RSUs awarded pursuant to our Omnibus Plan. One share of our common stock underlies each RSU.

(4)
Represents the market value, as of December 31, 2015, of unvested RSUs. We have estimated the market value by multiplying the number of shares of common stock underlying the RSUs by $21.32, the closing price of our common stock on December 31, 2015, the last trading day of 2015.

(5)
For a description of the treatment of Ms. Streeter's outstanding equity awards in connection with her termination of employment on January 11, 2016, see footnote (3) to the "Potential Payments Upon Termination or Change in Control" table below.

(6)
Pursuant to the terms of the applicable NQSO and RSU award agreements, upon termination of Mr. Gardner's employment on December 31, 2015, vesting was accelerated as to all NQSOs and RSUs that otherwise would have vested within one year of his termination date. All other unvested NQSOs and RSUs were forfeited. For additional information, see footnote (6) to the "Potential Payments Upon Termination or Change in Control" table below.

COMPENSATION-RELATED MATTERS

The following table shows the vesting schedules with respect to those NQSOs and cash-settled SARs that were not yet exercisable, and those RSUs and cash-settled RSUs that were not yet vested, as of December 31, 2015:

Option Awards (NQSOs and SARs) Vesting Schedule		Stock Awards (RSU) Vesting Schedule
Grant Date	Vesting Schedule	Grant Date	Vesting Schedule
2/17/2012	75% were vested as of February 17, 2015; an additional 25% were scheduled to vest on February 17, 2016.	2/17/2012	75% were vested as of February 17, 2015; an additional 25% were scheduled to vest on February 17, 2016.

8/1/2012
As to Mr. Miñarro's NQSOs and 17,639 of Ms. Buck's NQSOs, 75% were vested on August 1, 2015; an additional 25% are scheduled to vest on August 1, 2016. As to 15,750 of Ms. Buck's NQSOs, 100% are scheduled to vest on August 1, 2016.
		8/1/2012	75% were vested on August 1, 2015; an additional 25% are scheduled to vest on August 1, 2016.

2/22/2013	50% were vested on February 22, 2015; an additional 25% are scheduled to vest on each of February 22, 2016 and February 22, 2017.	2/22/2013	50% were vested on February 22, 2015; an additional 25% are scheduled to vest on each of February 22, 2016 and February 22, 2017.

12/16/2013	100% of the SARs cliff vest on December 31, 2018. All SARs will be settled in cash.	2/24/2014
With respect to Ms. Streeter's retention RSUs, 100% will cliff vest on December 31, 2018 and will be settled in cash. With respect to the other RSUs, 25% were vested on February 24, 2015; an additional 25% are scheduled to vest on each of February 24, 2016, February 24, 2017 and February 24, 2018.

2/24/2014	25% were vested on February 24, 2015; an additional 25% are scheduled to vest on each of February 24, 2016, February 24, 2017 and February 24, 2018.

3/2/2015	25% are scheduled to vest on each of February 17, 2016, February 17, 2017, February 17, 2018 and February 17, 2019.	3/2/2015	25% were vested on February 17, 2015; an additional 25% are scheduled to vest on each of February 17, 2016, February 17, 2017 and February 17, 2018.

8/3/2015	25% are scheduled to vest on each of July 13, 2016, July 13, 2017, July 13, 2018 and July 13, 2019	8/3/2015	25% are scheduled to vest on each of July 13, 2016, July 13, 2017, July 13, 2018 and July 13, 2019.
Option Exercises and Stock Vested for Fiscal 2015 Table
The following table sets forth information concerning the value of RSUs that vested in 2015. None of the named executives exercised stock options in 2015.
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

Named Executive	Number of Shares Acquired on Vesting ($)(1)	Value Realized on Vesting ($)(2)
S. Streeter	33,535	1,251,751
S. Buck	10,084	372,246
A. Gardner	4,161	104,866
S. Miñarro	4,410	162,217
J. White	0	0

(1)	Represents the number of RSUs that vested during 2015.

(2)
Represents the value of RSUs vested during 2015. For RSUs that vested during 2015, the value was determined by multiplying the number of shares by the closing price of our common stock on the applicable vesting dates ($36.31 for RSUs vesting on February 17, 2015; $36.81 for RSUs vesting on February 22, 2015; $36.39 for RSUs vesting on February 24, 2015; $41.33 for RSUs vesting on June 30, 2015; $37.21 for RSUs vesting on August 1, 2015; $33.95 for RSUs vesting on September 1, 2015; and $21.32 for RSUs vesting on December 31, 2015).

COMPENSATION-RELATED MATTERS

Retirement Plans
Executives hired before January 1, 2006 are eligible for benefits under our Salary Plan and our SERP. The Salary Plan is a qualified plan, and the SERP is an excess, non-qualified plan that is designed to provide substantially identical retirement benefits as the Salary Plan to the extent that the Salary Plan cannot provide those benefits due to limitations set forth in the Internal Revenue Code. None of our named executives are eligible for a pension benefit under our Salary Plan or our SERP because their employment with Libbey did not begin before January 1, 2006.
Nonqualified Deferred Compensation
The following table sets forth information with respect to our EDCP. The EDCP was the only nonqualified deferred compensation plan under which employees could defer pay earned in 2015:
NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2015 TABLE

	Executive Contributions in Last FY		Registrant Contributions in Last FY		Aggregate Earnings in Last FY		Aggregate Withdrawals / Distributions in Last FY		Aggregate Balance at Last FYE(3)
Named Executive	($)	RSUs	($)(1)	RSUs	($)(2)	RSUs	($)	RSUs	($)	RSUs
S. Streeter	379,134	0	29,934	0	1,740	0	0	0	410,809	0
S. Buck	16,031	0	10,688	0	98	0	0	0	57,200	5,179
A. Gardner	25,490	0	6,052	64	(2,567)	0	(28,975)	(64)	0	0
S. Miñarro	0	0	0	0	0	0	0	0	0	0
J. White	22,313	0	10,500	0	482	0	0	0	33,294	0

(1)
The following amounts are included in the column headed ‘‘All Other Compensation’’ in the Summary Compensation Table above: Ms. Streeter — $29,934; Ms. Buck — $10,688; Mr. Gardner — $6,052; Mr. White — $10,500.

(2)	Not included in the Summary Compensation Table because earnings are not at an above-market rate.

(3)
Of the total amounts shown in this column, the following amounts have been reported as ‘‘Salary’’ or ‘‘Stock Awards’’ in the Summary Compensation Table in this proxy statement for the 2015, 2014 and/or 2013 fiscal years:

Named Executive	Salary ($)	Stock Awards ($)
S. Streeter	379,134	0
S. Buck	30,607	71,350
A. Gardner	25,490	1,780
S. Miñarro	0	0
J. White	22,313	0
Under the EDCP, our named executives and other members of senior management may elect to defer base pay, cash incentive and bonus compensation and RSUs into an account that is deemed invested in one of 13 measurement funds, including a Libbey common stock measurement fund. RSUs in all events will be deemed invested in the Libbey common stock measurement fund. We selected these funds to provide measurement options similar to the investment options provided under our 401(k) plan. Participants make deferral elections with respect to cash pay and RSUs prior to the year in which they are earned or they vest.
Participants can defer (a) up to 60% of the amount by which base salary exceeds required payroll obligations and 401(k) plan contributions; (b) up to 60% of the amount by which cash incentive or bonus compensation exceeds required payroll obligations; and (c) up to 100% of RSUs that are earned or vest during the year to which the deferral relates. We provide matching contributions on excess contributions of base salary in the same manner as we provide matching contributions under our 401(k) plan. The matching contributions are deemed invested in accordance with the participant’s election as to his or her own contributions.
The balance credited to a participant’s account, including the matching contributions that we make, is 100% vested at all times. However, the EDCP is not funded and, as a result, EDCP account balances are subject to the claims of our creditors.

COMPENSATION-RELATED MATTERS

We are obligated to pay the account balance in a lump sum made on, or in installments that begin on, the distribution date elected by the participant. However, if a participant dies prior to the date on which his or her account balance is distributed in full, we are obligated to distribute the account balance in a lump sum to the participant’s beneficiaries no later than 60 days after the participant’s death. If a participant ceases to be an employee of Libbey prior to his or her 62nd birthday, we are obligated to pay the participant his or her account balance in a lump sum within 60 days after the date of his or her separation from service, unless the participant is a ‘‘specified employee’’ for purposes of Internal Revenue Code Section 409A. In that event, we are obligated to pay the participant his or her account balance on the first day of the seventh month after his or her separation from service. If a participant ceases to be an employee of Libbey on or after his or her 62nd birthday, we are obligated to distribute the account balance either in a lump sum or in installments, as elected by the participant, on or beginning on the distribution date elected by the participant. In that event, the distribution date cannot be later than the January 1st immediately following the participant’s 75th birthday. If, however, the executive is a ‘‘specified employee’’ for purposes of Internal Revenue Code Section 409A, we cannot distribute the account balance, or begin distributing the account balance, to the participant prior to the first day of the seventh month after the participant’s separation from service. Finally, if a change in control, as defined in the EDCP, occurs, a participant’s entire account balance will be distributed to him or her within 30 days after the date of the change in control.
EDCP hardship distributions are permitted, but there are no loan provisions. All EDCP distributions are fully taxable. Rollovers to defer taxes are not permitted.
Potential Payments Upon Termination or Change in Control
As discussed under ‘‘Compensation Discussion and Analysis — Potential Payments Upon Termination or Change in Control,’’ we have agreements with our named executives and an Executive Severance Compensation Policy pursuant to which our named executives may be entitled to severance payments and/or other benefits upon termination of their employment, including in connection with a change in control of Libbey.
The following table provides information with respect to the amounts payable to each of the named executives based upon the following significant assumptions:

•	We have assumed that the employment of the respective named executives was terminated on December 31, 2015 under the various scenarios described in the table.

•
For purposes of illustrating the amounts payable on or in connection with a change in control of Libbey, we have assumed that a change in control occurred on December 31, 2015, and we have assumed that the employment of the respective named executives was terminated concurrently with the change in control.

Mr. Gardner's employment was terminated at the end of the year. His termination was treated as a termination by Libbey without Cause under the Executive Severance Compensation Policy, and he received severance benefits and payments pursuant to the terms of the Executive Severance Compensation Policy and the award agreements pursuant to which awards of RSUs, NQSOs and performance cash awards were made. Such severance benefits and payments are consistent with the amounts set forth in the "Potential Payments Upon Termination of Employment" table below under "Involuntary termination without Cause - no change in control triggering event."
On January 11, 2016, Ms. Streeter resigned to pursue other opportunities. Her termination was treated as a termination by Libbey without Cause under her employment agreement, and she received severance benefits and payments pursuant to the terms of her employment agreement and the award agreements pursuant to which awards of RSUs (including cash-settled retention RSUs), NQSOs, cash-settled retention SARs and performance cash awards were made. Such severance benefits and payments are consistent with the amounts set forth in the "Potential Payments Upon Termination of Employment" table below under "Voluntary termination for Good Reason or involuntary termination without Cause - no change in control triggering event," except for the value described in the "Acceleration of Unvested Equity Awards" column, which, as of January 11, 2016 would be $2,978,115 (based on the closing price of our common stock on January 11, 2016) instead of $3,268,994 (based on the closing price of our common stock on December 31, 2015) reported in the "Potential Payments Upon Termination of Employment" table below.
None of the named executives was retirement-eligible at December 31, 2015.

COMPENSATION-RELATED MATTERS

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT(1)

Named Executive	Cash Severance ($)	Annual Incentive for Year of Termination ($)	LTIP Cash ($)	Acceleration of Unvested Equity Awards ($)	Misc. Benefits ($)	Total ($)
Stephanie A. Streeter
Death or permanent disability(2)	0	798,250	1,534,404	4,262,400	0	6,595,054
Voluntary termination for Good Reason or involuntary termination without Cause – no change in control triggering event(3)	3,193,000	175,208	1,155,776	3,268,994	106,618	7,899,596
Voluntary termination for Good Reason or involuntary termination without Cause – change in control triggering event(4)	3,991,250	175,208	1,768,778	4,293,328	106,618	10,335,182
Involuntary termination for Cause	0	0	0	0	0	0

Sherry Buck
Death or permanent disability(2)	0	71,581	411,113	675,205	0	1,157,899
Voluntary termination for Good Reason – no change in control triggering event(5)	0	0	310,062	0	0	310,062
Involuntary termination without Cause – no change in control triggering event(6)	807,500	71,581	310,062	148,343	97,109	1,434,595
Voluntary termination for Good Reason or involuntary termination without Cause – change in control triggering event(7)	1,615,000	71,581	470,042	675,205	114,414	2,946,242
Involuntary termination for Cause	0	0	0	0	0	0

Anthony J. Gardner, Jr.
Involuntary termination without Cause – no change in control triggering event(6)	664,003	49,569	152,549	61,444	88,763	1,016,328

Salvador Miñarro Villalobos
Death or permanent disability(2)	0	44,009	269,164	578,105	0	891,278
Voluntary termination for Good Reason – no change in control triggering event(5)	0	0	202,476	0	0	202,476
Involuntary termination without Cause -- no change in control triggering event(6)	560,064	44,009	202,476	161,341	96,078	1,063,968
Voluntary termination for Good Reason or involuntary termination without Cause – change in control triggering event(7)	1,120,128	44,009	310,470	578,105	94,124	2,146,836
Involuntary termination for Cause	0	0	0	0	0	0

James H. White
Death or permanent disability(2)	0	40,891	244,650	921,173	0	1,206,714
Voluntary termination for Good Reason – no change in control triggering event(5)	0	0	181,462	0	0	181,462
Involuntary termination without Cause -- no change in control triggering event(6)	918,750	40,891	181,462	230,299	97,109	1,468,511
Voluntary termination for Good Reason or involuntary termination without Cause – change in control triggering event(7)	1,837,500	40,891	340,358	921,173	121,914	3,261,836
Involuntary termination for Cause	0	0	0	0	0	0

COMPENSATION-RELATED MATTERS

(1)
Represents potential payments pursuant to equity award agreements (including award agreements for cash-settled retention RSUs and cash-settled retention SARs), performance cash award agreements and (a) in the case of the named executives other than Ms. Streeter, our Executive Severance Compensation Policy or their respective change in control agreements, as applicable, and (b) in the case of Ms. Streeter, her employment agreement.

(2)	Represents the sum of:

(a)
under the column headed ‘‘Annual Incentive for Year of Termination,’’ in the case of Ms. Streeter, a target award under our 2015 SMIP, and in the case of the other named executives, the amount actually earned under our 2015 SMIP;

(b)
under the column headed ‘‘LTIP Cash,’’ a target award (unprorated because the performance cycle was complete as of December 31, 2015) under the cash component of our 2013 LTIP (for the 2013 – 2015 performance cycle) and prorated target awards under the cash component of our 2014 LTIP (for the 2014 – 2016 performance cycle) and our 2015 LTIP (for the 2015 – 2017 performance cycle); and

(c)
under the column headed ‘‘Acceleration of Unvested Equity Awards,’’ the sum of (i) the estimated value, as of December 31, 2015, of common stock underlying a pro rata portion of RSUs that were granted prior to January 1, 2013 and were not vested on December 31, 2015, (ii) the estimated value, as of December 31, 2015, of common stock underlying all RSUs (including, as to Ms. Streeter, cash-settled RSUs) that were granted in 2013, 2014 and 2015 and were not vested on December 31, 2015, (iii) the in-the-money/ intrinsic value, as of December 31, 2015, of a pro rata portion of the NQSOs that were granted prior to January 1, 2013 and were not vested on December 31, 2015, and (iv) the in-the-money/ intrinsic value, as of December 31, 2015, of all NQSOs and, as to Ms. Streeter, cash-settled SARs, that were granted in 2013, 2014 and 2015 and were not vested on December 31, 2015. With respect to Ms. Buck and Mr. Minarro, we have assumed that the Compensation Committee would exercise its discretion to accelerate all RSUs and NQSOs that were granted in 2012 and not vested as of December 31, 2015.

We have estimated the value of common stock underlying RSUs (including, as to Ms. Streeter, cash-settled RSUs) by multiplying the applicable number of RSUs by $21.32, the closing price of our common stock on December 31, 2015. We have determined the in-the-money / intrinsic value of the applicable NQSOs and, as to Ms. Streeter, cash-settled SARs by deducting the respective exercise prices for the NQSOs or cash-settled SARs, as the case may be, from $21.32 and multiplying the result (if greater than zero) by the applicable number of NQSOs or cash-settled SARs, as the case may be.

(3)	Represents the sum of:

(a)	under the column headed ‘‘Cash Severance,’’ the sum of 24 months of salary continuation and two times the target award under our 2015 SMIP;

(b)	under the column headed ‘‘Annual Incentive for Year of Termination,’’ the amount actually earned under our 2015 SMIP;

(c)
under the column headed ‘‘LTIP Cash,’’ the sum of the amount actually earned under the performance component of our 2013 LTIP (for the 2013 – 2015 performance cycle) and an estimate of the prorated amount that actually would be earned under the cash component of each of our 2014 LTIP (for the 2014 – 2016 performance cycle) and our 2015 LTIP (for the 2015 – 2017 performance cycle);

(d)
under the column headed ‘‘Acceleration of Unvested Equity Awards,’’ the sum of (i) the estimated value, as of December 31, 2015, of common stock underlying RSUs scheduled to vest on or before June 30, 2016, (ii) the in-the-money / intrinsic value, as of December 31, 2015, of NQSOs scheduled to vest on or before June 30, 2016, (iii) the estimated value, as of December 31, 2015, of common stock underlying the cash-settled retention RSUs granted to Ms. Streeter, and (iv) the in-the-money / intrinsic value, as of December 31, 2015, of the cash-settled SARs granted to Ms. Streeter; and

(e)
under the column headed ‘‘Misc. Benefits,’’ the sum of the maximum cost ($75,000) to be incurred by Libbey to provide executive level outplacement services for two years following termination and the estimated cost (net of contributions by Ms. Streeter at the active employee rate) to provide medical, dental, prescription drug and life insurance coverage for 18 months following termination.

We have estimated the payout under the cash component of our 2014 LTIP (for the 2014 – 2016 performance cycle) assuming achievement at 79% of target performance. We have estimated the payout under the cash component of our 2015 LTIP (for the 2015 – 2017 performance cycle) assuming achievement of 67% of target performance. We have prorated the amounts through the assumed date of termination. The prorated amounts actually earned under the cash component of our 2014 LTIP and 2015 LTIP would be paid between January 1 and March 15 of the calendar year following conclusion of the applicable performance cycle.
We have estimated the value, as of December 31, 2015, of unvested RSUs (including cash-settled retention RSUs) by multiplying the number of RSUs by $21.32, the closing price of our common stock on December 31, 2015. We have determined the in-the-money / intrinsic value of unvested NQSOs and cash-settled retention SARs as of December 31, 2015, by deducting the respective exercise prices for the NQSOs and/or cash-settled retention SARs, as the case may be, from $21.32 and multiplying the result (if greater than zero) by the applicable number of NQSOs or cash-settled retention SARs, as the case may be.

COMPENSATION-RELATED MATTERS

(4)	Represents the sum of:

(a)	under the column headed ‘‘Cash Severance,’’ two and one-half times Ms. Streeter's annual base salary and two and one-half times her target award under our 2015 SMIP;

(b)	under the column headed ‘‘Annual Incentive for Year of Termination,’’ the amount actually earned under our 2015 SMIP;

(c)
under the column headed ‘‘LTIP Cash,’’ the sum of the amount actually earned under the performance component of our 2013 LTIP (for the 2013 – 2015 performance cycle) and unprorated, estimated actual awards under the cash component of each of our 2014 LTIP (for the 2014 – 2016 performance cycle) and our 2015 LTIP (for the 2015 – 2017 performance cycle);

(d)
under the column headed ‘‘Acceleration of Unvested Equity Awards,’’ the estimated value, as of December 31, 2015, of common stock underlying RSUs (including cash-settled retention RSUs) not yet vested as of that date and the in-the-money / intrinsic value, as of December 31, 2015, of NQSOs and/or cash-settled retention SARs, as the case may be, that were not yet vested as of that date;

(e)
under the column headed ‘‘Misc. Benefits,’’ the sum of the maximum cost ($75,000) to be incurred by Libbey to provide executive level outplacement services for two years following termination and the estimated cost (net of contributions by Ms. Streeter at the active employee rate) to provide medical, dental, prescription drug and life insurance coverage for 18 months following termination.

We have estimated the payout under the cash component of our 2014 LTIP (for the 2014 – 2016 performance cycle) assuming achievement at 79% of target performance. We have estimated the payout under the cash component of our 2015 LTIP (for the 2015 – 2017 performance cycle) assuming achievement of 67% of target performance. The amounts actually earned under the cash component of our 2014 LTIP and 2015 LTIP would be paid between January 1 and March 15 of the calendar year following conclusion of the applicable performance cycle.
We have estimated the value, as of December 31, 2015, of unvested RSUs (including cash-settled retention RSUs) by multiplying the number of RSUs by $21.32, the closing price of our common stock on December 31, 2015. We have determined the in-the-money / intrinsic value of unvested NQSOs and cash-settled retention SARs as of December 31, 2015, by deducting the respective exercise prices for the NQSOs or cash-settled retention SARs, as the case may be, from $21.32 and multiplying the result (if greater than zero) by the applicable number of NQSOs or cash-settled retention SARs, as the case may be.

(5)
Under the column headed ‘‘LTIP Cash,’’ represents prorated actual awards under the performance cash component of our 2013 LTIP (for the 2013 – 2015 performance cycle), 2014 LTIP (for the 2014 – 2016 performance cycle) and 2015 LTIP (for the 2015 – 2017 performance cycle). We have estimated the payout under the cash component of our 2014 LTIP (for the 2014 – 2016 performance cycle) assuming achievement at 79% of target performance. We have estimated the payout under the cash component of our 2015 LTIP (for the 2015 – 2017 performance cycle) assuming achievement of 67% of target performance. We have prorated the amounts through the assumed date of termination. The prorated amounts actually earned under the cash component of our 2014 LTIP and 2015 LTIP would be paid between January 1 and March 15 of the calendar year following conclusion of the applicable performance cycle.

(6)	Represents the sum of:

(a)
under the column headed ‘‘Cash Severance,’’ salary continuation for 12 months and a lump sum payment in an amount equal to the named executive's target annual incentive compensation, based on the annual base salary and target opportunity percentage in effect on the date of termination;

(b)	under the column headed ‘‘Annual Incentive for Year of Termination,’’ the amount actually earned under our 2015 SMIP;

(c)
under the column headed ‘‘LTIP Cash,’’ prorated actual awards under the performance cash component of our 2013 LTIP (for the 2013 – 2015 performance cycle), 2014 LTIP (for the 2014 – 2016 performance cycle) and 2015 LTIP (for the 2015 – 2017 performance cycle). We have estimated the payout under the cash component of our 2014 LTIP (for the 2014 – 2016 performance cycle) assuming achievement at 79% of target performance. We have estimated the payout under the cash component of our 2015 LTIP (for the 2015 – 2017 performance cycle) assuming achievement of 67% of target performance. We have prorated the amounts through the assumed date of termination. The prorated amounts actually earned under the cash component of our 2014 LTIP and 2015 LTIP would be paid between January 1 and March 15 of the calendar year following conclusion of the applicable performance cycle;

(d)
under the column headed "Acceleration of Unvested Equity Awards," the sum of (i) the estimated value, as of December 31, 2015, of common stock underlying a pro rata portion of RSUs that were granted prior to January 1, 2013 and were not vested on December 31, 2015; (ii) the estimated value, as of December 31, 2015, of common stock underlying RSUs that were granted in 2013, 2014 and 2015, were not yet vested as of December 31, 2015, and were scheduled to vest by December 31, 2016; (iii) the in-the-money / intrinsic value, as of December 31, 2015, of a pro rata portion of the NQSOs that were granted prior to January 1, 2013 and were not vested on December 31, 2015; and (iv) the in-the-money / intrinsic value, as of December 31, 2015, of NQSOs that were granted in 2013, 2014 and 2015, were not yet vested as of December 31, 2015, and were scheduled to vest by December 31, 2016; and

COMPENSATION-RELATED MATTERS

(e)
under the column headed ‘‘Misc. Benefits,’’ the sum of (i) the estimated cost (net of contributions by the named executive, at the active employee rate) of continued medical, dental, prescription drug and life insurance coverage for a period of 12 months following termination, and (ii) executive outplacement services for a period of one year from termination at the rate of $75,000 per year.

We have estimated the value, as of December 31, 2015, of unvested RSUs by multiplying the number of RSUs by $21.32, the closing price of our common stock on December 31, 2015. We have determined the in-the-money / intrinsic value of unvested NQSOs as of December 31, 2015, by deducting the respective exercise prices for the NQSOs from $21.32 and multiplying the result (if greater than zero) by the applicable number of NQSOs.

(7)	Represents the sum of:

(a)
under the column headed ‘‘Cash Severance,’’ the sum of two times the named executive's annual base salary and two times the named executive’s target award under our 2015 SMIP, at the annual base salary and target incentive opportunity in effect on the date of termination;

(b)	under the column headed ‘‘Annual Incentive for Year of Termination,’’ the amount actually earned under our 2015 SMIP;

(c)
under the column headed ‘‘LTIP Cash,’’ the sum of the amount actually earned under the performance component of our 2013 LTIP (for the 2013 – 2015 performance cycle) and an estimate (without proration)of the amount the named executive would earn under the cash component of each of our 2014 LTIP (for the 2014 – 2016 performance cycle) and our 2015 LTIP (for the 2015 – 2017 performance cycle);

(d)
under the column headed ‘‘Acceleration of Unvested Equity Awards,’’ the estimated value, as of December 31, 2015, of common stock underlying RSUs not yet vested as of that date and the in-the-money / intrinsic value, as of December 31, 2015, of NQSOs not yet vested as of that date; and

(e)
under the column headed ‘‘Misc. Benefits,’’ the sum of (i) the maximum cost (15% of base salary) to be incurred by Libbey to provide executive level outplacement services for two years after termination; (ii) the estimated cost (net of contributions by the named executive at the active employee rate) of continued medical, dental, prescription drug and life insurance coverage for 18 months following termination; and (iii) and the maximum cost ($10,000) to provide financial planning services to the named executive.

We have estimated the payout under the cash component of our 2014 LTIP (for the 2014 – 2016 performance cycle) assuming achievement at 79% of target performance. We have estimated the payout under the cash component of our 2015 LTIP (for the 2015 – 2017 performance cycle) assuming achievement of 67% of target performance. The unprorated amounts actually earned under the cash component of our 2014 LTIP and 2015 LTIP would be paid between January 1 and March 15 of the calendar year following conclusion of the applicable performance cycle.
We have estimated the value, as of December 31, 2015, of unvested RSUs by multiplying the number of RSUs by $21.32, the closing price of our common stock on December 31, 2015. We have determined the in-the-money / intrinsic value of unvested NQSOs as of December 31, 2015, by deducting the respective exercise prices for the NQSOs from $21.32 and multiplying the result (if greater than zero) by the applicable number of NQSOs.

COMPENSATION-RELATED MATTERS

Non-Management Directors’ Compensation in 2015
Our management directors do not receive additional pay for service on the Board of Directors. The following table shows the amounts payable, on an annualized basis, under our non-management director pay program for 2015:

Annual Cash Retainer	$47,500
Chairman of the Board Cash Retainer	$80,000
Equity Award	On the date of each annual meeting of shareholders, outright grant of shares of common stock valued at $80,000 on the date of grant
Audit Committee Chair Cash Retainer	$12,500 per year, in addition to Audit Committee Member Retainer
Compensation Committee Chair Cash Retainer	$12,500 per year, in addition to Compensation Committee Member Retainer
Nominating and Governance Committee Chair Cash Retainer	$6,500 per year, in addition to Nominating and Governance Committee Member Retainer
Audit Committee Member Cash Retainer	$7,500
Compensation Committee Member Cash Retainer	$7,500
Nominating and Governance Committee Member Cash Retainer	$5,000
Other Fees	$500 per one-half day of service
Effective January 12, 2016, we combined the roles of Chairman of the Board and Chief Executive Officer and appointed a Lead Independent Director. Accordingly, the Chairman of the Board Cash Retainer was discontinued and replaced with a Lead Independent Director Cash Retainer of $20,000 per year.
We also maintain retention guidelines for non-management directors. For more information with respect to our stock retention guidelines for non-management directors, see ‘‘Stock Ownership — How much Libbey stock do our directors and officers own? — Stock Ownership Guidelines’’ above.
Directors may elect, pursuant to the Director DCP, to defer cash and/or equity compensation into any of 13 measurement funds. The Director DCP, as well as the predecessor deferred compensation plans under which non-management directors were eligible to participate, are unfunded plans, and the Company does not guarantee an above-market return on amounts deferred under any of these plans. Amounts deferred under the Director DCP, as well as under a predecessor plan, are, at the election of the applicable director, payable either in a lump sum or in installments over a period of time selected by the director. Amounts deferred under our first deferred compensation plan for outside directors are payable in a lump sum upon retirement from our Board or, if earlier, upon death of the director.
In addition to paying the compensation listed above, we reimburse our non-management directors for their travel expenses incurred in attending meetings of the Board or its committees, as well as for fees and expenses incurred in attending director education seminars and conferences. The directors do not receive any other personal benefits.

COMPENSATION-RELATED MATTERS

In 2015, our non-management directors received the following pay:
DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2015

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Carlos V. Duno	72,500	80,019	0	0	152,519
William A. Foley	140,000	80,019	0	0	220,019
Peter C. McC. Howell	60,000	80,019	0	0	140,019
Ginger M. Jones	75,000	80,019	0	0	155,019
Theo Killion	55,000	80,019	0	0	135,019
Deborah G. Miller	62,500	80,019	0	0	142,519
Carol B. Moerdyk	60,000	80,019	0	0	140,019
John C. Orr	66,500	80,019	0	0	146,519

(1)	Includes pay deferred into the Libbey common stock measurement fund pursuant to the Director DCP.

(2)
Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of awards of stock made to non-management directors on May 12, 2015. On that date, we awarded certain non-management directors stock having a grant date fair value of $40.66 per share. Mr. Howell elected to defer receipt of a portion of the stock pursuant to the Director DCP.

(3)
We do not maintain a pension plan for our non-management directors. We do not guarantee any particular rate of return on any pay deferred pursuant to our deferred compensation plans. Dividends on pay deferred into the Libbey Inc. phantom stock or measurement fund under our deferred compensation plans for non-management directors accrue only if and to the extent payable to holders of our common stock. Pay deferred into interest-bearing accounts under our deferred compensation plans for non-management directors does not earn an above-market return, as the applicable interest rate is the yield on ten-year treasuries. Pay deferred into other measurement funds under our deferred compensation plans for non-management directors does not earn an above-market return as that pay earns a return only if and to the extent that the net asset value of the measurement fund into which the pay is deemed invested actually increases.

OTHER MATTERS
Certain Legal Proceedings
We are not a party to any litigation, the outcome of which, if decided adversely to us, reasonably could be expected to have a material adverse effect on Libbey.
Other Business
As of the date of this proxy statement, neither the Board nor management knows of any other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy committee to take such action as shall be in accordance with their judgment on such matters. All other matters to be voted upon by shareholders will require a majority vote of common stock represented in person or by proxy.

OTHER MATTERS

General Information
Availability of List of Shareholders:
A complete list of shareholders entitled to vote at the Annual Meeting will be maintained at the Company’s principal executive offices at 300 Madison Avenue, Toledo, Ohio for a period of at least 10 days prior to the Annual Meeting.
Solicitation Costs:
The Company has retained Georgeson Shareholder to solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations. The Company has agreed to pay a fee of $8,000, plus expenses for out-of-pocket costs, for Georgeson’s services. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone or telegram. Arrangements have been made with Corporate Investor Communications, Inc. to perform a broker-nominee search. Arrangements also have been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith. The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company’s Board of Directors.
Reports to Shareholders:
We are pleased to take advantage of SEC rules that permit issuers to furnish their proxy materials to shareholders on the internet. Shareholders may request a paper copy of this proxy statement and the 2015 Annual Report by:

Internet	www.proxyvote.com
Telephone	1-800-579-1639
Email	sendmaterial@proxyvote.com
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including the consolidated financial statements, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Libbey Inc., Attention: Investor Relations, 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.
By Order of the Board of Directors,

SUSAN A. KOVACH,
Secretary

Toledo, Ohio
March 29, 2016

APPENDIX A

APPENDIX A
(dollars in thousands)

	Year ended December 31, 2015
	As Reported	For Incentive Calculations
Revenue
Reported net sales	$822,345	$822,345
Add: Impact of currency to reflect results at budgeted exchange rates	—	22,248
Net sales at budgeted exchange rates	$822,345	$844,593

Adjusted EBIT
Reported net income	66,333	66,333
Add: Interest expense	18,484	18,484
Add: Provision for income taxes	(38,216)	(38,216)
Earnings before interest and income taxes (EBIT)	46,601	46,601
Add: Special items before interest and taxes
Pension settlement charge	21,693	21,693
Reorganization charges	4,316	4,316
Executive terminations	870	870
Environmental obligation	157	157
Derivatives	(218)	(218)
Adjusted EBIT	73,419	73,419
Add: Impact of currency to reflect results at budgeted exchange rates	—	3,618
Adjusted EBIT at budgeted exchange rates	$73,419	$77,037

Working Capital as % of Net Sales
Accounts receivable - net	$94,379	$94,379
Inventories - net	178,027	178,027
Less: Accounts payable	71,560	71,560
Reported working capital	200,846	200,846
Add: Impact of currency	—	12,775
Working capital at budgeted exchange rates	$200,846	$213,621
Net Sales	$822,345	$844,593
Working capital as % of net sales	24.4%	25.3%

Adjusted EBITDA
Reported net income	$66,333	$66,333
Add: Interest expense	18,484	18,484
Add: (Benefit) for income taxes	(38,216)	(38,216)
Earnings before interest and income taxes (EBIT)	46,601	46,601
Add: Depreciation and amortization	42,712	42,712
Earnings before interest, taxes, depreciation and amortization (EBITDA)	89,313	89,313
Add: Special items before interest and taxes
Pension settlement charge	21,693	21,693
Reorganization charges	4,316	4,316
Executive terminations	870	870
Environmental obligation	157	157
Derivatives	(218)	(218)
Adjusted EBITDA	$116,131	$116,131

APPENDIX A

	Year ended December 31, 2015
	As Reported	For Incentive Calculations
Adjusted EBITDA margin
Adjusted EBITDA	$116,131	$116,131
Net sales	$822,345	$822,345
Adjusted EBITDA margin	14.1%	14.1%

Debt net of cash to Adjusted EBITDA ratio
Debt	$431,019	$431,019
Plus: Unamortized discount and finance fees	5,832	5,832
Gross debt	436,851	436,851
Cash	49,044	49,044
Add: Share repurchase exceeding budgeted amount	—	9,275
Debt net of Cash	$387,807	$378,532
Adjusted EBITDA	$116,131	$116,131
Debt net of cash to adjusted EBITDA ratio	3.3	3.3

Return on Invested Capital (ROIC)
Defined as: After tax adjusted income from operations (using a 30% tax rate) over ending working capital (accounts receivable-net plus inventory-net, less accounts payable) plus net book value of property, plant and equipment

Income from operations	$43,721	$43,721
Add: Adjustments
Pension settlement charge	21,693	21,693
Reorganization charges	4,316	4,316
Executive terminations	870	870
Environmental obligation	157	157
Adjusted income from operations	70,757	70,757
Add: Impact of currency to reflect results at budgeted exchange rates	—	6,260
Adjusted income from operations at budgeted exchange rates	70,757	77,017
Factor to apply for taxes	70%	70%
After tax adjusted income from operations at budgeted exchange rates	$49,530	$53,912

Invested capital
Property, plant and equipment, net	$272,534	$272,534
Add: Impact of currency to reflect results at budgeted exchange rates	—	7,152
Property, plant and equipment, net at budgeted exchange rates	272,534	279,686
Working capital at budgeted exchange rates, from above	200,846	213,621
Total invested capital at budgeted exchange rates	$473,380	$493,307

ROIC	10.5%	10.9%

APPENDIX B

Libbey Inc. 2016 Omnibus Incentive Plan
Effective May __, 2016

1

APPENDIX B

2

APPENDIX B

Libbey Inc. 2016 Omnibus Incentive Plan
Article 1. Establishment, Purpose, and Duration
1.1        Establishment. Libbey Inc., a Delaware corporation (the “Company”), establishes an incentive compensation plan to be known as the Libbey Inc. 2016 Omnibus Incentive Plan (the “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2        Purpose of this Plan. The purpose of this Plan is to enable the Company to obtain and retain the services of Employees and Non-employee Directors considered essential to the long-range success of the Company, to provide a means whereby Employees and Non-employee Directors develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.
1.3        Duration of this Plan. Unless sooner terminated as provided in this Plan, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board or (b) the Effective Date.
Article 2. Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1
“Affiliate” means any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership, or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee. For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2	“Annual Award Limit” or “Annual Award Limits” has the meaning set forth in Section 4.3.

2.3
“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4
“Award Agreement” or “Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of the Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance of the Award Agreements and actions under them by a Participant.

3

APPENDIX B

2.5	“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change in Control” means any of the following events:

(a)
Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then-outstanding securities. For purposes of this Plan, the term “Person” is used as that term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term shall not include (i) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (ii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, and provided further that this subsection (a) shall not apply to any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then-outstanding securities as of the Effective Date of this Plan if and for so long as that Person does not beneficially own, or increase its beneficial ownership to, twenty-five percent (25%) or more of the combined voting power of the Company’s then-outstanding securities;

(b)
During any period of two (2) consecutive years beginning after the Effective Date of this Plan, Continuing Directors (excluding any Directors designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.8(a), (c) or (d)) cease for any reason to constitute at least a majority of the Board;

(c)
The consummation of a merger or consolidation of the Company with any other corporation or other entity, unless, after giving effect to the merger or consolidation, the voting securities of the Company outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation; or

(d)	Consummation of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

2.9
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations under the Code and any successor or similar provision.

2.10
“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that otherwise would be the responsibility of the Committee.

2.11	“Company” means Libbey Inc., a Delaware corporation, and any successor thereto as provided in Article 20.

2.12
“Continuing Directors” means individuals who both (a) as of the end of the period in question are Directors of the Company or whose election or nomination for election by the Company’s shareholders has been approved by a vote of at least two-thirds (2/3) of the Directors of the Company then in office and (b) either (i) at the beginning of the period in question or (ii) after the beginning but prior to the end of the period in question were Directors of the Company or whose election or

4

APPENDIX B

nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors of the Company in office at the beginning of the period.

2.13
“Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for the applicable Performance Period.

2.14	“Director” means any individual who is a member of the Board of Directors of the Company.

2.15	“Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on common stock, awarded under Article 14.

2.16	“DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules under such statute.

2.17	“Effective Date” has the meaning set forth in Section 1.1.

2.18	“Employee” means any individual designated as an employee of the Company, its Affiliates and/or its Subsidiaries on the payroll records thereof.

2.19	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.20
“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on the NYSE, NYSE MKT or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the applicable date, or if shares were not traded on the applicable date, then on the preceding trading day. If Shares are not publicly traded at the time a determination of their value is required to be made under this Plan, then the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, provided that, in the case of Options and Stock Appreciation Rights, the determination shall be made in compliance with Code Section 409A. The definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award.

2.21	“Full Value Award” means an Award other than in the form of an ISO, NQSO or SAR.

2.22	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.23
“Incentive Stock Option” or “ISO” means an Option that is granted under Article 6 to an Employee, that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.24
“Insider” means an individual who is, on the relevant date, an officer or Director of the Company, or the Beneficial Owner of more than ten percent (10%) of any class of the Company’s equity securities that are registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.25
“Nominating and Governance Committee” means the Nominating and Governance Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer the pay of Non-employee Directors pursuant to this Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Nominating and Governance Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that otherwise would be the responsibility of the Nominating and Governance Committee.

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2.26	“Non-employee Director” means a Director who is not an Employee.

2.27	“Non-employee Director Award” means any NQSO, SAR or Full Value Award granted, whether singly, in combination, or in tandem, to a Non-employee Director.

2.28	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422 or that otherwise does not meet those requirements.

2.29	“NYSE” means the New York Stock Exchange.

2.30	“Option” means an option granted to a Participant to purchase the Company’s Shares, including an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.31	“Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.

2.32	“Other Stock-Based Award” means an equity-based or equity-related Award that is not otherwise described by the terms of this Plan and that is granted pursuant to Article 10.

2.33	“Participant” means any eligible individual, as determined in accordance with Article 5, to whom an Award is granted.

2.34
“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. However, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.35
“Performance Measures” means the measures, as described in Article 12, on which the performance goals are based. Performance Measures must be approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.36	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.37
“Performance Share” means an Award that is granted pursuant to Article 9, is subject to the terms of this Plan and is denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which the corresponding performance criteria have been achieved.

2.38
“Performance Unit” means an Award that is granted pursuant to Article 9, is subject to the terms of this Plan and is denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.39
“Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture based on the passage of time, the achievement of performance goals or the occurrence of other events as determined by the Committee, in its discretion, as provided in Article 8.

2.40	“Plan” means the Libbey Inc. 2016 Omnibus Incentive Plan.

2.41	“Plan Year” means the calendar year.

2.42	“Replaced Award” means an Award that is granted under this Plan and as to which vesting will be accelerated upon a Change in Control unless the Participant is provided with a Replacement Award.

2.43	“Replacement Award” means an Award that meets the requirements of Section 17.2 and is provided to the Participant to replace a Replaced Award.

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2.44	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.45	“Restricted Stock Unit” means an Award that is granted to a Participant pursuant to Article 8 but as to which no Shares actually are awarded to the Participant on the date of grant.

2.46	“Share” means a share of common stock of the Company, $.01 par value per share.

2.47
“Special Items” means unanticipated or unusual transactions or events that were not foreseen or were foreseen but not included in the Company’s annual operating plan because the occurrence of the event was substantially uncertain at the time the annual operating plan was submitted to the Board.

2.48	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7.

2.49
“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company directly or indirectly owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

2.50
“Substitute Award” means an Award that, in connection with a corporate transaction such as a merger, combination, consolidation or acquisition of property or stock, is granted under this Plan upon the assumption by the Company of, or in substitution by the Company for, an outstanding equity award previously granted by another company or entity to the corporate transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

2.51
“Termination of Employment” means the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, with or without cause. Termination of Employment includes, but is not limited to, termination by resignation, discharge, death, disability or retirement, but excludes, at the discretion of the Committee, (a) termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (b) termination that results in temporary severance of the employee-employer relationship, and (c) termination where there is simultaneous establishment of a consulting relationship by the Company or a Subsidiary with a former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an Employee to an independent contractor, or other change in the employee-employer relationship shall constitute a Termination of Employment if and to the extent that the leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under that Section of the Code.

Article 3.    Administration
3.1        General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2        Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility of Employees for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem

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necessary or proper. That authority shall include, but not be limited to: selecting which Employees are Award recipients; establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements; accelerating the vesting of Awards; granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company; construing any ambiguous provision of the Plan or any Award Agreement; and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates and/or its Subsidiaries operate.
3.3        Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates, or to one or more agents or advisors, such administrative duties or powers as the Committee may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers may employ one or more individuals to render advice with respect to any responsibility the Committee or those individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of and vesting terms for any such Awards; provided, however, that (i) in the case of Awards to be granted to Employees who are considered Insiders, the Committee shall not delegate these responsibilities to any officer; (ii) the resolution providing the authorization sets forth the total number of Awards the officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the delegated authority.
Article 4. Shares Subject to this Plan and Maximum Awards
4.1        Number of Shares Available for Awards.

(a)	There is hereby reserved for issuance under the Plan an aggregate of one million two hundred thousand (1,200,000) Shares of Libbey Inc. common stock.

(b)	The maximum number of Shares that may be issued pursuant to ISOs under this Plan shall be one million two hundred thousand (1,200,000) Shares.

(c)
The maximum number of Shares that may be granted to Non-employee Directors collectively in any Plan Year shall be 150,000 Shares, and no Non-employee Director may receive Awards subject to more than 20,000 Shares in any Plan Year.

(d)
Except with respect to a maximum of five percent (5%) of the shares authorized for issuance under this Plan, and subject to Section 3.3 above, any Full Value Awards that vest on the basis of the Participant’s continued employment with or service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three- (3) year period, with the first vesting date occurring no earlier than the first anniversary of the date on which such Awards are approved, and any Full Value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. Subject to Section 3.3 above, Awards of SARs and/or Options that vest on the basis of the Participant’s continued employment with or service to the Company shall not provide for vesting prior to the first anniversary of the date on which such Awards are approved.

4.2    Share Counting. Awards that are required to be paid in cash pursuant to their terms will not reduce the share reserve. To the extent that an Award granted under the Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the Award, settled in cash or otherwise terminated without delivery of the shares, the shares of common stock retained by or returned to the Company will (a) not be deemed to have been delivered under the Plan, (b) be available for future Awards under the Plan, and (c) increase the share reserve by one share for each share that is retained by or returned to the Company. Notwithstanding the foregoing, shares that are (i) withheld from an Award or separately surrendered by the Participant in payment of the exercise or purchase price or in payment of taxes relating to such an Award or (ii) not issued or delivered as a result of the net settlement of an outstanding Option or SAR shall be deemed to constitute delivered shares, will not be available for future Awards under Plan and shall continue to be counted as outstanding for purposes of determining whether award limits have been attained. If an Award is settled in cash, the number of shares of common stock on which the Award is based shall not

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count toward any individual share limit, but shall count against the Annual Award Limit for Cash-Based Awards. Awards assumed or substituted for in a merger, consolidation, acquisition of property or stock or reorganization will not reduce the share reserve. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
4.3        Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000).

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000).

(c)
Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be five hundred thousand (500,000) Shares.

(d)
Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of payout.

(e)
Cash-Based Awards and Other Stock-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based or Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed the value of five million dollars ($5,000,000) or five hundred thousand (500,000) Shares determined as of the date of payout.

4.4        Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, also may make appropriate adjustments in the terms of any Awards under this Plan to reflect or relate to the changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Notwithstanding anything in this Plan to the contrary, the Committee may not take any action described in this Section 4.4 if the action would result in a violation of the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 18 and notwithstanding anything else in this Plan to the contrary, the Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become Employees of Libbey Inc. or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable. Any Substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 4.3 hereof, to the extent permitted by Section 711 of the NYSE MKT Company Guide or the comparable corporate governance standards of any other stock exchange on which the Company’s Shares may trade.

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Article 5. Eligibility and Participation
5.1        Eligibility. Individuals eligible to participate in this Plan include all Employees and Non-employee Directors.
5.2        Actual Participation. Subject to the provisions of this Plan, the Committee from time to time may select from all eligible individuals those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law with respect to, and the amount of each Award.
Article 6. Stock Options
6.1        Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or Subsidiary (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary may be granted Options only to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations or (ii) a trade or business under common control, as of the date of grant, as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.
6.2        Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine and as are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3        Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
Notwithstanding this Section 6.3 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to the Option may be less than the Fair Market Value per Share on the date of grant; provided, however, that X shall not exceed Y, where X is the amount, if any, by which the aggregate Fair Market Value (as of the date the Substitute Award is granted) of the Shares subject to the Substitute Award exceeds the aggregate option price thereof, and Y is the amount, if any, by which the aggregate Fair Market Value (determined by the Committee as of the time immediately preceding the transaction giving rise to the Substitute Awards) of the Shares of the predecessor entity that were subject to the grant assumed or substituted for the Company exceeds the aggregate option price of such Shares.
6.4        Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, the Committee has the authority to grant to Participants who are not residents of the United States Nonqualified Stock Options that have a term greater than ten (10) years.
6.5        Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve. The terms and restrictions applicable to Options need not be the same for each grant or for each Participant.
6.6        Payment. Options granted under this Article 6 shall be exercised by the delivery to the Company or an agent designated by the Company of a notice of exercise in a form specified or accepted by the Committee, or by complying with any alternative procedures authorized by the Committee. The notice of exercise shall set forth the number of Shares with respect to which the Option is to be exercised and be accompanied by full payment for the Shares.
Payment of the Option Price shall be a condition to the issuance of the Shares as to which an Option shall be exercised. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its

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APPENDIX B

equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee, in its sole discretion.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares or, upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7        Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to the Shares.
6.8        Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following Termination of Employment or termination of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
6.9        Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.
6.10    No Other Feature of Deferral. No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option.
Article 7. Stock Appreciation Rights
7.1        Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary may be granted SARs only to the extent the Affiliate and/or Subsidiary is: (i) part of the Company’s controlled group of corporations or (ii) a trade or business under common control, as of the date of grant, as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to the SARs.
The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
Notwithstanding this Section 7.1 to the contrary, in the case of a SAR that is a Substitute Award, the Grant Price of the Shares subject to the SAR may be less than the Fair Market Value per Share on the date of grant; provided, however, that the X shall not exceed Y, where X is the amount, if any, by which the aggregate Fair Market Value (as of the date on which the Substitute Award is granted) of the Shares subject to the Substitute Award exceeds the aggregate Grant Price with respect to the Shares subject to the Substitute Award and Y is the amount, if any, by which the aggregate Fair Market Value (determined by the Committee as of the time

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APPENDIX B

immediately preceding the transaction giving rise to the Substitute Awards), of the Shares of the predecessor entity that were subject to the grant assumed or substituted for the Company exceeds the aggregate Grant Price of the Shares.
7.2        SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR and such other provisions as the Committee shall determine.
7.3        Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and, except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, the Committee has the authority to grant to Participants who are not residents of the United States SARs that have a term greater than ten (10) years.
7.4        Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5        Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price and the number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares or any combination of cash and Shares, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.6        Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following Termination of Employment with, or provision of services to, the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
7.7        Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
7.8        No Other Feature of Deferral. No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.
Article 8. Restricted Stock and Restricted Stock Units
8.1        Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.
8.2        Restricted Stock or Restricted Stock Unit Agreement. Each grant of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3        Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon

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APPENDIX B

which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of the Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to the Shares have been satisfied or have lapsed.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to the Shares have been satisfied or have lapsed (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.
8.4        Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Libbey Inc. 2006 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and the Award Agreement may be obtained from Libbey Inc.
8.5        Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, Participants holding Shares of Restricted Stock granted pursuant to this Plan may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted pursuant to this Plan.
8.6        Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following Termination of Employment with, or provision of services to, the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
8.7        Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of the election with the Company.
Article 9. Performance Units/Performance Shares
9.1        Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
9.2        Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
9.3        Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the

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APPENDIX B

Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4        Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of the Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.5        Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following Termination of Employment with, or provision of services to, the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Article 10. Cash-Based Awards and Other Stock-Based Awards
10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or promise to deliver or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.4    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made, in accordance with the terms of the Award, in cash or Shares as the Committee determines.
10.5    Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following Termination of Employment with, or provision of services to, the Company, its Affiliates and/or its Subsidiaries, as the case may be. These provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Article 11. Transferability of Awards
11.1    Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported

14

APPENDIX B

transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
11.2    Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
Article 12. Performance Measures
12.1    Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Cost reductions or savings;

(m)	Performance against operating budget goals;

(n)	Margins;

(o)	Operating efficiency;

(p)	Funds from operations;

(q)	Market share;

(r)	Customer satisfaction;

(s)	Working capital targets; and

(t)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary and/or Affiliate as a whole or any business unit of the Company, Subsidiary and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.
12.2    Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) acquisitions or divestitures, (g) foreign exchange gains and losses and/ or foreign currency translation adjustments; and (h) other Special Items. To the extent the inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
12.3    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to

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APPENDIX B

adjust the Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
12.4    Committee Discretion. If applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of the changes, the Committee shall have sole discretion to make the changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, if the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make the grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
Article 13. Non-employee Director Awards
Non-employee Directors may be granted Awards pursuant to this Plan only in accordance with this Article 13. Awards granted to Non-employee Directors pursuant to this Plan shall not be subject to management’s discretion. From time to time, the Nominating and Governance Committee shall set the amount(s) and type(s) of Awards that shall be granted to all Non-employee Directors on a periodic basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic basis, based on each of the following: (a) the number of committees of the Board on which a Non-employee Director serves, (b) service of a Non-employee Director as the chair of a committee of the Board, (c) service of a Non-employee Director as Chairman of the Board, or (d) the first selection or appointment of an individual to the Board as a Non-employee Director. Subject to the limits set forth in Section 4.1(c) and the foregoing, the Nominating and Governance Committee shall grant these Awards to Non-employee Directors and any Non-employee Chairman of the Board, and grant new Non-employee Director Awards, as it shall from time to time determine. The terms and conditions of any grant to any Non-employee Director shall be set forth in an Award Agreement.
Article 14. Dividend Equivalents
Any Participant selected by the Committee may be granted Dividend Equivalents on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. However, no Dividend Equivalents may be granted on any Award of Options or SARs, and Dividend Equivalents that are granted on any Performance Units and/or Performance Shares shall be deferred and held in escrow or deemed reinvested in additional Performance Units and/or Performance Shares until the achievement of the applicable Performance Measures and the shares underlying such additional Performance Units and/or Performance Shares will be paid only to the extent the shares to which the Dividend Equivalents relate are actually earned.
Article 15. Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of the benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.
Article 16. Rights of Participants
16.1    Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates and/or its Subsidiaries. Accordingly, subject to Articles 3 and 18, this Plan and the benefits under it may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates and/or its Subsidiaries.
16.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

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APPENDIX B

16.3    Rights as a Shareholder. Except as otherwise provided in this Plan, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of the Shares.
Article 17. Change in Control
17.1     Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control.
Except to the extent that a Replacement Award is provided to the Participant to replace an outstanding Award upon a Change of Control:

(a)	all then-outstanding Options and SARs shall become fully vested and exercisable immediately;

(b)
all other Awards that are not then vested and as to which vesting depends upon only the satisfaction of a service obligation by a Participant to the Company, Subsidiary or Affiliate shall vest in full and be free of restrictions related to the vesting of the Awards; and

(c)
All then-outstanding Performance Units, Performance Shares, Other Cash-Based Awards and Other Stock Based Awards that vest upon the attainment of Performance Measures shall be prorated as of the date of the Change in Control and deemed earned if and to the extent the applicable Performance Measures actually are achieved as of the date of the Change in Control, provided that, if the extent to which the applicable Performance Measures actually are achieved as of the date of the Change in Control cannot reasonably be determined by the Committee, then such Awards shall be prorated as of the date of the Change in Control and deemed earned as if target performance had been achieved as of that date.

Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion: (i)  determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with the cancellation and termination the holder of the Award may receive for each Share of Common Stock subject to the Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to the cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with the transaction and the product of the purchase price, if any, per share under the Award and the number of Shares of Common Stock subject to the Award; provided, however, that if the product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor; or (ii) provide that the period to exercise Options or SARs granted under the Plan shall be extended (but not beyond the expiration of the Option or SAR).
17.2    Replacement Awards. An Award shall meet the conditions of this Section 17.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor pursuant to the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination as to whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.
17.3    Termination of Employment. Upon a Termination of Employment or, in the case of Directors, a termination of service as a Director, of a Participant occurring in connection with or during the period of two (2) years after the Change in Control, other than for Cause, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Options and SARs held by the Participant immediately before the termination of employment or termination of service as a Director that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following the termination or until the expiration of the stated term of the Option or SAR, whichever period is shorter; provided that, if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

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APPENDIX B

Article 18. Amendment, Modification, Suspension, and Termination
18.1    Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced or regranted through cancellation and substitution of another Award, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, or by exchange for cash, and no amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.
18.2    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.3), no termination, amendment, suspension or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding the Award.
18.3    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated under the present or future law.
Article 19. Withholding
19.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, in order to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, the maximum amount that U.S. generally accepted accounting principles permit the Company to deduct or withhold, while still qualifying the Awards for equity accounting.
19.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted pursuant to this Plan, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the maximum tax rate that could be imposed on the transaction and that U.S. generally accepted accounting principles permit the Company to apply while still qualifying the applicable Awards for equity accounting. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 20. Successors
All obligations of the Company under this Plan with respect to Awards granted pursuant to this Plan shall be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 21. General Provisions
21.1    Forfeiture Events; Recoupment.

(a)
The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate and/or Subsidiary, violation of material Company, Affiliate and/or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the

18

APPENDIX B

Participant that is detrimental to the business or reputation of the Company, its Affiliates and/or its Subsidiaries.

(b)
Notwithstanding any provision in this Plan or any Award agreement to the contrary, Awards will be subject, to the extent applicable, to: (i) the terms and conditions of the Company’s recoupment policy (as previously adopted, and as may be amended and restated from time to time); and (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd Frank Act”), the Sarbanes-Oxley Act of 2002, as amended, and rules, regulations and binding, published guidance thereunder, and any similar legislation that may be enacted subsequent to the date hereof (including any rules, regulations and binding, published guidance thereunder). Without limiting the generality of the foregoing, the Company may, in its sole discretion, implement any recoupment policies or make any changes to the Company’s existing recoupment policies as the Company deems necessary or advisable in order to company with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Act).

21.2    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of the Shares.
21.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used in this Plan also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
21.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7    Inability to Obtain Authority. The inability of the Company to obtain from any regulatory body having jurisdiction such authority as the Company’s counsel deems to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which requisite authority shall not have been obtained.
21.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute the Shares.
21.9    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates and/or its Subsidiaries operate or in which Employees or Directors of the Company, its Affiliates and/or its Subsidiaries are located, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan;

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APPENDIX B

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent the actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions under this Section 21.9, and no Awards shall be granted, that would violate applicable law.
21.10    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of the Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
21.11    Unfunded Plan. Participants shall have no right, title or interest in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries and/or its Affiliates under this Plan, the right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary or an Affiliate, as the case may be. All payments to be made under this Plan shall be paid from the general funds of the Company, a Subsidiary or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of the amounts except as expressly set forth in this Plan.
21.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether fractional Shares or any rights to fractional Shares shall be forfeited or otherwise eliminated.
21.13    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless the other plan expressly provides that the compensation shall be taken into account in computing a Participant’s benefit.
21.14    Deferred Compensation. It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A.
21.15    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt the other compensation arrangements as it may deem desirable for any Participant.
21.16    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action that the entity deems to be necessary or appropriate.
21.17    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction

20

APPENDIX B

and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
21.18    Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless the loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which the individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
21.19    No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

21

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

LIBBEY INC. P.O. BOX 10060 TOLEDO, OH 43699-0060

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1	Election of Directors	☐	☐	☐
Nominees

01	Carlos V. Duno 02 Ginger M. Jones 03 Eileen A. Mallesch

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2.	Approve, by non-binding vote, 2015 compensation paid to the company’s named executive officers.					☐	☐	☐

3.	Approval of the Libbey Inc. 2016 Omnibus Incentive Plan.					☐	☐	☐

4.	Ratification of the appointment of Deloitte & Touche LLP as Libbey’s independent auditors for the fiscal year ending December 31, 2016.					☐	☐	☐

NOTE: The Directors up for election are Class II directors. At the meeting shareholders will transact such other business as properly may come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

LIBBEY INC.
Annual Meeting of Shareholders
May 10, 2016 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Sherry L. Buck and Susan A. Kovach, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LIBBEY INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 02:00 PM, EDT on May 10, 2016, at 335 N. St. Clair Street, Toledo, Ohio, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side